Exhibit 10.29

SECOND AMENDMENT TO LEASE

(Levi Strauss Building)

The Second Amendment to Lease (this “Second Amendment”) by and between (a) BLUE JEANS EQUITIES WEST, a California general partnership, INNSBRUCK LP, a California limited partnership, and PLAZA GB LP, a California limited partnership, as tenants in common (collectively, “Lessor”), and (b) LEVI STRAUSS & CO., a Delaware corporation (“Lessee”) is dated and effective as of this 12th day of November, 2009 (“Effective Date”).

This Second Amendment is based upon the following facts and circumstances, each of which Lessor and Lessee hereby acknowledge and agree to be true and correct:

A.    Lessor and Lessee are currently parties to that certain Lease, dated as of July 31, 1979 (“Original Lease”), as amended by: (i) that certain Amendment to Lease (Levi Strauss Building), dated as of January 1, 1998 (“First Amendment”), and (ii) that certain Memorandum of Understanding (Levi Strauss Building), dated as of January 1, 1998 (“MOU”) (the Original Lease as amended by the First Amendment, the MOU and this Second Amendment shall be referred to herein as the “Lease”), covering those certain premises (the “Premises”) in the Levi Strauss Building (the “Building”) located in that certain complex commonly known as Levi’s Plaza (“Levi’s Plaza”) in San Francisco, California, all as more particularly described in the Lease; provided, however, as set forth in this Second Amendment, from and after January 1, 2013 (a) the MOU shall have no further force or effect with respect to periods of the term on or after January 1, 2013, and (b) Paragraphs 1, 5, 6, 8, 9, 10, 13, 14 and 17 through 23 of the First Amendment and Schedule 4(c) and Schedule 9(e) shall be the only remaining operative provisions of the First Amendment with respect to periods of the term on or after January 1, 2013.

B.    Lessor and Lessee have previously entered into that (i) that certain Letter of Understanding, dated June 28, 1984 (“LOU”), and (ii) that certain Work Agreement (Levi Strauss Building), dated as of January 1, 1998 (“Prior Work Agreement”); provided, however, that (a) pursuant to Paragraph 17 of the First Amendment, the LOU is null, void and of no force or effect, and (b) the operative provisions of the Prior Work Agreement have been performed prior to the date of this Second Amendment and, as such, the Prior Work Agreement is of no further force or effect.

C.    Lessor and Lessee have previously entered into that certain Construction, Operation and Leasing Agreement (“COLA”) with respect to the Building and Levi’s Plaza; provided, however, the operative provisions of the COLA have either been performed prior to the date of this Second Amendment or have been amended and superseded in their entirety by the terms of this Second Amendment and, as such, the COLA shall have no further force or effect with respect to periods on or after the Effective Date.

D.    Pursuant to the terms and conditions of the Original Lease (as clarified by the First Amendment), Lessee has successive options to extend the term for Option Terms extending through December 31, 2079.

E.    Lessee has previously exercised its first option to extend the term as part of the First Amendment, in connection with which Lessee extended the term until December 31, 2012, upon the terms and conditions provided in the Original Lease and COLA, as amended by the First Amendment, MOU and Prior Work Agreement.

F.    Lessee has now exercised its second option to extend the term of the Lease, extending the term until December 31, 2022, in connection with such extension, Lessor and Lessee are entering into this Second Amendment to acknowledge Lessee’s exercise of such second option to extend and the extension of the term pursuant thereto, and to clarify certain ambiguities in the Original Lease (as amended by the MOU and First Amendment), and revise certain rights with respect to other properties forming Levi’s Plaza.

G.    Except as otherwise defined herein, capitalized terms shall have the same meaning as ascribed to them in the Original Lease, as amended by the First Amendment.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Lessor and Lessee, effective as of the Effective Date set forth above, the Lease is hereby amended as set forth below:

1.    Premises; Lease. Lessor and Lessee agree that the rentable square footage of the Premises is THREE HUNDRED FIFTY-FOUR THOUSAND SEVEN HUNDRED NINETY-SEVEN (354,797) square feet. Notwithstanding any provision in the Lease to the contrary, except as provided in Paragraph 3(c) of this Second Amendment, Lessor shall not have any right to relocate the location of the Premises. Accordingly, Paragraphs 3(b) and 3(c) of the First Amendment are hereby deleted in their entirety. From and after the Effective Date, the term Lease, as used in the Original Lease, the MOU, the First Amendment and this Second Amendment, shall mean and refer to the Original Lease as amended by the MOU, the First Amendment and this Second Amendment.

2.    Extension of Term. Lessee hereby exercises and Lessor hereby accepts and acknowledges Lessee’s timely and proper exercise of its second option to extend the term of the Lease pursuant to Paragraph 6.1 of the Original Lease, as modified by Paragraph 3(a) of the First Amendment, and Lessor and Lessee agree that notwithstanding anything in the Lease to the contrary that the term of the Lease is hereby extended to December 31, 2022, with the period commencing January 1, 2013 and expiring on December 31, 2022 constituting the “Second Extended Term”. Notwithstanding anything to the contrary set forth in Paragraph 6.2 of the Original Lease or Paragraph 4(c) of the First Amendment, the Base Rent payable by Lessee during the Second Extended Term shall be as set forth in Paragraph 4(a) below.

3.    Provisions for Exercise of Subsequent Options To Extend The Term. Lessee and Lessor hereby acknowledge and agree that Paragraph 3 of the First Amendment is deleted in its entirety and replaced with the provisions of this Paragraph 3. Under the Original Lease, Lessee was granted options (each an “Option”) to extend the term of the Original Lease; provided, however, that the Options could not extend the term of the Lease beyond December 31, 2079. The current Second Extended Term reflects Lessee’s exercise of the second such Option (“Second Extension Option”), and from and after January 1, 2013, Lessee shall have six (6) remaining Options to extend the term of the Lease, with the first five (5) such remaining Options each being for a term of ten (10) years and the sixth (6th) remaining Option being for a term of seven (7) years (each, an “Option Term” and the first extension term exercised pursuant to the First Amendment and the second extension option exercised pursuant to this Second Amendment shall also each be referred to as an Option Term). In connection with Lessee’s exercise of the Second Extension Option, Lessor and Lessee have agreed that the manner in which Lessee shall exercise each of the extension Options arising under the Lease from and after the Second Extension Option shall be as described in this Paragraph 3; provided, however, that, in any event (consistent with the limit of the term provided in Paragraph 6.1 of the Lease) Lessee’s extension Options shall not extend the term of the Lease beyond December 31, 2079. Except as provided in subparagraph (b) below, any exercise of an Option by Lessee shall be an extension of the term of the Lease for the entire Premises then leased by Lessee.

(a)    Lessee’s rights to extend the term as provided in this Paragraph 3 shall be personal to Lessee and shall not be assignable by Lessee nor included in any rights of any sublessee of Lessee; provided, however, that Lessee may assign its right to extend the term in connection with an assignment of the Lease to an Affiliate of Lessee or a Permitted Assignee (as such terms are defined in Paragraph 12 below) and, so long as the Square Footage Threshold (as defined below) has not been exceeded (and will not be exceeded by any proposed sublease incorporating such contingent provision), Lessee may grant a sublessee an option to extend its sublease beyond the then current expiration of the term if, and only if, such extension is expressly contingent upon Lessee’s valid exercise of its right to extend as provided hereunder. As used herein, the term “Square Footage Threshold” shall mean either (x) third party subleases of portions of the Premises that have a term that exceeds the date that is one (1) year prior to the expiration of the then current Option Term (“Long Term Subleases”), covering in the aggregate (with all other Long Term Subleases) not more than sixty thousand (60,000) rentable square feet of the Premises, provided, that subleases to any Permitted Assignee, any Affiliate of Lessee, any Lessee Contractor or any Excluded Subtenants (as such terms are defined in Paragraph 12 below) shall not be included within such calculation, or (y) third party subleases of portions of the Premises that have a term that does not exceed the date which is one (1) year prior to the expiration of the then current Option Term (“Short Term Subleases”), covering in the aggregate (with all other Short Term Subleases and Long Term Subleases) not more than one hundred thousand (100,000) rentable square feet of the Premises, provided, that subleases (whether Short Term Subleases or Long Term Subleases) to any Permitted Assignee, any Affiliate of Lessee, any Lessee Contractor or any Excluded Subtenants shall not be included within such calculation.

(b)    Lessee’s rights to extend the term as provided in this Paragraph 3 shall further be subject to Lessee not being in default under the Lease beyond any applicable cure periods, either on the date Lessee exercises any Option to extend or the date on which the respective Option Term commences. If the Square Footage Threshold is then being exceeded on the date Lessee exercises its Option to extend the term (such Option Term, herein the “Subject Option Term”), then:

(i)

any exercise of an Option by Lessee shall only extend the term as to the rentable square footage of the portions of the Premises occupied by Lessee (including any Relocation Space (as defined in Paragraph 3(c) below) (any portion of the Premises not so occupied shall be referred to herein as the “Unoccupied Surrender Premises”); with space being deemed “occupied” by Lessee if, and only if, on the date Lessee exercises its Option with respect to the Subject Option Term: (A) such space is leased to Lessee (and, except as permitted in the following clause (B), such space will not, as of the date the Subject Option Term commences, be subject to a sublease or assignment by Lessee or any other form of occupancy agreement between Lessee and any third party), or (B) such space is subleased or assigned by Lessee to a Permitted Assignee, an Affiliate of Lessee, a Lessee Contractor or an Excluded Subtenant;

(ii)	the Unoccupied Surrender Premises shall be surrendered by Lessee one (1) day prior to the commencement of the Subject Option Term in the condition required pursuant to the Lease,

(iii)

if the Unoccupied Surrender Premises was not previously separately demised from the remainder of the Premises by Lessee, then Lessee shall, at Lessee’s sole cost and expense, separately demise the Unoccupied Surrender Premises from the remainder of the Premises, using Building standard materials, which separate demising shall be completed on or before the commencement of the Subject Option Term (unless otherwise completed in accordance with Lessor’s exercise of a Relocation Option as defined in and set forth pursuant to Paragraph 3(c) below), and

(iv)

the parties shall execute an amendment to the Lease pursuant to which (x) all of Lessee’s obligations pertaining to the Premises to remain following surrender of such Unoccupied Surrender Space (i.e. commencing upon the commencement of the Subject Option Term), including those for Base Rent, Adjusted Base Rent, Lessee’s Percentage of Operating Expenses and Adjusted Taxes for the Building and any additional rent and other charges due hereunder shall be reduced in proportion to the reduction in the rentable square footage of the Premises caused thereby, the amount of such reductions to be determined by multiplying such obligations by a fraction, the numerator of which is the rentable square footage of space to be surrendered and the denominator of which is the rentable square footage of the entire Premises immediately prior to such surrender, (y) the Operating Expense provisions within the Lease (including, without limitation, Lessee’s obligation for payment of Lessee’s Percentage of Operating Expenses with respect to the Building) and the parties respective maintenance and repair obligations under Paragraph 11 of the Second Amendment shall be adjusted to reflect the fact that Lessor will once again assume control over operation of the Building, provided, that, in adjusting the Operating Expense provisions and the parties respective obligations under the Lease for maintenance, repairs and replacements, the parties shall strive to reformulate their respective rights, obligations and responsibilities in a fashion consistent with the practices in effect prior to Lessee’s assumption of the operation and maintenance of the Building, and (z) Lessor shall manage the maintenance and repair of the Building in a manner consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings, including, without limitation, instituting competitive bidding practices, if any, with respect to contractors and vendors which are customarily adhered to by the owners of the Comparable Maintenance Standards Buildings in connection with maintenance and repair of the Comparable Maintenance Standards Buildings.

(c)    If, pursuant to the operation of Paragraph 3(b) above, Lessee has exercised an Option to extend the term with respect to less than all of the Premises (such Option Term, herein the “Subject Option Term”), then Lessor shall also have the option (herein, the “Relocation Option”) exercisable in Lessor’s sole discretion, to elect to relocate all or any portion of any Non-Protected Space (as hereinafter defined), if any, to other space within the Building. For purposes of this Paragraph 3(c), the term “Non-Protected Space” shall mean any portion of the Premises as to which the term of the Lease has been extended for the Subject Option Term that (A) is located upon a floor where any Unoccupied Surrender Premises is located, and (B) was not previously separately demised from the subject Unoccupied Surrender Premises in connection with Lessor approved demising plans in connection with a third party sublease which was consented to in writing by Lessor pursuant to the provisions of Paragraph 11.1 of the Lease. Lessor’s Relocation Option shall be exercised, if at all, not less than sixty (60) days after Lessee exercises the applicable Option (“Relocation Notice”), specifying therein the subject Non-Protected Space (herein, the “Relocation Space”) which Lessor intends to so relocate, and the location to which Lessor will relocate such Relocation Space (the “Relocated Premises”), which relocation shall occur on the last day immediately preceding the commencement of the Subject Option Term (the “Relocation Date”). In connection with the foregoing, Lessee and Lessor hereby acknowledge and agree that:

(i)	the Relocation Space shall be surrendered by Lessee on the Relocation Date in the condition required pursuant to the Lease;

(ii)

shall, at Lessee’s sole cost and expense, separately demise any Non-Protected Space that Lessor does not desire to relocate and any Relocated Premises from the Unoccupied Surrender Premises, using Building standard materials, which separate demising shall be completed on or before the Relocation Date;

(iii)	the number of net rentable square feet of the Relocated Premises shall not materially vary from the number of net rentable square feet of the Relocation Space;

(iv)

if Lessor desires to relocate Non-Protected Space, Lessor and Lessee shall meet and confer in good faith to reach agreement on the consolidation of the Relocation Space on the floor on which the Non-Protected Space is located, the configuration of the Relocated Premises in a manner that results in an equitable allocation of the window line between the Relocated Premises and the Unoccupied Surrender Premises on the floor and that results in the Relocated Premises and Unoccupied Surrender Premises being generally equivalent in terms of marketability; provided, however, if there is Unoccupied Surrender Premises located on more than one floor of the Building on which Non-Protected Space is also located, then Lessor and Lessee shall meet and confer in good faith to reach agreement on the consolidation of the Unoccupied Surrender Space to the extent reasonably practicable and the configuration of the Relocated Premises in a manner that results in an equitable allocation of the window line between the Relocated Premises and the Unoccupied Surrender Premises on each affected floor and that results in the Relocated Premises and Unoccupied Surrender Premises being generally equivalent in terms of marketability; and

(v)	Lessee shall, at Lessee’s sole cost and expense, build-out the Relocated Premises, as Lessee deems appropriate, and shall pay all expenses incurred by Lessee in connection with such relocation.

(d)     Lessee’s lease of the Premises (as the same may be reduced by the surrender of any Unoccupied Surrender Premises) during each Option Term shall be upon all the terms, covenants, agreements and conditions contained in the Lease, as amended by this Second Amendment; provided, however, in no event shall Lessee’s extension Options extend the term of the Lease beyond December 31, 2079. Each Option to be exercised after January 1, 2013 shall be exercisable by written notice from Lessee to Lessor not less than eighteen (18) months and not more than twenty-four (24) months prior to the expiration of the then effective term of the Lease. In the event an Option to extend the Lease is exercised in a timely fashion, the Lease shall be extended for the then applicable Option Term upon all of the terms and conditions of the Lease, as amended by this Second Amendment, provided, however, that the Base Rent for such Option Term shall be an amount equal to one hundred percent (100%) of the then Fair Market Rental Value of the Premises, as determined pursuant to Paragraph 4(c) of this Second Amendment.

(e)     Lessee’s delivery of a notice exercising an extension Option shall be irrevocable, notwithstanding the fact that (I) the Base Rent for the applicable Option Term, or (II) due to the provisions of item (iii) of Paragraph 3(b), potentially the aggregate size of the Premises during such Option Term, has not yet been determined on the date of such exercise by Lessee.

4.    Rent. With respect to all periods from and after January 1, 2013, Paragraph 6.2 of the Original Lease shall be deleted in its entirety and Paragraph 4 of the First Amendment shall be deleted in its entirety and replaced with this Paragraph 4.

(a)     Notwithstanding anything to the contrary set forth in Paragraph 4(c) below, during the Second Extended Term the Base Rent payable by Lessee shall be as follows:

(i)    For the period January 1, 2013, through December 31, 2013, the sum of TEN MILLION ONE HUNDRED ELEVEN THOUSAND SEVEN HUNDRED FIFTEEN DOLLARS ($10,111,715) per year, payable as otherwise provided in the Lease in equal monthly installments of EIGHT HUNDRED FORTY-TWO THOUSAND SIX HUNDRED FORTY-THREE DOLLARS ($842,643).

(ii)    For the period January 1, 2014, through December 31, 2014, the sum of TEN MILLION FOUR HUNDRED SIXTY-SIX THOUSAND FIVE HUNDRED TWELVE DOLLARS ($10,466,512) per year, payable as otherwise provided in the Lease in equal monthly installments of EIGHT HUNDRED SEVENTY-TWO THOUSAND TWO HUNDRED NINE DOLLARS ($872,209).

(iii)    For the period January 1, 2015, through December 31, 2015, the sum of TEN MILLION EIGHT HUNDRED TWENTY-ONE THOUSAND THREE HUNDRED NINE DOLLARS ($10,821,309) per year, payable as otherwise provided in the Lease in equal monthly installments of NINE HUNDRED ONE THOUSAND SEVEN HUNDRED SEVENTY-SIX DOLLARS ($901,776).

(iv)    For the period January 1, 2016, through December 31, 2016, the sum of ELEVEN MILLION ONE HUNDRED SEVENTY-SIX THOUSAND ONE HUNDRED SIX DOLLARS ($11,176,106) per year, payable as otherwise provided in the Lease in equal monthly installments of NINE HUNDRED THIRTY-ONE THOUSAND THREE HUNDRED FORTY-TWO DOLLARS ($931,342).

(v)    For the period January 1, 2017, through December 31, 2017, the sum of ELEVEN MILLION FIVE HUNDRED THIRTY THOUSAND NINE HUNDRED THREE DOLLARS ($11,530,903) per year, payable as otherwise provided in the Lease in equal monthly installments of NINE HUNDRED SIXTY THOUSAND NINE HUNDRED NINE DOLLARS ($960,909).

(vi)    For the period January 1, 2018, through December 31, 2018, the sum of ELEVEN MILLION EIGHT HUNDRED EIGHTY-FIVE THOUSAND SEVEN HUNDRED DOLLARS ($11,885,700) per year, payable as otherwise provided in the Lease in equal monthly installments of NINE HUNDRED NINETY THOUSAND FOUR HUNDRED SEVENTY-FIVE DOLLARS ($990,475).

(vii)    For the period January 1, 2019, through December 31, 2019, the sum of TWELVE MILLION TWO HUNDRED FORTY THOUSAND FOUR HUNDRED NINETY-SEVEN DOLLARS ($12,240,497) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION TWENTY THOUSAND FORTY-ONE DOLLARS ($1,020,041).

(viii)    For the period January 1, 2020, through December 31, 2020, the sum of TWELVE MILLION FIVE HUNDRED NINETY-FIVE THOUSAND TWO HUNDRED NINETY-FOUR DOLLARS ($12,595,294) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION FORTY-NINE THOUSAND SIX HUNDRED EIGHT DOLLARS ($1,049,608).

(ix)    For the period January 1, 2021, through December 31, 2021, the sum of TWELVE MILLION NINE HUNDRED FIFTY THOUSAND NINETY-ONE DOLLARS ($12,950,091) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION SEVENTY-NINE THOUSAND ONE HUNDRED SEVENTY-FOUR DOLLARS ($1,079,174).

(x)    For the period January 1, 2022, through December 31, 2022, the sum of THIRTEEN MILLION THREE HUNDRED FOUR THOUSAND EIGHT HUNDRED EIGHTY-EIGHT DOLLARS ($13,304,888) per year, payable as otherwise provided in the Lease in equal monthly installments of ONE MILLION ONE HUNDRED EIGHT THOUSAND SEVEN HUNDRED FORTY-ONE DOLLARS ($1,108,741).

The aforesaid rental schedule is based upon and reflects Lessee’s agreement that, from and after January 1, 2013, (x) Lessee’s obligations for the maintenance, repair and operating expenses under the Lease shall be interpreted in accordance with the intent that the Lease provisions relating to payment of Taxes and Operating Expenses shall be converted from a Base Year computation to a straight net basis computation, as contemplated by the provisions of this Second Amendment, and (y) Lessee shall be responsible, at its sole cost and expense, for (A) performing maintenance and repair of the Building pursuant to the duties and obligations set forth in Paragraph 11(a) below, and (B) directly contracting and paying for all utilities (including, without limitation, electricity, gas, water, sewer and scavenger services) and janitorial services provided to Lessee, and Lessee shall directly contract with such utility or service provider for such utilities and janitorial services and shall pay directly to such utility or service providers all fees, charges and other costs billed or incurred in connection therewith; provided, however, that Lessor shall procure, and (subject to Lessee’s obligation with respect to payment of Lessee’s Percentage of Operating Expenses for the Building and Exterior Common Areas with respect thereto) pay all costs of, garbage and recycling collection services for the Building and Exterior Common Areas.

(b)    Intentionally Omitted.

(c)    During each additional Option Term validly exercised pursuant to Paragraph 6.1 of the Original Lease (as modified by Paragraph 3 of this Second Amendment), the Base Rent for such Option Term shall be an amount equal to one hundred percent (100%) of the fair market rental value of the Premises (the “Fair Market Rental Value”) as measured during the applicable Comparison Period (as such term is defined in Paragraph 4(c)(ii) below). As used herein, the Fair Market Rental Value shall mean the rental rate for the Premises in their “as is” condition determined by reference to the weighted average monthly amount per rentable square foot, including, without limitation, base rent, additional rent and all other monetary payments and rent escalations, that a willing tenant has agreed to pay and a willing landlord has agreed to accept, in an arms length transaction, for space in the Comparable Buildings (as defined in Paragraph 4(c)(i) below) leased pursuant to Comparable Leases (as defined in Paragraph 4(c)(ii) below), and taking into consideration the additional factors set forth in Paragraphs 4(c)(iii) and 4(c)(iv) below to the extent provided therein:

(i)    For the purposes hereof, the term “Comparable Buildings” shall mean Class A office buildings (including the Building and other buildings in Levi’s Plaza and in the vicinity of Levi’s Plaza) of not less than 100,000 square feet of total space, including rentable space and common areas, located within San Francisco, taking into account adjustments for location, amenities, building efficiency, the condition of the space and building and all concessions offered by the landlords with respect to each such property.

(ii)    For purposes hereof, “Comparable Leases” shall mean fully executed leases that (A) subject to adjustment as provided below, are for premises utilized for office purposes, located entirely or substantially entirely within the Comparable Buildings and including at least one full floor and not less than forty thousand (40,000) rentable square feet, excluding areas subject to expansion options (the “Size Threshold”), (B) subject to adjustment as provided below, have lease execution dates within the twelve (12) month period beginning on the date six (6) months prior to the date Lessee exercises the applicable Option (the “Comparison Period”) and lease term commencement dates that occur within thirty (30) months after such execution date, (C) have a term of not less than eight (8) years and not more than twelve (12) years (excluding extension or renewal options), (D) are not sublease transactions (except in cases where the master lease is a ground lease or a lease entered into for financing purposes), (E) do not involve a tenant that owns an equity interest in the landlord or in the Comparable Building, (F) are not renewals or extensions or expansions of an existing lease (except as permitted below), (G) are not executed by an institutional lender in possession following a foreclosure by such institutional lender (except as permitted below), and (H) are not for space at a property that was, at the time such lease was executed, subject to a deed of trust that was being foreclosed (except as permitted below) (the criteria in the preceding items (A) through (H) are referred to herein collectively as the “Comparable Lease Criteria”).

Initial Review: Initially, Lessor and Lessee shall review leases within the Comparable Buildings meeting the Size Threshold and executed during the Comparison Period in an effort to identify at least six (6) Comparable Leases (as defined utilizing the Comparable Lease Criteria) (each lease so identified shall be referred to herein as a “Qualifying Comparable Lease” and the initial review conducted by Lessee and Lessor shall be referred to herein as the “Initial Review”).

Second Review: If, after review of leases within the Comparable Buildings meeting the Size Threshold and executed during the Comparison Period, there are fewer than six (6) Qualifying Comparable Leases (as defined utilizing the Comparable Lease Criteria) identified following the Initial Review, then Lessor and Lessee shall make adjustments to the Comparison Period (as provided below) in an attempt to identify sufficient additional Comparable Leases to be added to the Qualifying Comparable Leases identified during the Initial Review to reach six (6) Qualifying Comparable Leases (this second review conducted by Lessee and Lessor shall be referred to herein as the “Second Review” and each Comparable Lease identified during this Second Review shall constitute a Qualifying Comparable Lease notwithstanding the fact that the Comparison Period has been so adjusted). During the Second Review, the Comparison Period shall be expanded in two (2) month increments, for each increment adding one (1) month at each end of the Comparison Period, until there are sufficient additional Comparable Leases identified during such Second Review when added to the Qualifying Comparable Leases identified during the Initial Review so that there are at least six (6) Qualifying Comparable Leases; provided, however, in no event shall the Comparison Period be expanded to exceed twenty-four (24) months in length.

Third Review: If the Comparison Period has been expanded to twenty-four (24) months and there continue to be fewer than six (6) Qualifying Comparable Leases identified following the Second Review, then Lessor and Lessee shall make adjustments to the Size Threshold (as provided below) in an attempt to identify sufficient additional Comparable Leases to be added to the Qualifying Comparable Leases identified during the Initial Review and the Second Review to reach six (6) Qualifying Comparable Leases (this third review conducted by Lessee and Lessor shall be referred to herein as the “Third Review” and each Comparable Lease identified during this Third Review shall constitute a Qualifying Comparable Lease notwithstanding the fact that the Size Threshold is adjusted as provided herein). During the Third Review, the original twelve (12) month Comparison Period shall be reinstated and the Size Threshold shall be reduced in increments of one thousand (1,000) rentable square feet until there are sufficient additional Comparable Leases identified during such Third Review when added to the Qualifying Comparable Leases identified during the Initial Review and the Second Review so that there are at least six (6) Qualifying Comparable Leases; provided, however, that in no event shall the Size Threshold be reduced below twenty-thousand (20,000) rentable square feet.

Fourth Review: If the Size Threshold has been reduced to twenty-thousand (20,000) rentable square feet and there continue to be fewer than six (6) Qualifying Comparable Leases identified following the Third Review, then Lessor and Lessee shall make adjustments to the Comparison Period (as provided below) in an attempt to identify sufficient additional Comparable Leases to be added to the Qualifying Comparable Leases identified during the Initial Review, the Second Review and the Third Review to reach six (6) Qualifying Comparable Leases (this fourth review conducted by Lessee and Lessor shall be referred to herein as the “Fourth Review” and each Comparable Lease identified during this Fourth Review shall constitute a Qualifying Comparable Lease notwithstanding the fact that the Size Threshold and the Comparison Period is adjusted as provided herein). During the Fourth Review, Lessor and Lessee shall reinstate the original forty-thousand (40,000) rentable square foot Size Threshold, the Comparison Period shall be increased in two (2) month increments, for each increment adding one month at each end of the Comparison Period, and the Size Threshold shall be reduced (in tandem with the increases in the Comparison Period) in increments of three thousand three hundred thirty-three (3,333) rentable square feet until there are sufficient additional Comparable Leases identified during such Fourth Review when added to the Qualifying Comparable Leases identified during the Initial Review, the Second Review and the Third Review so that there are at least six (6) Qualifying Comparable Leases; provided, however, that in no event shall the Comparison Period exceed twenty-four (24) months, nor shall the Size Threshold be less than twenty thousand (20,000) rentable square feet.

Fifth Review: If the Comparison Period has been expanded to twenty-four (24) months utilizing the Size Threshold of twenty thousand (20,000) rentable square feet and there continue to be fewer than six (6) Qualifying Comparable Leases identified following the Fourth Review, then Lessor and Lessee shall reinstate the original twelve (12) month Comparison Period and the original forty thousand (40,000) square foot Size Threshold and shall review leases that (x) are renewals or extensions of existing leases that are negotiated at arm’s length between the landlord and tenant without reference to any minimum rent requirements established by an existing lease, (y) leases that are executed by an institutional lender following a foreclosure by such institutional lender, and (z) leases for space at a property that was, at the time such lease was executed, subject to a deed of trust that was being foreclosed (leases identified in the preceding items (x), (y) and (z) shall be referred to herein as the “Suspect Leases”) in an attempt to identify sufficient additional Comparable Leases to be added to the Qualifying Comparable Leases identified during the Initial Review, the Second Review, the Third Review and the Fourth Review to reach six (6) Qualifying Comparable Leases (this fifth review conducted by Lessee and Lessor shall be referred to herein as the “Fifth Review” and each Comparable Lease identified during this Fifth Review shall constitute a Qualifying Comparable Lease notwithstanding the fact that the Suspect Lease violates the Comparable Lease Criteria set forth in items (F), (G) or (H) above); provided, however, that Suspect Leases may only be considered to the extent necessary to achieve a total of six (6) Qualifying Comparable Leases and in no event shall more than three (3) Suspect Leases be included as Qualifying Comparable Leases.

Sixth Review: If the Suspect Leases have been considered and there continue to be fewer than six (6) Qualifying Comparable Leases identified following the Fifth Review, then Lessor and Lessee shall make adjustments to the Comparison Period (as provided below) in an attempt to identify sufficient additional Comparable Leases together with Suspect Leases to be added to the Qualifying Comparable Leases identified during the Initial Review, the Second Review, the Third Review, the Fourth Review and the Fifth Review to reach six (6) Qualifying Comparable Leases (this sixth review conducted by Lessee and Lessor shall be referred to herein as the “Sixth Review” and each Comparable Lease identified during this Sixth Review shall constitute a Qualifying Comparable Lease notwithstanding the fact that the Comparison Period is adjusted as provided herein or Suspect Leases are included which violate the Comparable Lease Criteria set forth in items (F), (G) or (H) above); provided, however, in no event shall more than three (3) Suspect Leases be included as Qualifying Comparable Leases, whether during the Fifth Review or this Sixth Review. During the Sixth Review, the Comparison Period shall be increased in two (2) month increments, for each increment adding one month at each end of the Comparison Period, until there are sufficient additional Comparable Leases identified during such Sixth Review when added to the Qualifying Comparable Leases identified during the Initial Review, the Second Review, the Third Review, the Fourth Review and the Fifth Review so that there are at least six (6) Qualifying Comparable Leases; provided, however, that in no event shall the Comparison Period exceed twenty-four (24) months.

Seventh Review: If the Suspect Leases have been considered and the Comparison Period has been expanded to twenty-four (24) months and there continue to be fewer than six (6) Qualifying Comparable Leases identified following the Sixth Review, then the Comparison Period shall remain at twenty-four (24) months and Lessor and Lessee shall make adjustments to the Size Threshold (as provided below) in an attempt to identify sufficient additional Comparable Leases together with Suspect Leases to be added to the Qualifying Comparable Leases identified during the Initial Review, the Second Review, the Third Review, the Fourth Review, the Fifth Review and the Sixth Review to reach six (6) Qualifying Comparable Leases (this seventh review conducted by Lessee and Lessor shall be referred to herein as the “Seventh Review” and each Comparable Lease identified during this Seventh Review shall constitute a Qualifying Comparable Lease notwithstanding the fact that the Comparison Period and Size Threshold are each adjusted as provided herein or Suspect Leases are included which violate the Comparable Lease Criteria set forth in items (F),

(G) or (H) above); provided, however, in no event shall more than three (3) Suspect Leases be included as Qualifying Comparable Leases, whether during the Fifth Review, the Sixth Review or this Seventh Review. During the Seventh Review, the Comparison Period shall remain at twenty-four (24) months and the Size Threshold shall be reduced in increments of one thousand (1,000) rentable square feet until there are sufficient additional Comparable Leases identified during such Seventh Review when added to the Qualifying Comparable Leases identified during the Initial Review, the Second Review, the Third Review, the Fourth Review, the Fifth Review and the Sixth Review so that there are at least six (6) Qualifying Comparable Leases; provided, however, that in no event shall the Size Threshold be decreased below twenty-thousand (20,000) square feet.

Notwithstanding the foregoing, if at least six (6) Qualifying Comparable Leases have not been identified despite the completion of the seven reviews described above, the parties and the Qualified Appraisers may consider any lease transactions or other data as evidence of Fair Market Rental Value, with the understanding that in the event such other transactions or data are presented to a third Qualified Appraiser pursuant to Paragraph 4(g) (iii) below, the third Qualified Appraiser shall make its own assessment of the probative value of such other transactions or data.

(iii)    To assure that the Fair Market Rental Value reflects the adjustments agreed upon by the parties (disregarding any brokerage commissions paid in connection with the Qualifying Comparable Leases), the parties or appraisers shall make appropriate adjustments to the rental rates of the Qualifying Comparable Leases after considering the following factors and comparing the Qualifying Comparable Leases to the Lease:

(A)    the rental rate of any Qualifying Comparable Lease shall be adjusted to account for any differences (such as a base year computation method), if any, between such Qualifying Comparable Lease and the Lease with respect to the operating expenses, taxes, and other payments;

(B)    if a tenant under a Qualifying Comparable Lease is receiving free rent, landlord lease assumption payments or allowances, moving expenses or other customary and ordinary material economic office rental market concessions and inducements, the rental rate of such Qualifying Comparable Lease shall be adjusted to account for the amortized portion of the rental attributable to such concessions and inducements;

(C)    if the base rent of a Qualifying Comparable Lease includes payment by the landlord for utilities, janitorial services or other material expenses for standard office hour usage, and such expenses are directly contracted for and paid by Lessee under the Lease, then the rental rate of such Qualifying Comparable Lease shall be adjusted to account for the portion of the rental attributable to such expenses;

(D)    if a tenant under a Qualifying Comparable Lease is receiving parking allowances or parking rights in a proportionately greater or lesser amount than the parking allowances or parking rights provided to Lessee under the Lease, then the rental rate of such Qualifying Comparable Lease shall be adjusted to account for the portion of the rental attributable to such greater or lesser benefit being provided to the tenant under said Qualifying Comparable Lease;

(E)    the rental rate of any Qualifying Comparable Lease shall be adjusted to account for any differences between a “Comparable Lease Tenant Improvement Package” granted to a tenant under a Qualifying Comparable Lease, and the “Adjusted Value of the Premises’ Tenant Improvements”, which adjustment, if any, shall be determined in accordance with the provisions contained in Schedule 4(c) attached to the First Amendment;

(F)    if the rentable square footage of a Qualifying Comparable Lease premises has been established utilizing a measurement standard other than the Standard Method for Measuring Floor Area in Office Buildings published by BOMA, ANSI/BOMA 765.1-1996 (the “1996 BOMA Standard”, provided that if the 1996 BOMA Standard is replaced by a successor BOMA standard method, the successor standard method published by BOMA (or any comparable successor organization) most recently prior to the commencement of the subject Option Term for which the Fair Market Rental Value is being determined shall be used (the “Remeasurement Standard”), the rental rate of such Qualifying Comparable Lease shall be adjusted (either up or down) to be equivalent to the rental rate per rentable square foot that would result in the same total base rent amount if the Remeasurement Standard had instead been utilized to calculate the rentable square footage of such Qualifying Comparable Lease premises; and

(G)    any other material and relevant factor that, in a good faith determination of the Fair Market Rental Value, should fairly and reasonably be taken into account, excluding any brokerage commissions paid in connection with the Qualifying Comparable Leases; provided, however, the determination of Fair Market Rental Value shall be made without consideration of hypothetical or speculative future market conditions as may exist at the time of the beginning of the Option Term, but must be made based upon the rental terms set forth in the Qualifying Comparable Leases.

(iv)    Whenever it is necessary or appropriate to utilize a discount rate in connection with the determination of Fair Market Rental Value pursuant to this Paragraph 4(c), the parties or appraisers shall agree upon and use a discount rate that is reasonably appropriate under the then-prevailing market conditions.

(d)     Notwithstanding anything in Paragraph 4(c) to the contrary, in no event shall the Base Rent for any Option Term, excluding the Second Extended Term, be less than the Base Rent in effect for the term ending immediately prior to such Option Term; provided, however, Lessor and Lessee hereby acknowledge that Base Rent figures will vary depending upon whether the Lease is written on a triple net basis, a gross basis, or a modified gross (i.e. Base Year operating expense) basis and Lessor and Lessee agree that in determining the effect of this Paragraph, adjustments shall be made to the respective Base Rent figures to ensure that the Base Rent for the end of a particular term is being measured on a comparable and equitable basis to the Base Rent to be in effect at the start of the ensuing Option Term.

(e)     During the Comparison Period and until such time as the Fair Market Rental Value has been finally determined for the Option Term, each party shall promptly give the other full access to all written information that it has concerning the Comparable Leases, including, without limitation, copies of lease agreements. Each party shall agree to appropriate and reasonable confidentiality agreements preserving the confidentiality of shared information.

(f)     Within two hundred forty (240) days after the date on which Lessee delivers to Lessor its notice of the exercise of an Option, Lessee and Lessor shall notify each other in writing of their respective proposed Base Rent for such Option Term (“Rent Proposal Notice”). Lessor and Lessee shall arrange for a simultaneous exchange of such Rent Proposal Notices. If the proposed Base Rent set forth in Lessor’s Rent Proposal Notice is less than or equal to one hundred five percent (105%) of the proposed Base Rent set forth in Lessee’s Rent Proposal Notice, then the Base Rent during such Option Term shall be the average amount of the two proposed Base Rent amounts. If the proposed Base Rent set forth in Lessor’s Rent Proposal Notice is greater than one hundred five percent (105%) of the proposed Base Rent set forth in Lessee’s Rent Proposal Notice, then Lessor and Lessee shall thereafter promptly meet and confer regarding Lessor’s proposed Base Rent for such Option Term and Lessee’s proposed Base Rent for such Option Term in an attempt to reach agreement on a determination of the Base Rent for such Operation Term. If the parties are thereafter unable to agree on a determination of Base Rent for such Option Term, then, within sixty (60) days after Lessee’s receipt of Lessor’s Rent Proposal Notice, Lessee shall have the right either to (i) accept Lessor’s statement of Base Rent reflected in Lessor’s Rent Proposal Notice as the Base Rent for the Option Term, or (ii) elect to determine the Fair Market Rental Value pursuant to an appraisal process to be conducted pursuant to the provisions of Paragraph 4(g) below (the “appraisal”). Failure on the part of Lessee to elect such appraisal process within such sixty (60) day period shall constitute acceptance of the Base Rent for the Option Term as determined by Lessor, as stated within Lessor’s Rent Proposal Notice. If Lessee elects to determine the Fair Market Rental Value pursuant to the appraisal process, the appraisal shall be concluded on or before the Outside Determination Date (as defined in Paragraph 4(g)(ii) below), subject to extension if a third appraiser is required and does not act or is not able to act in a timely manner. To the extent that the appraisal has not been completed prior to the commencement of an Option Term, Lessee shall continue to pay Base Rent at the rate in effect during the last month of the term prior to commencement of the subject Option Term until the Fair Market Rental Value has been determined and, within thirty (30) days after the Fair Market Rental Value is ultimately determined by such appraisal, as provided herein, Lessee shall pay to Lessor an amount equal to the difference between the amounts previously paid by Lessee during such Option Term as Base Rent and the amount that should have been paid using the actual Base Rent for the subject Option Term.

(g)     In the event that Lessee elects to determine the Fair Market Rental Value pursuant to an appraisal process, the appraisal shall be conducted as follows:

(i)    Lessee shall make a demand for an appraisal in writing within sixty (60) days after receipt of Lessor’s Rent Proposal Notice given under Paragraph 4(f) above, specifying in such written demand the name and address of the person to act as the appraiser on Lessee’s behalf. The appraiser shall be a Qualified Appraiser (as defined below). Failure on the part of Lessee to make a proper and timely demand for such appraisal and appointment of a Qualified Appraiser shall constitute a waiver of the right thereto; provided, however, that no technical defect (including, without limitation, any dispute concerning the qualifications of a proposed Qualified Appraiser) in a notice that timely and fairly advises Lessor that Lessee demands an appraisal shall be a waiver. Within thirty (30) days after the service of the demand for such appraisal, Lessor shall give written notice to Lessee, specifying the name and address of the person designated by Lessor to act as the Qualified Appraiser on its behalf. Failure on the part of Lessor to make such appointment in a timely manner shall constitute a waiver of the right thereto, in which event appointment of party appraisers shall be deemed complete; provided, however, that no technical defect (including, without limitation, any dispute concerning the qualifications of a proposed Qualified Appraiser) in a notice that timely and fairly advises Lessee of Lessor’s appointment of an appraiser shall be a waiver. As used herein, the term “Qualified Appraiser” shall mean a real estate appraiser who (a) is a member of the American Institute of Real Estate Appraisers (MAI) or any comparable successor organization, (b) has at least ten (10) years professional experience within San Francisco, (c) is generally familiar with first-class commercial office space in and has experience in arbitrating the fair market rental value of commercial office spaces within San Francisco, and (d) has arbitrated the fair market value of at least three (3) separate commercial office space leases covering not less than fifty thousand (50,000) rentable square feet each.

(ii)    In the event that two Qualified Appraisers are chosen pursuant to Paragraph 4(g)(i) above, the Qualified Appraisers so chosen shall, no later than the date (the “Outside Determination Date”) that is sixty (60) days following the date on which the second such Qualified Appraiser is chosen, determine the Fair Market Rental Value. In connection therewith, the Qualified Appraisers shall each view the Premises and the premises pertaining to the Qualifying Comparable Leases and shall meet and confer with each other about the Fair Market Rental Value. If the two Qualified Appraisers are unable to agree upon a determination of Fair Market Rental Value on or before the Outside Determination Date (as the same may have been extended pursuant to Paragraph 4(g)(iv) below), then they, themselves, shall appoint a third Qualified Appraiser, who shall be impartial. In the event they are unable to agree upon such appointment within ten (10) days after expiration of the Outside Determination Date, the third Qualified Appraiser shall be selected by the parties themselves, if they can agree thereon, within a further period of seven (7) days. If the parties do not so agree within such further seven (7) day period, then either party, on behalf of both, may request appointment of such a Qualified Appraiser by the then Presiding Judge of the Superior Court in and for the City and County of San Francisco (pursuant to such procedure as the Presiding Judge shall determine, acting in his private and not in his official capacity), and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment.

(iii)    Where the Fair Market Rental Value cannot be resolved by agreement between the two Qualified Appraisers selected by Lessor and Lessee or settlement between the parties prior to or during the course of the appraisal process, the Fair Market Rental Value shall be determined by the three Qualified Appraisers within thirty (30) days of the appointment of the third Qualified Appraiser in accordance with the following procedure: The Qualified Appraiser selected by each of the parties shall state in writing his or her determination of the Fair Market Rental Value supported by the reasons therefor with counterpart copies to each party. The Qualified Appraisers shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third Qualified Appraiser shall be to select which of the two proposed resolutions most closely approximates his or her determination of the Fair Market Rental Value. In connection therewith, the third Qualified Appraiser may view the Premises and the premises pertaining to the Qualifying Comparable Leases. The third Qualified Appraiser shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The third Qualified Appraiser shall issue a written statement explaining his or her decision. The resolution he or she chooses as most closely approximating his or her determination shall constitute the decision of the Qualified Appraisers and be final and binding upon the parties.

(iv)    In the event of a failure, refusal or inability of any Qualified Appraiser to act, his or her successor shall be appointed by him or her or by the party who appointed said Qualified Appraiser if the Qualified Appraiser is unable or unwilling to act, but in the case of the third Qualified Appraiser, his or her successor shall be appointed in the same manner as provided for appointment of the third Qualified Appraiser and, in connection therewith, the Outside Determination Date shall be extended to be the date upon which Lessor and Lessee first learned that the third Qualified Appraiser failed, refused or was unable to act. Any decision in which the Qualified Appraiser appointed by Lessor and the Qualified Appraiser appointed by Lessee concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective Qualified Appraiser and both shall share the fee and expenses of the third Qualified Appraiser, if any.

5.    Lessee Approval Rights with Respect to other Tenants located within Levi’s Plaza.

(a)     Key Competitors. Notwithstanding anything to the contrary contained within the Lease, Lessor shall not, without the prior consent of Lessee, lease space within Levi’s Plaza, or consent to the assignment of a lease within Levi’s Plaza, or consent to the sublease of space within Levi’s Plaza, to any Key Competitor (as such term is defined below); provided, however, in connection with Lessor’s consent to an assignment of a lease or sublease of space, no such limitation shall apply nor shall any consent of Lessee be required if the withholding of Lessor’s consent would violate the terms of the underlying lease or otherwise result in a violation of applicable law. “Key Competitors” means apparel companies in the retail or wholesale marketplace similar to the competitors listed as Key Competitors below, as such list may be updated from time to time as provided below, that design, manufacture or sell products that directly compete with any of Lessee’s brands, products, or companies. Key Competitors include, but are not limited to: The Gap Inc (including Old Navy and Banana Republic); VF-Corp (including Lee and Wrangler brands); Abercrombie & Fitch (including Hollister and Ruehl); American Eagle; Ralph Lauren Brands (including Polo and RL); Tommy Hilfiger; Calvin Klein; Seven for All Mankind; Lucky; Guess; Liz Claiborne; Jordache; and G-Star. Lessee will notify Lessor not less frequently than every five (5) years of its Key Competitors and shall have the right to notify Lessor at any time of companies that are Key Competitors as Lessee becomes aware of their identity.

(b)     Consent Process. If Lessor desires to lease any space at Levi’s Plaza or consent to an assignment or sublease to a prospective tenant that (i) is identified above as a Key Competitor, (ii) has been identified by Lessee as a Key Competitor in a writing delivered to Lessor after the date of this Amendment, or (iii) Lessor should reasonably believe, in Lessor’s reasonable judgment, based upon information provided to Lessor at such time, is a Key Competitor, Lessor will inform Lessee in writing in advance of entering into any binding agreement with such prospective tenant for any premises located within Levi’s Plaza (or, in the case of an assignment or sublease, prior to consenting to such assignment or sublease), which notice shall specify the name, type of business and proposed use by such prospective tenant; provided, however, in connection with Lessor’s consent to an assignment of a lease or sublease of space, no such limitation shall apply nor shall any notice to or consent of Lessee be required if the withholding of Lessor’s consent would violate the terms of the underlying lease or otherwise result in a violation of applicable law. If such prospective tenant/assignee/sublessee is an actual Key Competitor within the meaning of Paragraph 5(a) above, Lessee may withhold its consent to such proposed tenant/assignee/sublessee by written notice to Lessor delivered within six (6) business days after Lessor’s request, which notice shall indicate that such prospective tenant/assignee/sublessee is a Key Competitor together with a statement from Lessee explaining the basis on which the prospective tenant/assignee/sublessee constitutes a Key Competitor; provided, however, in connection with Lessor’s consent to an assignment of a lease or sublease of space, Lessee shall have no right to consent to or otherwise disapprove any such assignee or sublessee if the withholding of Lessor’s consent to any such assignment of a lease or subleasing of space would violate the terms of the underlying lease or otherwise result in a violation of applicable law. Failure of Lessee to approve or disapprove any such proposed tenant/assignee/sublessee within such six (6) business day period shall be deemed Lessee’s approval of such tenant/assignee/sublessee and such six (6) business day period shall constitute Lessee’s only review right with respect to such tenant/assignee/sublessee. Lessee’s determination of whether a prospective tenant/assignee/sublessee is a Key Competitor shall be made in good faith. If Lessor leases any space to an actual Key Competitor or consents to a sublease or assignment to a Key Competitor without obtaining Lessee’s consent when required hereunder, Lessor shall be liable for all actual costs, expenses, damages and losses incurred by Lessee as a result of such lease and tenancy; provided, however, (A) in the case of Lessor’s consent to an assignment of a lease or sublease of space, Lessor shall have no such liability to Lessee (irrespective of whether or not such assignee/sublessee is an actual Key Competitor) if the withholding of Lessor’s consent would violate the terms of the underlying lease or otherwise result in a violation of applicable law, and (B) in no event shall Lessor be liable to Lessee under any circumstances for injury or damage to, or interference with Lessee’s business, including, but not limited to, loss of profits or other revenues, loss of business opportunity or loss of goodwill; provided, further, however, that the parties hereby stipulate that in view of the irreparable harm likely to result to Lessee’s business in the event of a breach of the provisions of this Paragraph 5 by Lessor, Lessee shall be entitled to obtain injunctive relief to enforce its rights pursuant to this Paragraph 5, provided, that no such injunctive relief shall be afforded Lessee in the case of Lessor’s consent to an assignment of a lease or sublease of space, if the withholding of Lessor’s consent would violate the terms of the underlying lease or otherwise result in a violation of applicable law.

6.    Subordination and Attornment, Non-Disturbance Agreement. Supplementing the provisions of Paragraph 8 of the First Amendment, Lessee agrees to enter into and Lessor shall cause Lessor’s current lender to enter into a Subordination, Attornment and Non-Disturbance Agreement, concurrently with the execution of this Second Amendment by Lessor and Lessee, that in addition to the provisions set forth in Paragraph 8 shall include the lender’s agreement to be bound by Lessee’s offset rights set forth in Paragraph 15 below.

7.    Right of First Offer to Lease. Paragraph 11 of the First Amendment is deleted in its entirety and replaced with this Paragraph 7. In connection therewith, Schedule 11(c) to the First Amendment is deleted in its entirety and replaced with Schedule 7(c) attached hereto. Lessor hereby grants to Lessee a right of first offer with respect to office space that has Become Available (as hereinafter defined) in either the building located at 1255 Battery Street, San Francisco, California (the “Haas Building”) or the building located at 1265 Battery Street, San Francisco, California (the “Stern Building”) (such space within the Haas Building or the Stern Building, herein the “First Offer Space”). Lessee’s right of first offer as provided in this Paragraph 7 shall be personal to Lessee and shall not be assignable by Lessee nor included in any rights of any sublessee from Lessee (provided, however, that Lessee may assign its right of first offer in connection with an assignment of the Lease to an Affiliate of Lessee or a Permitted Assignee, and Lessee may grant a sublessee an option to expand contingent upon Lessee’s exercise of its right of first offer with respect to First Offer Space as provided hereunder), and shall be subject to the following terms and conditions:

(a)     Procedure for Offer. From and after the Effective Date, Lessor shall notify Lessee (the “First Offer Notice”) from time to time when any First Offer Space has Become Available for lease to third parties, provided that no Superior Rights Holder wishes to exercise a Superior Right (as such terms are defined in Paragraph 7(c) below) to lease such First Offer Space and that such right of first offer has not otherwise terminated as set forth in Paragraph 7(f) below. Pursuant to such First Offer Notice, Lessor shall offer to lease to Lessee the First Offer Space which has then Become Available. The First Offer Notice shall describe the First Offer Space so offered to Lessee and shall set forth the base rent, additional rent, the term for such lease of the First Offer Space, any tenant improvement allowance, relocation allowance, free rent period or similar economic enhancements or inducements to the prospective tenant, and the extent to which operating expenses, taxes and insurance are to be charged to the prospective tenant (collectively, the “First Offer Effective Rent”) and any expansion rights, rights of first offer to lease or extension rights (the “First Offer Renewal/Expansion Rights”) and such other lease terms upon which Lessor is willing to lease such First Offer Space to Lessee (the First Offer Effective Rent, the First Offer Renewal/Expansion Rights and such other terms are referred to herein as the “First Offer Terms”). The First Offer Terms shall be the then prevailing fair market rent and other terms which Lessor intends to offer the First Offer Space for lease to third parties.

(b)     Procedure for Acceptance.

(i)    With respect to First Offer Space that has Become Available (as such term is defined in Paragraph 7(c) below) on or before December 31, 2022, if Lessee wishes to exercise Lessee’s right of first offer with respect to the First Offer Space described in the First Offer Notice, then within twelve (12) business days after delivery of the First Offer Notice to Lessee, Lessee shall deliver written notice to Lessor (“Lessee’s Exercise Notice”), evidencing Lessee’s exercise of its right of first offer with respect to the entire First Offer Space described in the First Offer Notice, on the First Offer Terms. If Lessee does not so notify Lessor within such twelve (12) business day period, then Lessor shall be free to lease the First Offer Space described in the First Offer Notice to any third party, and Lessee shall have no further rights hereunder with respect to such First Offer Space, until Lessee’s rights hereunder revive as provided in Paragraph 7(g) below. Notwithstanding anything to the contrary contained herein, Lessee must elect to exercise its right of first offer, if at all, with respect to all of the First Offer Space offered by Lessor to Lessee at any particular time (provided that all such First Offer Space is contiguous space or has otherwise been vacated by a single tenant or occupant (herein, “single user space”)), and Lessee may not elect to lease only a portion thereof. If Lessee does not elect to exercise its right of first offer with respect to all of the contiguous or single user space then offered by Lessor, Lessee shall have no further right of first offer with respect to that First Offer Space, until Lessee’s rights hereunder revive as provided in Paragraph 7(g) below.

(ii)    With respect to First Offer Space that has Become Available after December 31, 2022, if Lessee wishes to exercise Lessee’s right of first offer with respect to the First Offer Space described in the First Offer Notice, then within twelve (12) business days after delivery of the First Offer Notice to Lessee, Lessee shall deliver Lessee’s Exercise Notice, evidencing Lessee’s exercise of its right of first offer with respect to the entire First Offer Space described in the First Offer Notice, either on the First Offer Terms or on terms to be negotiated between Lessor and Lessee as provided in this Paragraph 7(b)(ii). If Lessee does not so notify Lessor within such twelve (12) business day period, then Lessor shall be free to lease the First Offer Space described in the First Offer Notice to any third party, and Lessee shall have no further rights hereunder with respect to such First Offer Space, until Lessee’s rights hereunder revive as provided in Paragraph 7(g) below. Notwithstanding anything to the contrary contained herein, Lessee must elect to exercise its right of first offer, if at all, with respect to all of the First Offer Space offered by Lessor to Lessee at any particular time (provided that all such First Offer Space is “single user space” as such term is defined in the parenthetical within Paragraph 7(b)(i) above), and Lessee may not elect to lease only a portion thereof. If Lessee does not elect to exercise its right of first offer with respect to all of the contiguous or single user space then offered by Lessor, Lessee shall have no further right of first offer with respect to that First Offer Space, until Lessee’s rights hereunder revive as provided in Paragraph 7(g) below. In the event that Lessee does deliver Lessee’s Exercise Notice to Lessor within the twelve (12) business day period and Lessee’s Exercise Notice states that such exercise shall be on terms to be negotiated between Lessor and Lessee, then Lessor and Lessee agree to negotiate in good faith for a period of up to twenty (20) days after Lessor’s receipt of Lessee’s Exercise Notice to determine the rent (based on the then prevailing fair market rent), other economic terms and other material terms. If Lessor and Lessee cannot in good faith agree upon the rent, other economic and other material terms within such twenty (20) day period, then Lessor shall be free to lease the First Offer Space described in the First Offer Notice to any third party and Lessee shall have no further right of first offer with respect to that First Offer Space, until Lessee’s rights hereunder revive as provided in Paragraph 7(g) below. Lessor and Lessee acknowledge and agree that neither the determination of the First Offer Terms nor any negotiated rent (including, without limitation, the determination of the then prevailing fair market rent) and other economic terms shall be subject to arbitration or other judicial determination in the event that Lessor and Lessee are unable to agree thereon; provided, however, nothing contained herein shall excuse either Lessor’s or Lessee’s obligation to act in good faith.

(c)     Superior Rights. Lessee’s right of first offer shall be subordinate to the rights specifically described on Schedule 7(c) (collectively, the “Superior Rights”) of the named tenants (collectively, the “Superior Rights Holders”) under the leases (collectively, the “Superior Leases”) identified on Schedule 7(c) attached hereto, for so long as those named tenants remain the tenants under such Superior Leases and such Superior Leases remain in effect. Without limiting the foregoing, Lessor and Lessee acknowledge that Lessee currently occupies space within the Haas Building and the Stern Building (herein, the “Excluded Space”) pursuant to separate lease agreements between Lessor and Lessee. Notwithstanding anything to the contrary in the Lease, Lessee hereby acknowledges and agrees that (a) Lessee’s right of first offer provided in this Paragraph 7 shall not arise with respect to the Excluded Space until the expiration or earlier termination of the first lease of each portion of the Excluded Space between Lessor and a third party which commences following the date upon which Lessee’s lease of the subject Excluded Space expires or is otherwise terminated (each such first lease herein, an “Initial Excluded Space Lease”), and (b) for the purposes of this Paragraph 7, each such lease shall constitute a Superior Lease, the tenant thereunder shall constitute a Superior Rights Holder and any rights granted to such tenant in such lease shall constitute Superior Rights. As used in this Paragraph 7, the term “Become Available” shall mean that (i) with the exception of Lessee’s separate lease of the Excluded Space in existence on the date of this Second Amendment, the Superior Lease of the subject First Offer Space has terminated, either by default, mutual agreement, or expiration of the initial term of such Superior Lease, and (ii) the space which was the subject of such existing lease has not been relet to any of the Superior Rights Holders (including, any of the third party lessees of the Excluded Space referenced in the preceding sentence), or a permitted assignee of any such Superior Rights Holder (as provided in the respective Superior Lease), immediately thereafter, either through (X) the exercise of any Superior Right within the subject Superior Lease, or (Y) the exercise of a Superior Right by any other Superior Rights Holder, or (Z) (1) with respect to all periods on or before December 31, 2022, in the case of leases of retail space only, the renewal, whether by right or negotiation, of the previous Superior Lease with respect to any such space by the Superior Rights Holder who was the tenant under the subject Superior Lease or any other party who is then in occupancy of the subject space under the subject Superior Lease, and (2) with respect to all periods after December 31, 2022, the renewal, whether by right or negotiation, of the previous Superior Lease with respect to any such space by the Superior Rights Holder who was the tenant under the subject Superior Lease or any other party who is then in occupancy of the subject space under the subject Superior Lease.

(i)    Request For Notice. Lessee shall have the right to submit a written request to Lessor (herein, an “Excluded Space Superior Rights Request”), requesting a list of the then existing Superior Rights contained within the then existing Initial Excluded Space Leases. If Lessee submits an Excluded Space Superior Rights Request, then Lessor shall, within thirty (30) days after receipt of such Excluded Space Superior Rights Request, provide Lessee with written notice of the Superior Rights contained within any then existing Initial Excluded Space Leases (herein, an “Excluded Space Superior Rights Notice”), which shall be binding upon Lessor as the complete list of Superior Rights contained within such Initial Excluded Space Leases covered by such Excluded Space Superior Rights Notice, but not binding with respect to any Initial Excluded Space Lease first executed after the date of such notice.

(d)     Construction In First Offer Space. Lessee shall take any and all First Offer Space in its then “as is” condition, with such tenant improvement allowance, if any, offered by Lessor in the First Offer Notice or, solely with respect to any First Offer Space that has Become Available after December 31, 2022, as otherwise negotiated between Lessor and Lessee as provided in Paragraph 7(b)(ii) above. Except as provided in the First Offer Notice or, solely with respect to any First Offer Space that has Become Available after December 31, 2022, as otherwise negotiated between the parties as provided in Paragraph 7(b)(ii) above, Lessor shall have no obligation to construct or install any improvements, furnishings or equipment whatsoever in the First Offer Space.

(e)     Execution of Lease. If Lessee timely exercises Lessee’s right to lease the First Offer Space described in the First Offer Notice, Lessor and Lessee shall within thirty (30) days thereafter execute a lease agreement for such First Offer Space upon the terms and conditions set forth in the First Offer Notice or, solely with respect to any First Offer Space that has Become Available after December 31, 2022, as otherwise negotiated between Lessor and Lessee as provided in Paragraph 7(b)(ii) above. Lessee shall commence payment of the First Offer Effective Rent for the First Offer Space described in the First Offer Notice and the term of such First Offer Space shall commence (“First Offer Commencement Date”) upon the date set forth in the First Offer Notice or, solely with respect to any First Offer Space that has Become Available after December 31, 2022, as otherwise negotiated between Lessor and Lessee as provided in Paragraph 7(b)(ii) above. Notwithstanding anything to the contrary contained herein, if any default exists under the Lease beyond any applicable cure period either at the time Lessee exercises any right of first offer or at any time thereafter prior to or upon the First Offer Space Commencement Date, Lessor shall have, in addition to all of Lessor’s rights and remedies under the Lease, the right to terminate Lessee’s right to lease the First Offer Space and to cancel unilaterally Lessee’s exercise of its right of first offer.

(f)     Suspension of Right of First Offer. The right of first offer contained in this Paragraph 7 shall be suspended and not available to Lessee at any time during the term of the Lease, that either (i) the Square Footage Threshold has been exceeded, or (ii) Lessee has assigned the Lease to a party that is not an Affiliate of Lessee, or (iii) the Premises constitute less than two hundred ninety thousand (290,000) rentable square feet within the Building. The Right of First Offer shall not be contingent on Lessee leasing space in either the Haas Building or the Stern Building as of the date of this Second Amendment or as of the date First Offer Space has Become Available in such buildings.

(g)     Revival. Lessee’s right of first offer for the First Offer Space is a continuing right of first offer; provided, however:

(i)    with respect to First Offer Space that has Become Available on or before December 31, 2022, Lessor and Lessee agree that in the event that Lessee does not exercise its right of first offer with respect to any First Offer Space offered by Lessor in a First Offer Notice as described in Paragraph 7(b)(i) above, Lessor shall be free to lease the First Offer Space described in the subject First Offer Notice to any third party (a “Third Party Lease”), and Lessor may grant to the tenant under any such Third Party Lease expansion rights, rights of first offer to lease or extension rights, provided that any expansion rights and rights of first offer shall be limited to an expansion or a right of first offer for space that is no more than fifteen percent (15%) of the size of the premises originally leased under such Third Party Lease (for example, if the Third Party Lease originally is for 50,000 rentable square feet, then Lessor may grant the tenant an expansion right or right of first offer for not more than an additional 7,500 rentable square feet); provided, however, (A) if Lessor is prepared to enter into a Third Party Lease of such First Offer Space at an effective rent that is less than ninety-five percent (95%) of the First Offer Effective Rent proposed in the First Offer Notice, then Lessor shall first re-offer such First Offer Space to Lessee at such lower effective rent in accordance with the provisions of this Paragraph 7, provided, that Lessee shall have only five (5) business days after the delivery of such First Offer Notice with respect to such re-offered First Offer Space to accept or reject the terms contained therein; and (B) if Lessor is prepared to enter into a Third Party Lease of such First Offer Space which provides expansion rights, rights of first offer to lease or extension rights to the prospective tenant which exceed the First Offer Renewal/Expansion Rights proposed in the First Offer Notice, then Lessor shall first re-offer such First Offer Space to Lessee with such additional expansion rights, rights of first offer to lease or extension rights in accordance with the provisions of this Paragraph 7, provided, that Lessee shall have only two (2) business days after the delivery of such First Offer Notice with respect to such re-offered First Offer Space to accept or reject the terms contained therein.

(ii)    with respect to First Offer Space that has Become Available after December 31, 2022, Lessor and Lessee hereby agree that in the event that Lessee does not exercise its right of first offer with respect to any First Offer Space offered by Lessor in a First Offer Notice as described in Paragraph 7(b)(ii) above or Lessor and Lessee cannot in good faith agree upon the First Offer Effective Rent and other lease terms for the First Offer Space described in the First Offer Notice as provided in Paragraph 7(b)(ii) above, Lessor shall be free to enter into a Third Party Lease with respect to the First Offer Space described in the subject First Offer Notice, and Lessor may grant to the tenant under any such Third Party Lease expansion rights, rights of first offer to lease or extension rights, provided that any expansion rights and rights of first offer shall be limited to an expansion or right of first offer of no more than fifteen percent (15%) of the premises originally leased under such Third Party Lease (for example, if the Third Party Lease originally is for 50,000 rentable square feet, then Lessor may grant the tenant an expansion right or right of first offer for not more than an additional 7,500 rentable square feet).

(iii)    Notwithstanding anything to the contrary in this Paragraph 7(g) or elsewhere herein, (x) Lessee hereby acknowledges and agrees that, for the purposes hereof and determination of when First Offer Space has Become Available, any Third Party Lease entered into pursuant to either Paragraph 7(g)(i) or Paragraph 7(g)(ii) above shall constitute a Superior Lease, the tenant thereunder shall constitute a Superior Rights Holder and to the extent such lease includes expansion rights, rights of first offer to lease or extension rights permitted under this Paragraph 7(g), such expansion rights, rights of first offer to lease and extension rights, if any, shall constitute Superior Rights, provided that with respect to leases for First Offer Space that Becomes Available on or prior to December 31, 2022, such expansion rights, rights of first offer to lease or extension rights were offered to Lessee in the First Offer Notice with respect to such space or re-offered to Lessee pursuant to Paragraph 7(g)(i) above, and (y) if the space which is the subject of any such Third Party Lease shall have Become Available following the expiration or earlier termination of the subject Third Party Lease, then Lessee’s right of first offer for such First Offer Space shall revive upon the expiration or earlier termination of such Third Party Lease, and Lessor thereupon shall be required to offer such First Offer Space to Lessee pursuant to the terms and conditions of this Paragraph 7.

8.    Signage. Paragraph 12 of the First Amendment is deleted in its entirety and replaced with the provisions of this Paragraph 8. During the term of the Lease (A) and so long as Lessee leases at least two hundred fifty thousand (250,000) rentable square feet within the Building, Lessee shall have (x) the exclusive right to erect and maintain signage with its corporate name or logo on the exterior of the Building, and (y) the nonexclusive right to erect and maintain signage on monuments within the Exterior Common Areas, in size and location appropriately reflecting Lessee’s proportional occupancy of Levi’s Plaza and the Building, and (B) and so long as Lessee is leasing all of the rentable area in the Building, Lessee shall be entitled to install, maintain and replace signage promoting Lessee’s business on the exterior of the Building and on the Building windows, skylights and atria in locations and of a type deemed appropriate or desirable by Lessee, and (C) to the extent Lessor (in the exercise of Lessor’s sole and absolute discretion) makes available to the office tenants of Levi’s Plaza signage space in the two (2) kiosks located in the Exterior Common Areas (the “Display Kiosks”), Lessee shall be entitled to a portion of such signage space reflecting Lessee’s proportional occupancy of Levi’s Plaza and the Building, provided that Lessee shall have no rights to signage in kiosks that are used solely as building directories (a “Directory Kiosk”), including, for example, the Directory Kiosk located in front of the Koshland Building (1160 Battery Street) on the East side of Battery Street. Notwithstanding item (A)(y) above, if Lessee does not lease at least two hundred fifty thousand (250,000) rentable square feet within the Building, at any time, then thereafter Lessee shall only have a nonexclusive right to erect and maintain signage with its corporate name or logo on the exterior of the Building and monuments within the Exterior Common Areas, in each case, in size and location appropriately reflecting Lessee’s proportional occupancy of Levi’s Plaza and the Building. Notwithstanding item (C) above or any current use of the Display Kiosks which is being made by Lessee, Lessee hereby acknowledges and agrees that (1) the primary use of the Display Kiosks is for advertising, promotion and other similar uses and Lessor shall have the right, upon not less than fifteen (15) days prior written notice to Lessee, to require Lessee to remove any or all of Lessee’s signage then located within the Display Kiosks in order to display advertising, promotional materials or for other similar uses, provided, that to the extent Lessor continues (in the exercise of Lessor’s sole and absolute discretion) to make any signage space within the Display Kiosks available to the office tenants of Levi’s Plaza, such signage space made available to office tenants shall be apportioned as provided in item (C) above; provided, further, that Lessor shall not permit any Key Competitors (as defined in and determined pursuant to Paragraph 5(a) above) to display advertisements, promotional materials or similar materials of any such Key Competitor in the Display Kiosks or elsewhere in the Exterior Common Areas or any other areas of Levi’s Plaza under Lessor’s control, and (2) Lessor may, in the exercise of Lessor’s sole and absolute discretion, convert the Display Kiosk located on the East side of Sansome Street in front of the Haas Building (1255 Battery Street) to a Directory Kiosk. So long as such kiosk is treated as a Directory Kiosk, Lessee shall have no rights to signage in such kiosk pursuant to the Lease. Lessor and Lessee hereby acknowledge that (AA) pursuant to the terms of that certain Indemnification And Hold Harmless Agreement, dated June 23, 2009 (“Side Letter”), Lessor has agreed to permit Lessee to place a banner upon the exterior of the Building (“Banner”), (BB) Lessor has permitted Lessee to erect and maintain signage within the atrium of the Building consisting of a film coating identifying Lessee’s name, corporate logo and an advertising slogan (“Atrium Signage”), and (CC) without limiting Lessee’s obligations pursuant to the Side Letter, so long as Lessee, an Affiliate of Lessee or a Permitted Assignee leases the entire Building pursuant to the Lease, Lessee may continue to maintain the Banner and Atrium Signage within the interior of the Building, provided, that at any time after the entire Building is no longer leased pursuant to this Lease by either

Lessee, an Affiliate of Lessee or a Permitted Assignee, Lessor may (upon not less than fifteen (15) days prior written notice to Lessee) require Lessee to remove such Banner and/or Atrium signage. Lessee shall comply, at its sole cost and expense, with any and all laws, statutes, ordinances and governmental rules, regulations or requirements applicable to such signage, and all such signage (including, without limitation, the signage identified in items (A), (B) and (C) above and any modifications to or replacements for the Banner and/or the Atrium Signage) shall be subject to Lessor’s prior approval, which approval shall not be unreasonably withheld. In addition to the foregoing signage rights with respect to the exterior of the Building and the monument signage within the Exterior Common Areas, so long as (a) Lessee, an Affiliate of Lessee or a Permitted Assignee is the Lessee under the Lease, (b) Lessee continues to lease at least two hundred ninety thousand (290,000) rentable square feet at Levi’s Plaza, and (c) the Square Footage Threshold (as defined in Paragraph 3 above) has not been exceeded, Lessee shall have the right to maintain the “Levi’s Plaza” identity with respect to Levi’s Plaza, including all of the Levi’s Plaza designations currently located on the bus stops and Display Kiosks located within Levi’s Plaza, but expressly excluding the Directory Kiosk located in front of the Haas Building on Sansome Street. In the event that any of the conditions contained in the foregoing clauses (a), (b) and (c) are not satisfied, either Lessor or Lessee shall have the right to remove the “Levi” name from the Levi’s Plaza complex (including all of the Levi’s Plaza designations on the bus stops and Display Kiosks located within Levi’s Plaza) at the sole cost and expense of the requesting party, upon which removal all use of the “Levi” name to identify the Property shall cease and Lessor shall thereafter have the right, in its sole and absolute discretion, to rename Levi’s Plaza (including, without limitation, any designations on the bus stops and Display Kiosks located within Levi’s Plaza).

9.    Cafeteria Use. Paragraph 15 of the First Amendment is deleted in its entirety and replaced with the provisions of this Paragraph 9. Notwithstanding any provision in the Rules and Regulations to the contrary, Lessee shall be permitted to operate a food service facility on the Premises for use by employees of Lessee, Affiliates of Lessee and invited guests and, at Lessee’s discretion and election which may be withdrawn at any time, for use by employees of other tenants of Levi’s Plaza, their Affiliates and invited guests, provided that Lessee may require proof of identification and employment through badges or otherwise prior to permitting access to Lessee’s cafeteria or food service facilities.

10.    Operating Expenses and Taxes. Lessee and Lessor acknowledge and agree that commencing with the Second Extended Lease Term and continuing with any Extended Lease Term validly exercised thereafter, (x) the Lease provisions relating to payment of Taxes and Operating Expenses shall be converted from a Base Year computation to a straight net basis computation, and (y) Lessee shall be assuming the obligation of maintenance and repair described in Paragraph 11 below. In connection with the conversion from a Base Year to a net lease and Lessee’s assumption of the maintenance and repair obligations described in Paragraph 11 below, Lessee and Lessor wish to modify the terms and provisions of the Lease relating to Operating Expenses to account for such modifications and Lessee’s assumption of such obligations. In connection with the foregoing, Lessee and Lessor hereby acknowledge and agree that commencing on January 1, 2013, (i) the MOU shall have no further force or effect with respect to all periods from and after January 1, 2013 (the MOU shall remain in effect with respect to periods on or before December 31, 2012, except as modified by Paragraphs 12 and 13 below), (ii) notwithstanding anything to the contrary contained in the Lease, Lessee’s obligations with respect to the payment of Lessee’s Percentage of Taxes and Lessee’s Percentage of Operating Expenses shall be computed without reference to a Base Year, with the effect that Lessee’s obligation for payment of Taxes during any Tax Year shall be payment of Lessee’s Percentage of the Taxes incurred with respect to such Tax Year and Lessee’s obligation for payment of Operating Expenses during any Lease Year for Operating Expenses shall be payment of Lessee’s Percentage of the Operating Expenses incurred with respect to such Lease Year for Operating Expenses, and (iii) Article 5 of the Original Lease shall be deleted in its entirety with respect to all periods from and after January 1, 2013 and replaced with the provisions of this Paragraph 10.

(a)     The Rent reserved and payable pursuant to the Lease shall be computed in accordance with Paragraph 4 above and this Paragraph 10. Lessee agrees to pay, without deduction or offset (except as and to the extent expressly provided in Paragraphs 11(f), 15(g) or 15(h) of this Second Amendment), the then applicable Base Rent payable hereunder for the Premises to Lessor in advance, in equal monthly installments, on or before the first day of each calendar month of the term or any extension thereof, including, therewith, the estimated monthly amount of Lessee’s Percentage of Operating Expenses with respect to the then applicable Lease Year for Operating Expenses. The rent described in the preceding sentence, and all other payments to be made to Lessor under the Lease, shall be paid to Lessor in lawful money of the United States of America addressed to Interland-Jalson, 155 Greenwich Street, San Francisco, California 94111, or to such other person or at such other place as Lessor may from time to time designate in writing.

(b)     The words “Lessee’s Percentage” shall mean (i) when used with reference to the “Adjusted Taxes for the Building” (as defined below), an amount equal to 100%, (ii) when used with reference to “Operating Expenses” for the Building, an amount equal to 100%, and (ii) when used with reference to “Operating Expenses” for the Exterior Common Areas, an amount equal to 41.109% (such percentage representing the Building’s allocable share of such Exterior Common Areas).

(c)     The following terms, as used in the Lease, shall have the meanings ascribed thereto in the Addendum Regarding Operating Expenses and Real Estate Taxes (the “Addendum”) attached hereto as Exhibit A: (i) “Taxes”, (ii) “Tax Year”, (iii) “Operating Expenses”, (iv) “Lease Year for Operating Expenses”, and (v) “Adjusted Base Rent”.

(d)     In addition to the Base Rent and other sums payable by Lessee pursuant to the terms of the Lease, Lessee shall be obligated to pay, at Lessee’s sole cost and expense, an amount equal to Lessee’s Percentage of the Adjusted Taxes for the Building that are due and payable with respect to all periods during the term. Within 10 days following the date on which Lessor receives a statement for Taxes due and payable with respect to the Building in any Tax Year (or portion thereof) occurring during the term, Lessor shall deliver a copy of such statement to Lessee. Lessee shall pay to Lessor, no later than the date which is ten (10) days before the Taxes shown on such statement are required to be paid in order to avoid a tax delinquency, an amount equal to Lessee’s Percentage of the Adjusted Taxes for the Building; provided, however, where “Taxes” may be payable in installments, Lessee shall only be required to pay the then current installment coming due on or before such date in order to avoid a tax delinquency, with later installments to be paid by Lessee on or before the date which is ten (10) days before the date required in order to avoid a tax delinquency. The term “Adjusted Taxes for the Building” shall mean the Taxes for the Building less the sum of (a) Taxes Allocable to the Exterior Common Areas, and (b) Taxes Allocable to the Garage (as such terms are defined below). “Taxes Allocable to the Exterior Common Areas” means 17.79% of the portion of the Taxes due and payable as shown on such statement that are allocated to the land value as shown on such statement. “Taxes Allocable to the Garage” means 3.36% of the difference of the Taxes due and payable as shown on such statement minus the Taxes Allocable to the Exterior Common Areas. Lessee acknowledges that the Taxes Allocable to the Exterior Common Areas shall be included as part of the Operating Expenses for the Exterior Common Areas.

(e)     In addition to the Base Rent and other sums payable by Lessee pursuant to the terms of the Lease, Lessee shall be obligated to pay, at Lessee’s sole cost and expense, an amount equal to Lessee’s Percentage of Operating Expense with respect to all periods during the term. Without limiting the foregoing, Lessor shall use commercially reasonable efforts to notify Lessee, on or before November 30, 2012, of Lessor’s reasonable estimate of the amount of Lessee’s Percentage of Operating Expenses for the Lease Year for Operating Expenses commencing on January 1, 2013 and for each successive Lease Year for Operating Expenses thereafter, Lessor shall use commercially reasonable efforts to notify Lessee, on or before November 30th of the preceding Lease Year for Operating Expenses, of Lessor’s reasonable estimate of the amount of Lessee’s Percentage of Operating Expenses for such upcoming Lease Year for Operating Expenses. Commencing on the first day of January 2013 and continuing on the first day of every month of the term thereafter, Lessee shall pay to Lessor, as additional rent, one-twelfth (1/12th) of Lessor’s estimated amount of Lessee’s Percentage of Operating Expenses for the then current Lease Year for Operating Expenses. Within one hundred and fifty (150) days following the expiration of each Lease Year for Operating Expenses, Lessor shall deliver to Lessee a comparative statement (“Expense Statement”) setting forth Lessee’s Percentage of the Operating Expenses for the preceding Lease Year for Operating Expenses compared to the estimated payments of Lessee’s Percentage of Operating Expenses paid to Lessor during such Lease Year for Operating Expenses. If the total of the monthly payments of Lessor’s estimate of Lessee’s Percentage of the Operating Expenses made by Lessee during the Lease Year for Operating Expenses reflected in such Expense Statement is less than the actual amount of Lessee’s Percentage of the Operating Expenses chargeable to Lessee for such Lease Year for Operating Expenses as shown by such Expense Statement, then Lessee shall pay the difference to Lessor in a lump sum within thirty (30) days after receipt of such Expense Statement from Lessor. Any overpayment by Lessee of Lessee’s Percentage of the Operating Expenses for the Lease Year for Operating Expenses covered by such Expense Statement shall, at Lessee’s option, be either credited towards the Lessee’s next payment or payments of rent or returned to Lessee in a lump sum payment within thirty (30) days after Lessor’s delivery of such Expense Statement. The failure by Lessor to submit an estimate or a statement required under this Paragraph 10(e) within the time limits specified shall not be deemed a waiver of its right to collect the additional rent represented by Lessee’s Percentage of the Operating Expenses for any Lease Year for Operating Expenses. Lessor shall, however, following the expiration of such time limits submit any such estimate or statement to Lessee within fifteen (15) business days after a written request therefore from Lessee.

(f)     Lessor and Lessee agree that during the term of the Lease the Building shall be run as a first class office building and in a reasonable and prudent manner.

(g)     Notwithstanding anything to the contrary contained in the Lease, Lessor hereby agrees that, if a reassessment of the Property for ad valorem property tax purposes pursuant to California Constitution Act XIII A and California Revenue & Taxation Code Sections 60-67 (a “Proposition 13 Reassessment”) occurs during the period commencing on January 1, 1998 and ending on December 31, 2017 (the “Protected Period”), for any cause other than a transfer by Lessee (to any person other than Lessor) of all or any portion of its leasehold interest in the Lease or a transfer of ownership interests in Lessee which causes a change in ownership of the Property or an Improvement Assessment, Lessee shall have no obligation during the Protected Period to pay Lessee’s Percentage of any such increase in Taxes resulting from the Proposition 13 Reassessment. From and after the expiration of the Protected Period, Lessee shall pay Lessee’s Percentage of the total Adjusted Taxes for the Building thereafter becoming due (including, without limitation, any portion of the total Adjusted Taxes for the Building thereafter payable that reflects or resulted from the Proposition 13 Reassessment arising from any such Ownership Transfer), provided, however, Lessor shall have no right to collect retroactively from Lessee any portion of any increase in Adjusted Taxes for the Building resulting from the Proposition 13 Reassessment which, but for the limitation expressed in this Paragraph 10(c), would have been payable by Lessee during the Protected Period. As used herein, the term “Improvement Assessment” shall mean any increase in Taxes resulting from any assessment increase related to the value of any Alterations (as defined in the First Amendment) and any improvements constructed by or on behalf of Lessee subsequent thereto (including, without limitation, the Leasehold Improvements (as defined in Paragraph 15 below), and any alterations or improvements performed in connection with the Base Building Work (as defined in Paragraph 14 below) or Capital Work (as defined in Paragraph 11(b) below) if the cost of such Capital Work is permitted to be included in Operating Expenses under clause (iii) of Paragraph 2(a) of Exhibit A to this Second Amendment.

(h)     The monthly Adjusted Base Rent for any fractional part of a calendar month at the expiration of the term shall be a prorated amount of the monthly Adjusted Base Rent for a full calendar month based upon a thirty (30) day month.

11.    Maintenance and Repair. With respect to all periods from any after January 1, 2013, Paragraph 9 of the Original Lease is deleted in its entirety and replaced with the provisions of this Paragraph 11.

(a)     Lessee’s Obligation. During the term of the Lease, Lessee shall, at Lessee’s sole cost and expense, maintain or cause to be maintained in good working order and first class condition and repair, in compliance with all laws and in accordance with standards customarily maintained by the owners of Hills Plaza, One Maritime Plaza, Embarcadero Center, 101 California Street and 555 California Street (“Comparable Maintenance Standards Buildings”), the Building (other than any Lessor Work or Lessor Exterior Work (as such terms are defined in Paragraph 11(b) below), including, without limitation, (i) the interior and exterior walls (including the exterior façade and the interior and exterior finishes), interior and exterior windows and window frames and casements, interior and exterior doors and door frames, door casements and door closers, floor coverings (including tile, carpet, wood covering or other materials) and baseboards, ceiling (ceiling tiles and grid), roof, interior lighting (including, without limitation, light bulbs and ballasts), the Base Building Systems (as defined below), Alterations, energy management systems, security systems, emergency generators, fire extinguishers, outlets, fixtures, the interior and exterior portions of loading docks, restrooms, and any appliances (including dishwashers, hot water heaters and garbage disposers) within the Building, (ii) landscaping located on the balconies of the Building, (iii) pest control, (iv) janitorial services, (v) window cleaning, and (vi) any other maintenance, repair or replacement with respect to the Building which does not constitute either Lessor Work or Lessor Exterior Work. Lessee shall perform such repair and maintenance in a first class condition, and keep the Premises in a clean, safe and orderly condition). The term “Base Building Systems” shall mean the elevators, mechanical, electrical, heating, ventilating and air conditioning, plumbing, security, fire and life-safety systems of the Building. Notwithstanding the foregoing or anything to the contrary herein, Lessee shall not be obligated to perform any Lessor Work or any Lessor Exterior Work (including, without limitation, any repair or maintenance of (x) the Base Building Systems to the extent that they serve the garage, and (y) any electrical, water, sewer and other utility lines that run between the exterior boundary of the Building and the respective utility providers junction box in the public right of way).

(i)    Without limiting the rights and remedies of Lessor in the event of a default by Lessee under the Lease and notwithstanding anything to the contrary within the Lease (including without limitation the provisions of Article 20 of the Original Lease), if Lessee fails to perform any of the maintenance, repairs or replacements required to be performed by Lessee under this Paragraph 11(a), then following ten (10) days prior written notice to Lessee, Lessor may at Lessor’s option, without any obligation to do so, perform any such repairs, maintenance or replacement and Lessor, by reason of so doing, shall not be liable or responsible for any loss or damage thereby sustained by Lessee or anyone holding under or through Lessee; provided, however, that no such prior written notice shall be required in the case of an emergency, as determined by Lessor in its reasonable judgment.

(ii)    Notwithstanding anything to the contrary within the Lease (including without limitation the provisions of Article 20 of the Original Lease), if Lessor performs any of Lessee’s obligations in accordance with Paragraph 11(a)(i) above, the full amount of the cost and expense reasonably incurred by Lessor in so doing (“Lessor’s Performance Costs”) shall immediately be owing by Lessee to Lessor, and Lessee shall promptly pay to Lessor upon demand, as additional Rent, the full amount of Lessor’s Performance Costs with interest thereon from the date of payment by Lessor at the lower of (x) ten percent (10%) per annum, or (y) the highest rate permitted by applicable law; provided, however, if Lessee and Lessor disagree upon whether a particular item of maintenance, repair or replacement is required to be performed by Lessee under this Paragraph 11(a) to keep the Building in good working order and first class condition and repair, in compliance with all laws and in accordance with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings, then either party may make a demand to submit the determination of the scope of Lessee’s obligations, as measured in accordance with the provisions of this Paragraph 11(a), to review by a Neutral Third Party (as such term is defined in and such review is to be conducted pursuant to the procedures set forth in Paragraph 11(d) below). If the Neutral Third Party determines that a particular item of maintenance, repair or replacement was required to be performed by Lessee under this Paragraph 11(a), then Lessee shall pay the fee and expenses of the Neutral Third Party and shall proceed forthwith to commence the necessary maintenance, repair or replacement, as applicable, and shall diligently pursue such maintenance, repair or replacement to completion; provided, however, if Lessor has already performed such maintenance, repair or replacement pursuant to the rights granted within Paragraph 11(a)(i) above, or otherwise thereafter performs such maintenance, repair or replacement due to a failure by Lessee to comply with the provisions of this Paragraph 11(a)(ii), then Lessee shall immediately thereafter pay to Lessor, as additional Rent, Lessor’s Performance Costs, with interest thereon from the date of payment by Lessor at the lower of (x) ten percent (10%) per annum, or (y) the highest rate permitted by applicable law. If the Neutral Third Party determines that such item of maintenance, repair or replacement was not required to be performed by Lessee under this Paragraph 11(a), then Lessor shall pay the fee and expenses of the Neutral Third Party and Lessee shall have no obligation to reimburse Lessor for any of Lessor’s Performance Costs.

(b)     Lessor’s Obligation. Lessor, shall maintain or cause to be maintained, at Lessor’s sole cost and expense, in good working order and first class condition and repair, in compliance with all laws and in accordance with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings, the Exterior Common Areas, the garage located in the Building (including, without limitation, the Base Building Systems to the extent they serve the garage) and the electrical, water, sewer and other utility lines that run between the exterior boundary of the Building and the respective utility providers junction box in the public right of way (collectively, the “Lessor Exterior Work”); provided, however, that Lessee shall pay Lessee’s Percentage of the Operating Expenses with respect to the Exterior Common Areas. In addition, Lessor shall (x) at Lessor’s sole cost and expense, maintain or cause to be maintained the Structural Elements (as defined below) in good working order and first class condition and repair, in compliance with all laws and in accordance with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings (collectively, the “Structural Work”), and (y) if any Capital Work (as defined below) is required, Lessor shall perform such work, provided, that the cost of such work may be included within Operating Expenses measured with respect to the Building to the extent permitted pursuant to Paragraph 2(a)(iii) of the Addendum attached to this Second Amendment as Exhibit A, and, if it is so permitted to be included, Lessee shall be obligated to pay the amortized costs of such work in connection with Lessee’s payment of Lessee’s Percentage of Operating Expenses with respect to the Building. The term “Structural Elements” shall mean the structural portions of the roof, foundations, and structural walls (excluding any exterior façade or exterior finish), the floor slab, the foundation and the footings of the Building. The determination of whether or not Capital Work is required shall be made in accordance with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings. As used herein, the term “Capital Work” shall mean repair, improvements or replacements that are considered capital repairs, improvements or replacements under generally accepted accounting principles that are consistent with industry standards and sound management practices, provided that if any repair, improvement or replacement work required at the Building would cost less than Four Thousand Dollars ($4,000) to complete, then such repair, improvement or replacement shall not constitute Capital Work hereunder and shall be performed by Lessee pursuant to Paragraph 11(a) above. As used herein, the term “Lessor Work” shall mean “Structural Work” and “Capital Work,” collectively. Notwithstanding the foregoing or anything to the contrary herein, Lessee shall pay the cost of repairs for any damage to the Structural Elements, elements which would comprise items of Capital Work or the Exterior Common Areas caused by Lessee’s negligence, willful misconduct or the installation of any Alterations, to the extent (if any) not covered by the property insurance required to be carried by Lessor under the Lease.

(i)    If Lessee and Lessor disagree upon whether Lessor Work is required under the Lease, then subject to the conditions precedent to pursuing demands with respect to Minor Items (as such term is defined in and such conditions are set forth in Paragraph 11(c) below) and Lessee’s prior delivery to Lessor of a Repair Notice (as defined in Paragraph 11(b)(ii) below), either party may make a demand to submit the determination of whether such Lessor Work is required to review by a Neutral Third Party, to be conducted pursuant to the procedures set forth in Paragraph 11(d) below.

(ii)    Without limiting Lessor’s obligations under this Paragraph 11(b), Lessee shall give Lessor written notice of items (including, without limitation, any Minor Item (as defined in Paragraph 11(c) below) that Lessee believes are Lessor Work that Lessor is required to perform under the terms of this Paragraph 11(b) (herein, a “Repair Notice”). Following receipt of a Repair Notice, Lessor and Lessee shall promptly meet and confer (either in person or telephonically) regarding the items outlined in the Repair Notice; provided, however, that in the case of a Repair Notice with respect to an Expedited Repair Item, Lessor and Lessee shall meet and confer (either in person or telephonically) within one (1) Business Day following Lessor’s receipt of the Repair Notice. If Lessor agrees when the parties meet and confer that any of the items are Lessor Work that Lessor is required to perform under the terms of this Paragraph 11(b), then Lessor shall proceed forthwith to commence the necessary Lessor Work as soon as reasonably practicable and shall diligently pursue such Lessor Work to completion. If Lessor does not agree when the parties meet and confer that an item is Lessor Work that Lessor is actually required to perform under the terms of this Paragraph 11(b), then such disputed item shall constitute a “Disputed Item” hereunder. As used herein, the term “Expedited Repair Item” shall mean either (A) an item that is reasonably anticipated to cost less than Fifty Thousand Dollars ($50,000) to complete, or (B) a Building Climate Item that is reasonably anticipated to cost Fifty Thousand Dollars ($50,000) or more to complete. As used herein, the term “Building Climate Item” shall mean an item of work that is necessary to (I) maintain the air temperature within the office areas of the Building at a range between 69 degrees Farenheit and 76 degrees Farenheit, or such greater range of temperature as may be mandated by any governmental entity or public utility body promulgating or revising any statute, ordinance, regulation, mandatory guideline or building, fire or other code with respect to energy conservation, (II) restore electrical service to the Building, where substantially all electrical service to the Building has been interrupted, (III) restore water service to the Building, where substantially all water service to the Building has been interrupted, or (IV) restore sewage removal service to the Building, where substantially all sewage removal service to the Building has been interrupted.

(A)    If the Disputed Item is other than a Building Climate Item, then the parties shall proceed in accordance with Paragraphs 11(c) and 11(d) below.

(B)    If the Disputed Item is a Building Climate Item, then Lessor shall proceed forthwith to commence the necessary Lessor Work as soon as reasonably practicable and shall diligently pursue such Lessor Work to completion; provided, however, that Lessor shall retain the right to make an ADR Demand with respect to such Building Climate Item following the completion of such work notwithstanding the fact that Lessor performed the work in connection with such Disputed Item constituting. If Lessor fails to commence any such work with respect to a Building Climate Item as soon as reasonably practicable or after commencing such work Lessor thereafter fails to diligently pursue such work to completion, then Lessee may (in addition to Lessee’s other remedies available at law, in equity or under the terms of the Lease) perform the work with respect to any such Building Climate Item following verbal notice to Lessor that Lessee is assuming control of such work and, once such work has been completed either party shall continue to have the right to make an ADR Demand with respect to such Building Climate Item. As with any other ADR Demand, any ADR Demand with respect to a Building Climate Item shall be submitted to the determination pursuant to the procedures set forth in Paragraph 11(d) below.

(c)     Notwithstanding any provision to the contrary in Paragraph 11(b) above, if any Disputed Item would cost less than Fifty Thousand Dollars ($50,000) to complete (a “Minor Item”), Lessee may perform the work to complete any such Minor Item at any time after such Minor Item is determined to be a Disputed Item, provided that no ADR Demand (as defined in Paragraph 11(d) below) shall be made with respect to such Disputed Item until there has been accumulated a group of Disputed Items (whether all Minor Items or a combination of Minor Items and other Disputed Items) that (x) have not previously been submitted to a Neutral Third Party for review, and (y) cost, or would cost, in the aggregate, at least One Hundred Thousand Dollars ($100,000) to complete.

(d)     Any demand to submit a determination to review before a Neutral Third Party (whether by Lessee in connection with a Building Climate Item, or in connection with a Disputed Item that would cost Fifty Thousand Dollars ($50,000) or more to complete, or in connection with a group of Disputed Items (whether all Expedited Repair Items or a combination of Expedited Repair Items and other Disputed Items) that would cost, in the aggregate, at least One Hundred Thousand Dollars ($100,000) to complete, or by Lessor irrespective of the cost to complete such Disputed Item) shall be made in a written notice to the other party (herein an “ADR Demand”), specifying the name and address of the person the demanding party proposes to serve as the Neutral Third Party. Lessor and Lessee shall attempt in good faith to appoint a Neutral Third Party within ten (10) days after delivery of an ADR Demand. If the parties do not so agree within such ten (10) day period, then either party, on behalf of both, may request appointment of such a qualified person to serve as the Neutral Third Party by JAMS (or its successors), and the other party shall not raise any question as to JAMS’ full power and jurisdiction to entertain the application for and make the appointment. The Neutral Third Party shall issue a written statement explaining his or her decision (herein the “Neutral Decision”). The decision of the Neutral Third Party reflected in the Neutral Decision shall be final and binding upon the parties. In the event of a failure, refusal or inability of the selected Neutral Third Party to act, his or her successor shall be appointed in the same manner as provided for appointment of the original Neutral Third Party. The term “Neutral Third Party” shall mean (I) with respect to the determination of whether or not the required work is considered a capital repair, improvement or replacement under generally accepted accounting principles that are consistent with industry standards and sound management practices, (A) an accounting professional, who is a licensed certified public accountant with one of the ten (10) largest public accounting firms in the San Francisco Bay Area, and (B) has at least ten (10) years professional experience with the accounting procedures of Class “A” commercial office buildings in San Francisco, California of more than one hundred thousand (100,000) rentable square feet, and (C) has not been engaged or employed by Lessor or Lessee within the five (5) years preceding his or her appointment, and (II) with respect to the determination of whether or not an item requires maintenance, repair or replacement, (A) a building manager or building engineer who has at least ten (10) years professional experience in the management and repair of commercial office buildings in San Francisco, California, similar to the Comparable Maintenance Standards Buildings, and (B) is generally familiar with the Comparable Maintenance Standards Buildings, and (C) has not been engaged or employed by Lessor or Lessee within the five (5) years preceding his or her appointment. In the case of determinations of whether or not the required work is considered a capital repair, improvement or replacement under generally accepted accounting principles that are consistent with industry standards and sound management practices, the Neutral Third Party shall only consider the accounting standards and management practices of owners of Class “A” commercial office buildings in San Francisco, California of more than one hundred thousand (100,000) rentable square feet. In the case of determinations of whether or not an item requires maintenance, repair or replacement, the Neutral Third Party shall only consider the maintenance standards which are customarily maintained by the owners of the Comparable Maintenance Standards Buildings.

(i)    If the Neutral Third Party determines that any Disputed Item (other than an Expedited Repair Item that has previously been performed by either Lessor or Lessee, as applicable) constituted Lessor Work required under the Lease, then Lessor shall proceed forthwith to commence the necessary Lessor Work within thirty (30) days following the issuance of the Neutral Decision setting forth such determination and shall diligently pursue such Lessor Work to completion. If the Neutral Third Party determines that any Disputed Item constituting an Expedited Repair Item (other than an Expedited Repair Item that has previously been performed by either Lessor or Lessee, as applicable) constituted Lessor Work required under the Lease, then Lessor shall proceed forthwith to commence the necessary Lessor Work as soon as reasonably practicable following the issuance of the Neutral Decision setting forth such determination and shall diligently pursue such Lessor Work to completion. Notwithstanding the foregoing, (A) if the Neutral Third Party determines that any Minor Item constituted Lessor Work required under the Lease and Lessee has previously performed the work with respect to such Minor Item, then following the issuance of the Neutral Decision setting forth such determination Lessor shall reimburse Lessee for the reasonably incurred costs of such Lessor Work within thirty (30) days after the issuance of the Neutral Decision, and (B) if the Neutral Third Party determines that any Building Climate Item did not constitute Lessor Work required under the Lease and Lessor has previously performed the work with respect to such Building Climate Item, then following the issuance of the Neutral Decision setting forth such determination Lessee shall reimburse Lessor for the reasonably incurred costs of the work with respect to such Building Climate Item within thirty (30) days after the issuance of the Neutral Decision.

(ii)    If the Neutral Third Party determines that all of the Disputed Items were Lessor Work required under the Lease, Lessor shall pay all of the fees and expenses of the Neutral Third Party. If the Neutral Third Party determines that none of the Disputed Items were Lessor Work required under the Lease, Lessee shall pay all of the fees and expenses of the Neutral Third Party. If the Neutral Third Party determines that some of the Disputed Items were not Lessor Work required under the Lease, but some of the Disputed Items were Lessor Work required under the Lease, then Lessee shall be responsible for a portion of the fees and expenses of the Neutral Third Party in an amount equal to the ratio that the cost to complete the Disputed Items which were determined not to constitute Lessor Work required under the Lease bears to the total cost to complete the Disputed Items then submitted to the Neutral Third party for review, and the Lessor shall be responsible for payment of a portion of the fees and expenses of the Neutral Third Party in an amount equal to the ratio that the cost to complete the Disputed Items which were determined to constitute Lessor Work required under the Lease bears to the total cost to complete the Disputed Items then submitted to the Neutral Third party for review.

(e)     If (x) Lessor has agreed in writing to perform Lessor Work or if the Neutral Third Party determines that Lessor Work is required under the Lease, and (y) (i) in the case of any such Lessor Work that constitutes a Minor Item, Lessor fails to commence any such Lessor Work constituting a Minor Item within ten (10) days after agreeing to perform such Lessor Work or within ten (10) days following the issuance of the Neutral Decision setting forth such determination, as applicable, or (ii) in the case of any Lessor Work other than an Expedited Repair Item, Lessor fails to commence any such Lessor Work within thirty (30) days after agreeing to perform such Lessor Work, or within thirty (30) days following the issuance of the Neutral Decision setting forth such determination, as applicable, or in connection with either item (y)(i) or (y)(ii) Lessor thereafter fails to diligently pursue such Lessor Work to completion, then Lessee may (in addition to Lessee’s other remedies available at law, in equity or under the terms of the Lease) perform any such Lessor Work (other than any Lessor Work that is the subject of a pending dispute being resolved pursuant to Paragraph 11(b)(i) above) and, once such Lessor Work has been completed, Lessor shall reimburse Lessee for the reasonably incurred costs of such Lessor Work (other than any Lessor Work that is the subject of a pending dispute being resolved pursuant to Paragraph 11(b)(i) above) within thirty (30) days after receipt of Lessee’s detailed invoice therefore, with interest thereon from the date of payment by Lessee at the lower of (x) ten percent (10%) per annum, or (y) the highest rate permitted by applicable law.

(f)    If Lessee is entitled to reimbursement from Lessor under this Paragraph 11 and Lessor fails to reimburse Lessee as and when required pursuant to either Paragraph 11(d)(ii) or Paragraph 11(e) above, as applicable, then Lessee shall have the right to offset the amounts to which it is entitled to reimbursement (including any applicable interest thereon to which Lessee is permitted pursuant to Paragraph 11(e) above) against the monthly Base Rent as it comes due under the Lease.

12.    Assignment and Subleasing. From and after the Effective Date, Paragraphs 4 and 5 of the MOU shall be deleted in their entirety and of no further force or effect with respect to periods on or after the Effective Date. From and after the Effective Date, the provisions of this Paragraph 12 shall be added to the Lease. Lessor and Lessee desire to clarify the provisions of Paragraph 2.1.11 of the Lease regarding the definition of Affiliate by substituting the following for Paragraph 2.1.11:

“2.1.11 The term “Affiliate” means, with respect to either party, (i) any Person which directly or indirectly controls, or is controlled by, or is under common control with, such party, or (ii) any Person which is a member with such party in the relationship of joint venture, partnership, trust or other form of business association concerning or which in any way affects the subject matter involved. “Person” shall mean, without limitation, natural persons, corporations, associations, partnerships, trusts, and limited liability companies. “Control” of a Person means the ownership of stock or other equity interests, or contract or other rights, in any such case entitling their holder to elect greater than fifty percent (50%) of the directors or similar functionaries of that Person. For purposes of the foregoing definitions, members of the Existing Shareholder Group, as defined below, shall be considered an association regardless of whether there is any formal voting trust or other entity controlling the voting rights of such interests, so that equity interests in Lessee or any other entity held by members of the Existing Shareholder Group shall be aggregated for purposes of applying the foregoing control test. The “Existing Shareholder Group” shall include all current beneficial owners of equity interests in Lessee, or their ancestors, descendants, adopted children, spouses or former spouses, trusts established by or for the benefit of such persons, partnerships or other entities of any kind which were transferees of equity interests of such owners or any of them, and charitable or nonprofit organizations which were transferees of equity interests of such owners.”

(a)    Subletting or Assignment to Affiliate. Lessor and Lessee desire to clarify the provisions of Paragraph 11.2 of the Lease regarding Lessee’s right to assign the Lease or sublet all or a portion of the Premises without the consent of Lessor.

Without modification to any rights or obligations of Lessee hereunder, Lessee’s attention is directed to Paragraphs 3(b) and 3(c) above, with respect to Lessee’s potential future obligations for demising as they relate to Unoccupied Surrender Space, Non-Protected Space and Relocated Premises.

Any assignment or subletting that is made to an Affiliate of Lessee shall, as stated in Paragraph 11.2, be permitted without the consent of Lessor pursuant to Paragraph 11.2 of the Lease, provided that the conditions set forth in Paragraphs 12(a)(i) and 12(a)(ii) below are satisfied as to such assignment or subletting (and the parties agree that, as to subletting or assignment to Affiliates of Lessee, the conditions set forth in Paragraphs 12(a)(i) and 12(a)(ii) below are hereby substituted for the conditions stated in Paragraph 11.2 of the Lease):

(i)    Lessee shall furnish Lessor with prior written notice of such proposed assignment or subletting and the identity of the proposed assignee or sublessee; and

(ii)    Lessee shall furnish Lessor with a fully-executed copy of the sublease or assignment instrument if any, and, with respect to any assignments to an Affiliate of Lessee, Lessee shall furnish Lessor with a fully-executed copy of an instrument in writing, in form and substance consistent herewith, pursuant to which the assignee assumes all of the obligations and liabilities accruing from and after such assignment and imposed upon Lessee herein or arising hereunder.

(b)    Assignments and Deemed Assignments to Non-Affiliates. Lessor and Lessee desire to further clarify the provisions of Paragraph 11.2 of the Lease regarding Lessee’s right to assign the Lease without the consent of Lessor. For purposes of Paragraphs 11.1 and 11.2 of the Lease, an assignment shall be made or deemed made as a result of the following transactions (a “Test Transaction”): (1) the sale or other transfer of all or substantially all of the stock of Lessee to any Person who is not an Affiliate of Lessee (herein, a “Non-Affiliate Person”) (whether the Lease obligations and liabilities remain with Lessee or are assumed by the Non-Affiliate Person acquiring all or substantially all of the stock of Lessee), or (2) the sale or other transfer of all or substantially all of the assets of Lessee to any Non-Affiliate Person (whether the Lease obligations and liabilities remain with Lessee or are assumed by the Non-Affiliate Person acquiring all or substantially all of the assets of Lessee), or (3) the merger or consolidation of Lessee into any Non-Affiliate Person, pursuant to a merger, consolidation, or other reorganization in which Lessee is not the surviving entity (the “Merged Entity”), or (4) the sale or other transfer of a controlling interest in Lessee to a Non-Affiliate Person (where a “controlling interest” shall be determined using the definition of “Control” in Paragraph 2.1.11 of the Lease, as amended) (whether the Lease obligations and liabilities remain with Lessee or are assumed by the Non-Affiliate Person acquiring a controlling interest in Lessee); and the “assignee” (i.e., the Non-Affiliate Person which acquires all or substantially all of the stock or assets of Lessee or a controlling interest in Lessee and assumes the obligations and liabilities of the Lease) or the “deemed assignee” (i.e., Lessee if the Non-Affiliate Person who acquires all or substantially all of the stock or assets of Lessee or a controlling interest in Lessee does not assume the obligations and liabilities of the Lease or the Merged Entity) shall be the Person responsible for the obligations and liabilities of the Lease on and after the consummation of the applicable Test Transaction. Any assignment that is made or is deemed to have been made in connection with or as a result one of the foregoing Test Transactions shall, as stated in Paragraph 11.2 of the Lease, be permitted without the consent of Lessor pursuant to Paragraph 11.2 of the Lease (and the assignee or deemed assignee shall become or remain the Lessee and shall sometimes be referred to herein as a “Permitted Assignee”), provided that the conditions set forth in Paragraphs 12(b)(i), 12(b) (ii) and 12(b)(iii) below are satisfied as to such assignment (and the parties agree that, as to the Test Transactions, the conditions set forth in Paragraphs 12(b)(i), 12(b)(ii) and 12(b)(iii) below are hereby substituted for the conditions stated in Paragraph 11.2 of the Lease):

(i)    Lessee shall furnish Lessor with prior written notice of such proposed assignment and the identity of the proposed assignee; provided, however, if an assignment is not within the control of Lessee, said assignee shall upon such assignment promptly furnish Lessor with written notice thereof;

(ii)    With respect to any assignment where the Lease is assumed by a Non-Affiliate Person acquiring all or substantially all of the stock or assets of Lessee or a controlling interest in Lessee, Lessee shall furnish Lessor with a fully-executed copy of an instrument in writing, in form and substance consistent herewith, pursuant to which the assignee assumes all of the obligations and liabilities accruing from and after such assignment and imposed upon Lessee herein or arising hereunder; and

(iii)    The assignee or the deemed assignee, as applicable, shall satisfy one of the conditions described in Paragraphs 12(b)(iii) (A), 12(b)(iii)(B) and 12(b)(iii)(C) below:

(A)    In the event that the assignee or deemed assignee, as applicable, has Five Hundred Million Dollars ($500,000,000) or more of long term debt, such assignee or deemed assignee shall certify to Lessor, by way of a certificate subscribed by the chief financial officer or an assistant financial officer (or equivalent) of the applicable entity, in form reasonably satisfactory to Lessor and substance consistent with Paragraph 12(b)(iii)(A)(2) below, that the assignee or deemed assignee, as applicable, has as of the date of the assignment or deemed assignment, giving effect to the Test Transaction, a ratio of long-term debt to EBITDA of not greater than 5 to 1.

(1)    In calculating this ratio, “EBITDA” shall mean the sum of (aa) the assignee’s or deemed assignee’s, as applicable, net income, interest expenses, taxes, depreciation, amortization and non-cash accruals for special compensation plans (including without limitation, as to Lessee, Lessee’s Global Success Sharing, Key Employee Incentive, and Long-Term Incentive Plans, as applicable), minus (bb) the assignee’s or deemed assignee’s, as applicable, cash payments for its special compensation plans, computed on a consolidated basis as of the last day of the most recently completed fiscal quarter, computed on a rolling four quarter basis consisting of such quarter and the three immediately preceding quarters of the assignee or deemed assignee, as applicable, giving effect on a proforma basis to the Test Transaction.

(2)    The foregoing certificate shall be accompanied by the most recent then-existing financial statements of the assignee or deemed assignee, as applicable, that have been audited by a so-called “Big Four” Certified Public Accounting firm (or, if such designation is discontinued or no longer applicable, by a similar nationally-recognized, licensed certified public accounting firm), and prepared, at the option of the assignee or deemed assignee, as applicable, on a consolidated basis. It is the intention of the parties that the assignee or deemed assignee, as applicable, shall not be required to specially prepare financial statements to comply with the foregoing requirement. To the extent that such financial information as reasonably necessary to support the certification is not contained in the then-existing financial statements, such certificate shall also be accompanied by a statement in reasonable detail showing the calculation set forth above and the financial information relied upon by such chief or assistant financial officer in giving the certificate, which information shall give effect on a proforma basis to the Test Transaction, and which statement may, at the option of the assignee or deemed assignee, as applicable, be prepared on a consolidated basis.

(3)    If financial statements or other financial information relating to the assignee or deemed assignee shall be delivered or disclosed to Lessor under this Paragraph 12(b)(iii)(A), Paragraph 12(b)(iii)(B) below, or any other provision of the Lease, Lessor shall maintain in strict confidence all such financial statements and all information contained therein, and shall not, without the prior written consent of such assignee or deemed assignee disclose such information to any person or individual excepting only Lessor’s principals, accountants, attorneys, or other consultants who are advising Lessor regarding such information, on the condition that any such person or individual to whom such information is disclosed shall agree in writing to maintain the confidentiality of such information. Any such information shall not be used by Lessor or any other person or individual to whom such information is disclosed for any purpose other than for the purposes contemplated under the Lease and such information shall be retained by Lessor in a confidential manner.

(B)    In the event that the assignee or deemed assignee, as applicable, has less than Five Hundred Million Dollars ($500,000,000) of long term debt, such assignee or deemed assignee shall certify to Lessor, by way of a certificate subscribed by the chief financial officer or an assistant financial officer (or equivalent) of the applicable entity, in form reasonably satisfactory to Lessor and substance consistent with Paragraph 12(b)(iii)(A)(2) above, that the assignee or deemed assignee, as applicable, has as of the date of the assignment or deemed assignment, giving effect to the Test Transaction and to the assignment or deemed assignment of the Lease, EBITDA of at least One Hundred Million Dollars ($100,000,000). For purposes hereof, “EBITDA” shall have the meaning set forth in Paragraph 12(b)(iii)(A)(1) above.

(C)    If the assignee or deemed assignee, as applicable, is either unable or unwilling to provide the certificate (and the other required information) described in Paragraph 12(b)(iii)(A) or Paragraph 12(b)(iii)(B) above, as applicable, then such assignee or deemed assignee may satisfy the condition stated in Paragraph 12(b)(iii) by providing to Lessor an irrevocable and unconditional (other than the conditions provided herein) standby letter of credit (“Letter of Credit”) governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, as revised from time to time, and issued by a commercial bank (“Issuer”), reasonably satisfactory to Lessor, with offices for banking purposes in the City of San Francisco. The Letter of Credit shall name Lessor as the beneficiary, be in an amount equal to twelve (12) times the monthly Adjusted Base Rent then in effect under the Lease (but in no event an amount greater than the remaining rental obligation under the unexpired term of the Lease, as it may actually be extended from time to time), have a term of not less than one (1) year (or the period specified below if shorter), permit multiple drawings, be fully transferable by Lessor to Lessor’s successor-in-interest in the Building, and otherwise be in form reasonably satisfactory to Lessor and consistent with the provisions hereof. The Letter of Credit shall also provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each during the term of the Lease plus a period of thirty (30) days after the expiration of the term (and in the event that an arbitration or judicial proceeding has been instituted by the assignee or deemed assignee, as applicable, as provided under Paragraph 12(b)(iii)(C)(2) below and such proceeding has not been concluded prior to the expiration of the term, for consecutive periods of one (1) year each until thirty (30) days after the issuance of an order under the arbitration or judicial proceeding, as applicable), unless the Issuer sends written notice (“Issuer Notice”) to Lessor (with a simultaneous copy to the assignee or deemed assignee, as applicable) by any method specified in Article 26 of the Lease, as amended, not less than forty-five (45) days preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. If Lessor receives an Issuer Notice, and not later than fifteen (15) business days prior to the expiry date of the Letter of Credit the assignee or deemed assignee, as applicable, fails to furnish Lessor with a replacement Letter of Credit pursuant to the terms and conditions of this Paragraph 12(b)(iii)(C), then Lessor shall have the right to draw the full amount of the Letter of Credit, by delivering to Issuer (with a simultaneous copy to the assignee or deemed assignee, as applicable) a Nonrenewal Declaration (as defined below). The Issuer shall, no sooner than three (3) business days after receipt of a Nonrenewal Declaration, disburse to Lessor the full amount of the Letter of Credit, unless, within such time, the Issuer has received a subscribed and sworn statement of the chief financial officer or other responsible officer of the assignee or deemed assignee, as applicable, that a replacement Letter of Credit has been provided to Lessor, to which statement a copy of the replacement Letter of Credit shall be attached, in which case no amount shall be drawn on the Letter of Credit. Provided, however, in the event that an automatically renewable Letter of Credit can not be obtained at a commercially reasonable rate, then the assignee or deemed assignee, as applicable, shall not less than thirty (30) days preceding each expiration date of the Letter of Credit renew the Letter of Credit as provided above, and if the assignee or deemed assignee, as applicable, fails to furnish Lessor with a replacement Letter of Credit at least fifteen (15) business days prior to the expiry date of the Letter of Credit pursuant to the terms and conditions of this Paragraph 12(b)(iii)(C), then Lessor shall have the right to draw the full amount of the Letter of Credit, by delivering to Issuer (with a simultaneous copy to the assignee or deemed assignee, as applicable) a Nonrenewal Declaration. The Issuer shall, no sooner than three (3) business days after receipt of a Nonrenewal Declaration, disburse to Lessor the full amount of the Letter of Credit, unless, within such time, the Issuer has received a subscribed and sworn statement of the chief financial officer or other responsible officer of the assignee or deemed assignee, as applicable, that a replacement Letter of Credit has been provided to Lessor, to which statement a copy of the replacement Letter of Credit shall be attached, in which case no amount shall be drawn on the Letter of Credit. In the event that any Letter of Credit proceeds have been disbursed to Lessor as provided hereunder, Lessor shall hold the proceeds of the Letter of Credit as a cash deposit pursuant to the terms and conditions of this Paragraph 12(b)(iii)(C). Notwithstanding anything to the contrary contained herein, any failure by the assignee or deemed assignee, as applicable, to renew or replace the Letter of Credit or provide a cash equivalent as provided herein shall be a default under the Lease. For purposes hereof, a “Nonrenewal Declaration” shall be a statement, subscribed and sworn by a general partner or the chief financial officer or assistant financial officer (or equivalent) of Lessor, stating that the assignee or deemed assignee, as applicable, is required and has failed to timely furnish a replacement Letter of Credit pursuant to the terms and conditions of Paragraph 12(b)(iii)(C) of the Lease. The following provisions shall apply to the Letter of Credit and cash deposit, as applicable:

(1)    If the assignee or deemed assignee, as applicable, defaults in respect of any of the terms, covenants or conditions of the Lease which impose a monetary payment obligation on such assignee or deemed assignee, including without limitation the payment of rent and such default has continued beyond all applicable cure periods provided in the Lease, and provided that if a notice of default was either not required under the terms and conditions of the Lease, or if required, did not expressly provide that failure to cure such default pursuant to the terms and conditions of the Lease may result in Lessor drawing upon the Letter of Credit as provided in this Paragraph 12(b), Lessor has given such assignee or deemed assignee one (1) additional notice of such default which notice expressly refers to this Paragraph 12(b), and states that failure to cure such default within a period of ten (10) days after delivery of the additional notice may result in Lessor drawing upon the Letter of Credit as provided in this Paragraph 12(b) and such default has not been so cured, then Lessor may apply the whole or any part of any cash security, or may notify the Issuer and subject to the terms and conditions of Paragraph 12(b)(iii)(C)(2) below, thereon receive all or a portion of the monies represented by the Letter of Credit, and apply the whole or any part of such proceeds, as the case may be, but only in the amount required for the payment of any past due Base Rent or any other sum as to which such assignee or deemed assignee is in default, including, without limitation, any sum which Lessor may reasonably expend or may then be required to expend by reason of such assignee’s or deemed assignee’s default in respect of any of the terms, covenants or conditions of the Lease which impose a monetary obligation on such assignee or deemed assignee, or to compensate Lessor for any loss or damage which Lessor may suffer thereby, or any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Lessor. If Lessor applies any part of proceeds of the Letter of Credit or the cash security, as the case may be, as permitted hereunder, the assignee or deemed assignee, as applicable, shall immediately restore the face amount of the Letter of Credit to the face amount which was applicable immediately prior to Lessor’s drawing down sums thereunder pursuant to an amendment to the Letter of Credit reasonably acceptable to Lessor or shall deposit with Lessor a cash sum in an amount which when added to the amount available to be drawn under the Letter of Credit equals the amount of the Letter of Credit immediately prior to Lessor’s draw under the Letter of Credit. Notwithstanding anything to the contrary contained herein, any failure by the assignee or deemed assignee, as applicable, to restore the face value of the Letter of Credit to such amount, or to deposit with Lessor a corresponding cash amount, within ten (10) days after its receipt of a written request from Lessor shall be a default under the Lease. Without limiting any other rights or remedies of Lessor as a result of such default and subject to the terms and conditions of Paragraph 12(b)(iii)(C)(2) below, Lessor may draw down any sums then remaining under the Letter of Credit and the assignee or deemed assignee, as applicable, shall within ten (10) days after its receipt of a written request from Lessor deposit cash with Lessor in an amount sufficient to bring the sums held by Lessor to an amount equal to the current security deposit amount. Any cash held by Lessor shall be held as a security deposit pursuant to the provisions of this Paragraph 12(b)(iii)(C). The assignee or the deemed assignee, as applicable, expressly agrees that such assignee or the deemed assignee shall have no right to apply any portion of the cash security or proceeds of the Letter of Credit against any of such assignee’s or deemed assignee’s obligations to pay rent hereunder.

(2)    Lessor shall have the right to draw on the Letter of Credit from time to time by delivering to Issuer (with a simultaneous copy to the assignee or deemed assignee, as applicable) a statement, subscribed and sworn by a general partner or the chief financial officer or an assistant financial officer (or equivalent) of Lessor, stating that such assignee or deemed assignee, (aa) is in default under the Lease, describing such default and the amount of any monetary default or amount required to cure any nonmonetary default, (bb) has received a notice or notices of such default from Lessor as required by the Lease (with a copy of such notice or notices attached to the certificate), and (cc) has failed to cure such default within the time provided under the Lease. The Issuer shall, no sooner than ten (10) business days after receipt of Lessor’s statement, disburse to Lessor the amount of funds demanded as necessary to cure such default, unless, within such time, the Issuer has received a subscribed and sworn statement of the chief financial officer or other responsible officer of the assignee or deemed assignee, as applicable, that either (x) the amount demanded in Lessor’s statement has been paid in full to Lessor, to which statement proof of payment shall be attached, in which event no amount shall be drawn on the Letter of Credit, or (y) such assignee or deemed assignee has initiated an arbitration or legal proceeding and filed and served upon Lessor or delivered to Lessor with a Notice and Acknowledgement of Service, a complaint or other legal pleading contesting Lessor’s claim of default or Lessor’s claimed amount of damages, to which statement a copy of the filed complaint or other legal pleading and proof of service on Lessor or copy of Notice and Acknowledgement of Service shall be attached, in which event no amount shall be drawn on the Letter of Credit unless and to the extent ordered by said arbitration or judicial proceeding.

(3)    The Letter of Credit or cash deposit shall be returned by Lessor to the assignee or deemed assignee, as applicable, within fifteen (15) business days after the earlier of:

(aa)    (i) the date a certificate conforming to the requirements set forth in Paragraph 12(b)(iii)(A) is delivered to Lessor certifying that the assignee or deemed assignee, as applicable, has met the required ratio of long term debt to EBITDA as of the end of the preceding calendar quarter, with EBITDA computed on a rolling four quarter basis consisting of such quarter and the three immediately preceding quarters as specified in Paragraph 12(b)(iii)(A)(1), provided that there has been no material uncured default under the Lease by such assignee or deemed assignee during such time period, and (ii) a twelve (12) month period has elapsed after the date a certificate under clause (i) is delivered to Lessor during which there has been no material uncured default under the Lease by the assignee or deemed assignee, as applicable (provided that if a notice of default was required under the terms and conditions of the Lease, it expressly provided that failure to cure such default pursuant to the terms and conditions of the Lease may result in Lessor drawing upon the Letter of Credit as provided in this Paragraph 12(b)); or

(bb)    (i) (x) the date a certificate conforming to the requirements set forth in Paragraph 12(b)(iii)(B) is delivered to Lessor certifying that the assignee or deemed assignee, as applicable, has less than Five Hundred Million Dollars ($500,000,000) of long term debt and at least One Hundred Million Dollars ($100,000,000) of EBITDA as of the end of the preceding calendar quarter, with EBITDA computed on a rolling four quarter basis consisting of such quarter and the three immediately preceding quarters as specified in Paragraph 12(b)(iii)(A)(1), provided that there has been no material uncured default under the Lease by such assignee or deemed assignee during such time period, and (ii) a twelve (12) month period has elapsed after the date a certificate under clause (i) is delivered to Lessor during which there has been no material uncured default under the Lease by the assignee or deemed assignee, as applicable (provided that if a notice of default was required under the terms and conditions of the Lease, it expressly provided that failure to cure such default pursuant to the terms and conditions of the Lease may result in Lessor drawing upon the Letter of Credit as provided in this Paragraph 12(b)); or

(cc)    the termination or expiration of the term of the Lease and delivery of the entire possession of the Premises to Lessor in the manner required by the Lease, provided that there is no material uncured default under the Lease by the assignee or deemed assignee, as applicable. In the event that there is a material uncured default under the Lease by such assignee or deemed assignee, the term of the Letter of Credit shall be extended as provided in Paragraph 12(b)(iii)(C) above and the provisions of Paragraph 12(b)(iii)(C) shall apply with regard to the Letter of Credit or cash security, as applicable, and as set forth therein, any cash security not required to cure a default by such assignee or deemed assignee as described therein shall be returned to such assignee or deemed assignee.

(4)    In the event of any conveyance of title to the Building, Lessor shall transfer any cash security to the new Lessor, and with respect to the Letter of Credit, within ten (10) days after notice, such assignee or deemed assignee, at its sole cost and expense, shall arrange for the transfer of the Letter of Credit to the new Lessor, as designated by Lessor in the foregoing notice or have the Letter of Credit canceled and reissued in the name of the new Lessor. Provided the cash security or Letter of Credit, as the case may be, has been so transferred, the assignee or deemed assignee shall look solely to the new Lessor for the return of the cash security or Letter of Credit, as applicable, and Lessor shall thereupon be released by such assignee or deemed assignee from all liability for the return of said cash security or Letter of Credit, as the case may be, provided that the transferee shall have assumed in an instrument reasonably satisfactory to such assignee or deemed assignee all of Lessor’s obligations under the Lease accruing from and after such sale or conveyance, including the obligations set forth herein concerning the Letter of Credit. Lessor shall cooperate with the assignee or deemed assignee, as applicable, to transfer or reissue the Letter of Credit to the new Lessor. The provisions hereof shall apply to every transfer or assignment made of the cash security or Letter of Credit, as applicable, to a new Lessor. Lessor and the assignee or deemed assignee, as applicable, further covenant and agree that neither shall assign or encumber or attempt to assign or encumber the cash security or Letter of Credit, as applicable, and neither Lessor nor the assignee or deemed assignee, as applicable, or their respective successors or assignees shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance, except that the cash security and Letter of Credit, as applicable, may be pledged by Lessor as security to the holder of a first deed of trust upon Levi’s Plaza, provided that such pledge is subject to all of assignee’s or deemed assignee’s, as applicable, rights under the Lease regarding the cash security or Letter of Credit.

(c)    Subleases To Lessee Contractors And Excluded Subtenants. Lessor and Lessee desire to further clarify the provisions of Paragraph 11.2 of the Lease regarding Lessee’s right to assign the Lease or sublet all or a portion of the Premises without the consent of Lessor. In addition to the foregoing, Lessor’s consent shall not be required nor shall Lessor have any recapture rights with respect to a sublease by Lessee from time to time of space within the Premises to (A) (i) Argonaut Securities Company, and (ii) Haas Baseball Company (each an “Excluded Subtenant” and collectively, “Excluded Subtenants”), and (B) any Person that is to use such space exclusively for the purpose of performing or furnishing services exclusively for Lessee (a “Lessee Contractor”), provided that (1) no demising walls shall be erected for purposes of such occupancy by any such Person, (2) the term of such sublease shall not exceed the lesser of two (2) years or the remaining term of the Lease, and (3) the amount of space sublet pursuant to any such sublease shall not exceed fifty percent (50%) of a floor in the Building.

(d)    Shared Profits. Lessor and Lessee also desire to clarify the provisions of Paragraph 11.3 of the Lease regarding the sharing of profits on an assignment of the Lease by Lessee or a sublet of all or a portion of the Premises by Lessee. Accordingly, Paragraph 11.3 of the Lease shall not apply to any sublease or assignment by Lessee to an Affiliate of Lessee, Permitted Assignee, a Lessee Contractor or an Excluded Subtenant. Subject to such exclusion, the fourth (4th) sentence of Paragraph 11.3 of the Lease is hereby revised to provide that Lessee shall pay Lessor an amount equal to fifty percent (50%) of the net profits (as described in Paragraph 11.3 of the Lease) (i) on subletting, either monthly or annually at the option of Lessee, and (ii) on an assignment, as received by Lessee. For purposes hereof, “net profits” shall mean the total rent or other monetary consideration received from the assignee or sublessee during the assignment or sublease term (“Gross Sublet Proceeds”), less: the sum of (A) the Adjusted Base Rent paid to Lessor by Lessee during the period of the assignment or sublease term for the space covered by the assignment or sublease (“Transferred Space”); (B) any tenant improvement allowance or free rent paid or given by Lessee to its assignee or sublessee (excluding any personal property allowances, donations or contributions); (C) broker’s commissions; (D) reasonable attorneys’ fees; (E) lease takeover payments; (F) costs required to be paid by Lessee to Lessor in connection with such assignment or sublease; and (G) costs of advertising the Transferred Space (collectively, the “Transaction Costs”); provided, however, Lessor shall not be paid any share of net profits until Lessee has recovered, from the excess of the Gross Sublet Proceeds received over the Adjusted Base Rent paid to Lessor by Lessee calculated under (A) above, all of the costs set forth in parts (B) through (G) above in connection with such Transferred Space. For example, if five (5) years then remain in the Term, and Lessee pays to Lessor $10,000,000 each year in rent for the Transferred Space during that period, and Lessee receives $11,000,000 in annual assignment or sublease rent for the Transferred Space during that period, and Lessee incurs $5,000,000 in Transaction Costs relating to the Transferred Space, there would be no net profits hereunder. If, however, for the same period, Lessee pays to Lessor $10,000,000 in rent for the Transferred Space, receives $11,000,000 in annual assignment and sublease rent for the Transferred Space, and incurs $3,000,000 in Transaction Costs, there would be a net profit hereunder of $2,000,000 relating to the Transferred Space, which would be payable during the last two (2) years of the Term in twenty-four (24) monthly installments of $88,333.33 each. In the event that any costs set forth in parts (B) through (G) above are expenditures to be paid by Lessee during the period of the assignment or sublease term for the Transferred Space, Lessee shall make a reasonable estimate of such expenditures and net profits shall be calculated based upon such estimates. Upon the actual expenditure of any such deferred costs, Lessee and Lessor shall reconcile the amount of their respective shares of net profits, if any, and make any payment required based on account of such reconciliation.

(e)    Transfers By Lessor. Lessor and Lessee further desire to clarify Article 11 of the Lease by adding the following at the end of Paragraph 11.4 of the Lease:

Notwithstanding the foregoing, Lessor shall not be released from such liability hereunder unless and until Lessor delivers to Lessee an instrument in writing in form and substance reasonably satisfactory to Lessee executed by Lessor’s successor in interest assuming all of the obligations and liabilities imposed upon Lessor herein or arising hereunder accruing from and after such sale or conveyance.

(f)    Lessor’s Recapture Right. Lessor and Lessee further desire to clarify Article 11 of the Lease by adding thereto a right on the part of Lessor to recapture the Premises under certain prescribed circumstances in the event of a proposed assignment or subletting of all or a portion of the Premises. Accordingly, Article 11 is hereby revised to include the following new Paragraph 11.5:

“11.5 Recapture of Premises by Lessor.

11.5(a) By written notice to Lessee (the “Termination Notice”) given within twelve (12) business days following a request by Lessee, pursuant to Paragraph 11.1 of the Lease, for Lessor’s consent to a proposed assignment of the Lease or a proposed subletting of all or a portion of the Premises, Lessor shall have the right to (i) terminate the Lease in the event of an assignment hereof or a sublet of the entire Premises, or (ii) terminate the Lease as to the portion of the Premises to be sublet, if the proposed sublet applies to less than the entire Premises (the rights described in clauses (i) and (ii) of this Paragraph 11.5 shall be known singularly and collectively as the “Right of Recapture”); provided, however, that Lessor shall have the Right of Recapture only in the event that one (1) or more of the following conditions applies at the time Lessee requests Lessor’s consent to a proposed assignment or subletting by Lessee:

(A)    The Square Footage Threshold (as defined in Paragraph 3 of the Second Amendment) has been exceeded (or will be exceeded by the currently proposed sublease or assignment);

(B)    Lessee no longer occupies at least two hundred fifty thousand (250,000) rentable square feet within the Building; provided, that, for the purposes of this Paragraph 11.5(a), space shall be deemed “occupied” by Lessee if, and only if, (i) such space is leased to Lessee (and, except as permitted in the following clause (ii), such space is not subject to a sublease or assignment by Lessee or any other form of occupancy agreement between Lessee and any third party), or (ii) such space is subleased or assigned by Lessee to a Permitted Assignee, an Affiliate of Lessee, a Lessee Contractor or an Excluded Subtenant; or

(C)    If Lessee proposes to sublet all or a portion of the Premises, and either (i) the term of the proposed sublease (including options to extend or renew the term) is greater than seven (7) years, or (ii) the proposed sublease will commence during the last two (2) years of the then current term of the Lease, unless Lessee extends the then current term of the Lease, in which case Lessor shall not have a Right of Recapture pursuant to this item (ii) with respect to the proposed sublet space so long as the total sublease term (including options to extend or renew the term) does not exceed seven (7) years.

11.5(b) If Lessor elects to exercise its Right of Recapture hereunder with respect to a proposed subletting by Lessee, and the Premises to be covered by such proposed sublease is less than the entire Premises (any such portion herein the “Recaptured Space”), the parties shall execute an amendment to the Lease pursuant to which (x) all of Lessee’s obligations pertaining to such Recaptured Space, including those for Base Rent, Adjusted Base Rent, Lessee’s Percentage of Operating Expenses and Adjusted Taxes for the Building and any additional rent and other charges due hereunder shall be reduced in proportion to the reduction in the rentable square footage of the Premises caused thereby, the amount of such reductions to be determined by multiplying such obligations by a fraction, the numerator of which is the rentable square footage of the Premises included within such sublease (i.e. the Recaptured Space) and the denominator of which is the rentable square footage of the entire Premises immediately prior to such termination by Lessor, and (y) the Operating Expense provisions within the Lease (including, without limitation, Lessee’s obligation for payment of Lessee’s Percentage of Operating Expenses with respect to the Building) and the parties respective maintenance and repair obligations under Paragraph 11 of the Second Amendment shall be adjusted to reflect the fact that Lessor will once again assume control over operation of the Building, provided, that, in adjusting the Operating Expense provisions and the parties respective obligations under the Lease for maintenance, repairs and replacements, the parties shall strive to reformulate their respective rights, obligations and responsibilities in a fashion consistent with the practices in effect prior to Lessee’s assumption of the operation and maintenance of the Building. (In such event, Lessor shall manage the maintenance and repair of the Building in a manner consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings, including, without limitation, instituting competitive bidding practices, if any, with respect to contractors and vendors which are customarily adhered to by the owners of the Comparable Maintenance Standards Buildings in connection with maintenance and repair of the Comparable Maintenance Standards Buildings.) Lessor shall bear the costs incurred in physically separating the space covered by such sublease from the balance of the Premises and in complying with any applicable laws or regulations applying due to such separation, including costs of compliance required as a result of or in connection with such separation.

11.5(c)    If Lessor does not exercise its Right of Recapture under this Paragraph 11.5 with respect to any proposed assignment or subletting, then Lessor shall not unreasonably withhold, condition or delay its consent to such proposed assignment or subletting.

11.5(d)    Lessor’s Right of Recapture shall not apply to any assignment or subletting made to (i) an Affiliate of Lessee or a Permitted Assignee pursuant to Paragraph 11.2 of the Lease and Paragraph 12(a) of the Second Amendment, or otherwise made to any Affiliate of Lessee or Permitted Assignee, or (ii) a Lessee Contractor, or (iii) an Excluded Subtenant.”

(g)    Whenever Lessor’s consent to a proposed assignment or subletting is required pursuant to Paragraph 11.1 of the Lease, Lessor agrees that it shall not unreasonably withhold, condition or delay such consent and Lessor’s consent to such assignment or subletting shall be deemed given unless Lessor exercises its Right of Recapture or otherwise notifies Lessee in writing of its refusal to grant such consent (which notice shall state the reason(s) for the withholding of such consent), within twelve (12) business days after Lessee’s request for Lessor’s consent. Without limiting the circumstances for which it may be reasonable for Lessor to withhold its consent to an assignment or subletting pursuant to Article 11 of the Lease, Lessor and Lessee acknowledge that it shall be reasonable for Lessor to withhold its consent in the following instances:

(i)    If at the time Lessor’s consent is requested or at any time prior to the granting of such consent, Lessee is in default beyond any applicable cure period specified under the Lease;

(ii)    If in Lessor’s reasonable judgment, the use of the Premises by the proposed assignee or sublessee would involve occupancy by other than primarily general office personnel;

(iii)    If either (A) the sublease or assignment is to a proposed assignee or sublessee that intends to use all or a portion of the Premises for retail purposes and, in Lessor’s reasonable judgment, such retail use of the Premises by the proposed assignee or sublessee would breach any so-called “exclusive” use provision then in an existing lease or would cause Lessor to violate a provision in any lease which prohibits the lease of space to such tenant’s competitors or give a tenant a right to cancel its lease in the event that space is leased to a competitor (for purposes hereof, the foregoing provisions collectively are “exclusive rights”), and such tenant occupies retail space in Levi’s Plaza, or (B) in Lessor’s reasonable judgment, the use of the Premises by the proposed assignee or sublessee would breach any so-called “exclusive” use provision then in an existing lease, or would cause Lessor to violate a provision in any lease which prohibits the lease of space to such tenant’s competitors or give a tenant a right to cancel its lease in the event that space is leased to a competitor (for purposes hereof, the foregoing provisions collectively are “exclusive rights”), and such lease is for at least a minimum of sixteen thousand (16,000) rentable square feet of non-retail space in the Building. In connection with the foregoing, Lessor agrees to provide Lessee with prompt written notice of any exclusive rights granted in favor of any such tenant presently in effect, or which are granted on or after the Effective Date; provided, however, that this restriction relating to violations of exclusive rights shall not preclude Lessee from subleasing Lessee’s cafeteria or food service facilities to a third party operator in connection with a contract between such third party operator and Lessee for the operation of Lessee’s cafeteria or food service facilities so long as such cafeteria or food service facilities continue to be operated in accordance with the provisions of the Lease, including without limitation, Paragraph 9 of this Second Amendment;

(iv)    If in Lessor’s reasonable judgment, the financial worth of the proposed assignee or sublessee is not sufficient to meets its obligations under the proposed assignment or sublease;

(v)    If the use of the Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

(vi)    If the proposed assignee or sublessee is a governmental agency; or

(vii)    If the proposed assignee or sublessee is not then a Levi’s Plaza tenant and such proposed assignee or sublessee has delivered to or received from Lessor a written request for proposal or offer or letter of intent for space in Levi’s Plaza during the forty-five (45) days immediately preceding notice by Lessee of its intention to assign or sublet (any such proposed assignee or sublessee is referred to herein as a “Prospective Tenant”), provided, however, in order for Lessor to object to any proposed assignee or sublessee pursuant to this Paragraph 11.5(g)(vii), Lessor must be able to furnish such proposed assignee or sublessee with space in Levi’s Plaza that is substantially comparable in size to the space required by such proposed assignee or sublessee. In connection with the foregoing, if Lessee notifies Lessor of its intention to assign or sublet space within the Building and requests from Lessor the information hereinafter described, Lessor shall within five (5) business days after receipt of such notice, furnish Lessee with a list of parties qualifying as Prospective Tenants (the “Original List”) and shall thereafter update the Original List every thirty (30) days with any additional Prospective Tenants that have delivered to or received from Lessor a written request for proposal or offer or letter of intent for space in Levi’s Plaza after Lessor’s receipt of notice by Lessee of its intention to assign or sublet (the “Updated List(s)”). On and after Lessee’s receipt of the Original List, Lessor shall be precluded from adding to an Updated List any prospective tenant as to which Lessee can establish that, prior to such tenant having delivered to or received from Lessor a written request for proposal or offer or letter of intent for space in Levi’s Plaza, Lessee delivered to or received from such tenant a written request for proposal or offer or letter of intent for Lessee’s space in the Building. Notwithstanding the foregoing, a Prospective Tenant shall be removed from the Original List or an Updated List, as applicable, in the event that (i) within sixty (60) days after such Prospective Tenant was first included on the Original List or an Updated List, as applicable, such Prospective Tenant has not executed a letter of intent for space in Levi’s Plaza, or (ii) within one hundred eighty (180) days after such Prospective Tenant was first included on the Original List or an Updated List, as applicable, such Prospective Tenant has not executed a lease agreement for space in Levi’s Plaza.

(h)    No assignment or subletting by Lessee pursuant to Article 11 of the Lease, nor any consent thereto by Lessor, shall relieve Lessee of any obligation to be performed by Lessee under the Lease, except to the extent, if any, that Lessor elects, pursuant to its Right of Recapture, to terminate the Lease in whole or in part.

(i)    In the event Lessee shall assign the Lease or sublet the Premises or request the consent of Lessor to any assignment or subletting requiring Lessor’s consent hereunder, then Lessee shall pay Lessor’s reasonable attorneys’ fees incurred in connection therewith (not to exceed two thousand dollars ($2,000) in each such case).

(j)    Notwithstanding anything to the contrary contained in Paragraph 11.1 of the Lease, Lessee may not, without the prior written consent of Lessor, which Lessor may withhold in its sole and absolute discretion, assign its interest in the Lease with respect to, or sublet any portion of the Premises which constitutes, less than fifty percent (50%) of the net rentable square footage of any floor in the Building; provided, however, that the foregoing restriction shall not apply to any assignment or subletting (i) to an Affiliate of Lessee or Permitted Assignee pursuant to Paragraph 11.2 of the Lease or otherwise made to any Affiliate of Lessee or Permitted Assignee, or (ii) to a Lessee Contractor, or (iii) an Excluded Subtenant.

13.    Use of the Premises. From and after the Effective Date, Paragraph 6 of the MOU shall be deleted in its entirety and replaced with the provisions of this Paragraph 13. Lessor and Lessee desire to clarify the permitted uses of the Premises by deleting the last sentence of Paragraph 7.1 of the Lease and adding the following:

“In addition, Lessee shall have the right to use the Premises for sales of “samples” to Lessee’s employees from time to time, sales of Lessee’s products by telephone and catalog, and the promotion and conduct of electronic commerce by Lessee, its Affiliates, a Permitted Assignee or a Lessee Contractor (such as by use of the internet and other like and future media).”

14.    Base Building and Common Area Work. Lessor shall be responsible for constructing the Base Building Work (as defined below) at its sole cost and expense. Subject to Construction Delays (as defined in Paragraph 15(e) below) or delays caused in whole or in part by Lessee, Lessor shall use its commercially reasonable efforts to Substantially Complete all Base Building Work in accordance with the schedule set forth in Exhibit B attached hereto. As used herein, the terms “Substantially Complete” or “Substantial Completion” shall mean that the work in question is complete subject only to normal punch list items that do not affect the beneficial use thereof. “Base Building Work” shall mean (i) work required to bring the improvements located within the Designated Areas into compliance with Uniform Building Code in effect as of December 31, 2009, the Americans with Disabilities Act and any regulation promulgated thereunder and in effect as of December 31, 2009 and any applicable life-safety code requirements in effect as of December 31, 2009, as and to the extent such work is triggered by the Leasehold Improvements (as such term is defined in Paragraph 15(a) below), and (ii) those improvements described on Exhibit B attached hereto. “Designated Areas” shall mean the exterior entrances/exits (Building shell only), main entrance lobby, elevator lobbies, bathrooms, elevators, loading areas, stairwells, electrical and mechanical rooms, and roof of the Building and the Exterior Common Areas (excluding the park located adjacent to the Koshland Building). All Base Building Work shall be completed by Lessor in a good and workmanlike manner and all work shall be consistent with the best practices and standards in the building construction industries

The Base Building Work shall be constructed by Lessor subject to the following conditions:

(a)    All construction work relating to the Base Building Work shall be conducted in accordance with all applicable governmental laws, rules, regulations and requirements, and prior to the commencement of work, Lessor shall be responsible for obtaining, at its sole cost and expense, all building and other permits necessary in connection with the construction of the Base Building Work. All fire/life-safety systems shall be tested and approved by contractors on behalf of Lessor and Lessee and by the governmental agencies having jurisdiction thereof.

(b)    In the event that plans and specifications for a Base Building Improvement are required to obtain a building permit for such work or other drawings or performance criteria are provided to Lessor’s contractor (“Lessor’s Plans”), Lessor shall submit a copy of Lessor’s Plans to Lessee for its review and approval not less than ten (10) days in advance of the commencement of any construction related thereto. Notwithstanding the foregoing, Lessee acknowledges and agrees that Lessee’s review of Lessor’s Plans shall only be for the limited purpose of reviewing whether or not the Base Building Work are designed to comply with the specifications, if any, prepared for such Base Building Work (copies of which shall be provided by Lessor to Lessee), and in connection therewith, Lessee’s approval shall not be unreasonably withheld. Except as hereinbefore stated, Lessee’s approval of Lessor’s Plans shall not be required as a pre-condition for the making of the Base Building Work by Lessor. Notwithstanding whether any of Lessor’s Plans are reviewed by Lessee, or by Lessee’s architect, engineer or other consultants, and notwithstanding any advice or assistance which may be rendered to Lessor by Lessee or Lessee’s architect, engineer or other consultants, Lessee is not in any way warranting or representing that Lessor’s Plans are suitable for their intended use or comply with applicable laws and regulations, and Lessee shall have no liability whatsoever in connection with Lessor’s Plans, nor any responsibility for any omissions or errors contained therein.

(c)    Lessee shall have the right, during the period of any construction of the Base Building Work, to review and monitor the progress of such construction; if requested by Lessee, representatives of Lessee shall be given adequate notice of and shall be entitled to attend regularly scheduled job meetings concerning any Base Building Work.

(d)    Lessor shall indemnify, defend and hold Lessee harmless from and against any and all claims, liabilities, losses or damages whatsoever arising out of or in connection with the construction of any Base Building Work, except to the extent that the same arise from the negligence or willful misconduct of Lessee, its agents, contractors, employees, or invitees.

(e)    During the construction of any Base Building Work, trash removal shall be done continually at Lessor’s cost and expense, and no trash, debris or other waste may be deposited at any time in, on or about or outside the Premises other than in areas which are designated for dumpsters or temporary consolidation of trash prior to collection. Storage of Lessor’s contractors’ and subcontractors’ construction materials, tools and equipment shall be either outside the Premises in an area reasonably approved by Lessee, or, if within the Premises, confined to an area reasonably approved by Lessee. In no event shall any materials, tools and equipment, or debris be stored in any other areas without Lessee’s prior written consent, which shall not be unreasonably withheld.

(f)    Within a reasonable period following Substantial Completion of any Base Building Work for which plans and specifications were required to obtain a building permit for such work, Lessor shall furnish Lessee with a copy of the “record” plans and specifications showing the changes made to the Building and/or Premises, as applicable.

(g)    During the design and construction of any Base Building Work, Lessor agrees that Lessor and its agents and contractors shall not materially impede or interfere with the conduct of business by Lessee in the Premises or with the work of Lessee’s contractors or subcontractors in the Premises (except to the extent that Lessor or its agents or contractors may reasonably be required to take any action necessary to the ongoing operation of the Building, in which event Lessor and its agents and contractors shall use commercially reasonable efforts to minimize any interference with Lessee’s conduct of business and/or the work of Lessee’s contractors or subcontractors).

15.    Leasehold Improvements Allowance.

(a)    In consideration of Lessee’s exercise of its Second Option, upon execution of this Second Amendment, Lessor shall provide Lessee a leasehold improvements allowance (the “Leasehold Improvements Allowance”) in the amount of Fifteen Million Nine Hundred Sixty-Five Thousand Eight Hundred Sixty-Five Dollars ($15,965,865) ($45.00 per rentable square foot) to be used for the costs of relocating from other facilities to the Premises on or after June 24, 2009, constructing Lessee’s desired improvements and alterations within the Premises after the Effective Date (“Leasehold Improvements”), consulting and permit fees and other costs incurred by Lessee in connection with the Leasehold Improvements on or after June 24, 2009 (collectively, the “Leasehold Improvement Costs”). The Leasehold Improvements Allowance shall be made available to Lessee immediately following the execution of this Amendment and shall be disbursed in accordance with this Paragraph 15. The Leasehold Improvement Allowance shall be net of any costs and expenses incurred by Lessor either on its own behalf or on behalf of Lessee in connection with any alterations or renovations required by this Second Amendment, provided that Lessee shall reimburse Lessor for the actual third party out-of-pocket costs and expenses reasonably incurred by Lessor with respect to any consultants retained by Lessor in connection with Lessee’s performance of the Leasehold Improvements. Without limiting the generality of the foregoing, Lessee shall not be obligated to reimburse Lessor for Lessor’s administrative, management or supervision costs in connection with Lessee’s installation of the Leasehold Improvements, nor shall any such administrative, management or supervision costs be deducted from the Leasehold Improvements Allowance.

(b)    Lessor shall disburse the Leasehold Improvements Allowance to reimburse Lessee for payment of Leasehold Improvement Costs. In connection with the foregoing, Lessee shall deliver to Lessor, not more frequently than one (1) time during each calendar month or any thirty (30) day period, a request for payment of Leasehold Improvement Costs (“Reimbursement Request”).

(i)    If the Reimbursement Request covers Leasehold Improvements, Lessee shall submit the following items with such Reimbursement Request covering all Leasehold Improvement Costs with respect to such Leasehold Improvements: (i) invoices from the general contractor and all subcontractors, laborers, materialmen, and suppliers for whom Leasehold Improvements Costs are being requested; (ii) executed mechanic’s lien releases (conditional with respect to the current Reimbursement Request amounts and unconditional with respect to all previous Reimbursement Request amounts funded by Lessor) from the general contractor and all subcontractors, laborers, materialmen, and suppliers for whom Leasehold Improvements Costs are being requested, which mechanic’s lien releases shall comply with the appropriate provisions, as reasonably determined by Lessor, of California Civil Code Section 3262(d); and (iii) all other information reasonably requested by Lessor. Lessee hereby acknowledges and agrees that Lessee’s submission of a Reimbursement Request shall be deemed Lessee’s acceptance and approval of the work furnished or the materials supplied as set forth in such Reimbursement Request.

(ii)    If the Reimbursement Request covers Leasehold Improvements Costs other than reimbursements for Leasehold Improvements, Lessee shall submit the following items with such Reimbursement Request covering all such Leasehold Improvement Costs which do not relate to Leasehold Improvements: (i) evidence of Lessee’s payment in full of the Leasehold Improvements Costs which do not relate to Leasehold Improvements for which Lessee is requesting reimbursement; and (ii) all other information reasonably requested by Lessor.

(iii)    Within twenty (20) days following Lessor’s receipt of a Reimbursement Request, together with the additional information required pursuant to this Paragraph 15(b), Lessor shall deliver to Lessee an amount equal to the lesser of (A) the amount requested in such Reimbursement Request, and (B) the balance of any remaining available portion of the Leasehold Improvements Allowance; provided, however, that at Lessee’s discretion, Lessee may direct Lessor to disburse all or a portion of the Leasehold Improvements Allowance directly to Lessee’s contractors to pay Leasehold Improvement Costs due such contractors that have been approved for payment by Lessee in writing. If so directed by Lessee, Lessor shall disburse such payments to such contractors within twenty (20) days after Lessor’s receipt of Lessee’s Reimbursement Request together with the additional information required pursuant to this Paragraph 15.

(iv)    Upon the completion of all Leasehold Improvements, Lessee shall obtain and submit to Lessor (I) executed unconditional mechanic’s lien releases from the general contractor and all subcontractors, laborers, materialmen, and suppliers who have provided services or materials in connection with the Leasehold Improvements, which mechanic’s lien releases shall comply with the appropriate provisions, as reasonably determined by Lessor, of California Civil Code Section 3262(d), and (II) a temporary certificate of occupancy for the Premises (the provision of such items following completion of the Leasehold Improvements shall be referred to herein as “Evidenced Lien Free Completion”). Lessor’s payment of such amounts shall not be deemed Lessor’s approval or acceptance of the work furnished or materials supplied as set forth in Lessee’s Reimbursement Request.

(c)    Without limiting Paragraph 15(b) above, Lessee may utilize up to One Million Seven Hundred Seventy-Three Thousand Nine Hundred Eighty-Five Dollars ($1,773,985) of the Leasehold Improvements Allowance for the costs of fixtures, furniture and equipment to be used by Lessee in the Premises (the “FFE Costs”). Requests for applying a portion of the Leasehold Improvements Allowance toward reimbursement of FFE Costs shall be submitted in the manner set forth in Paragraph 15(b)(ii) above, with any amounts so paid to Lessee pursuant to said Paragraph 15(b)(ii) in reimbursement of FFE Costs reducing the amount of the remaining Leasehold Improvements Allowance.

(d)    Without limiting Paragraph 15(b) above, after Evidenced Lien Free Completion has occurred (as provided in Paragraph 15(b) above), Lessee may utilize up to One Million Seven Hundred Seventy-Three Thousand Nine Hundred Eighty-Five Dollars ($1,773,985) of the Leasehold Improvements Allowance for any purpose deemed appropriate by Lessee. In connection with the foregoing and if elected by Lessee, Lessee shall deliver to Lessor a request for payment (“Cash Reimbursement Request”); provided, however, that no such Cash Reimbursement Request may be submitted until after Evidenced Lien Free Completion has occurred. Within twenty (20) days following receipt of a validly submitted Cash Reimbursement Request, Lessor shall disburse to Lessee an amount equal to the lesser of (A) One Million Seven Hundred Seventy-Three Thousand Nine Hundred Eighty-Five Dollars ($1,773,985), (B) the amount requested in such Cash Reimbursement Request, or (C) the balance of any remaining available portion of the Leasehold Improvements Allowance. Lessor hereby acknowledges and agrees that Lessee shall not be required to produce invoices or other evidence of how any funds requested in a Cash Reimbursement Request have been spent or will be spent.

(e)    If Lessee has not submitted requests for disbursement of all of the Leasehold Improvements Allowance, on or before January 1, 2014 (the “Outside Request Date”), all remaining amounts comprising the Leasehold Improvements Allowance for which Lessee has not submitted either Reimbursement Requests (meeting the requirements and limitations of Paragraph 15(b) above) or Cash Reimbursement Requests (meeting the requirements and limitations of Paragraph 15(c) above) shall be forfeited; provided, however, that if such failure to submit such Reimbursement Requests result from delays in construction of the Leasehold Improvements arising from an event(s) of Construction Delay (as defined below), then the Outside Request Date shall be extended by one (1) day for each day that the construction of the Leasehold Improvements has actually been delayed as the result of a Construction Delay. As used herein, the term “Construction Delay” shall mean delays in construction of the Leasehold Improvements attributable to (i) strikes, lockouts, labor troubles, inability to procure materials, power failure, restrictive governmental laws or regulations, civil disturbances, war, acts of terrorism, failure to secure permits within the normal time frames, lightening, earthquake, fire, storm, hurricane, tornado, flood, explosion and any other similar cause beyond the reasonable control of Lessee, or (ii) material interference by Lessor; provided, however, as a condition to claiming the benefit of any extension of the Outside Request Date due to such Construction Delay, Lessee shall provide Lessor with written notice of such Construction Delay, within thirty (30) days of Lessee’s knowledge thereof and the nature of its impact upon Lessee’s completion of the Leasehold Improvements and Lessee shall thereafter keep Lessor regularly informed of the status of such Construction Delay and its impact upon the completion of the Leasehold Improvements.

(f)    If Lessor sells or otherwise transfers its interests in the Building prior to the Outside Request Date, either directly or through an indirect transfer of a “controlling interest” (excluding any sale or other transfer to a Permitted Lessor Transferee) in the entity comprising Lessor (as determined in accordance with Paragraph 2.1.11 of the Lease, as amended) (such a sale or transfer, herein a “Triggering Sale”), then Lessor shall deposit, on or prior to the date of closing of such Triggering Sale, the remaining balance of the Leasehold Improvements Allowance in an escrow account established with First American Fund Control Inc., 200 Commerce, Irvine, California 92602 or another escrow company selected by Lessor and approved by Lessee (“Escrow Agent”) together with instructions to the Escrow Agent, in a form prepared by Lessor and approved by Lessee, instructing Escrow Agent to disburse the Leasehold Improvements Allowance in accordance with this Paragraph 15. Notwithstanding the foregoing, if a Triggering Sale has occurred and Lessor has not deposited the remaining balance of the Leasehold Improvements Allowance in escrow with Escrow Agent on the date of closing of such Triggering Sale, as required pursuant to this Paragraph 15(f), then Lessee shall have the right, in addition to any other remedies available to Lessee, to offset the entire remaining balance of the Leasehold Improvements Allowance at the time and in the manner provided in Paragraph 15(h) below.

(g)    If Lessor fails to disburse any amount of the Leasehold Improvements Allowance as and when required under this Paragraph 15 (other than Lessor’s failure to fund any amount required into escrow with the Escrow Agent upon the closing of a Triggering Sale (as provided in Paragraph 15(f) above), upon ten (10) days prior written notice to Lessor, Lessee shall have the right, in addition to any other remedies available to Lessee, to recover such amount by amortizing such amount over the remaining term of the Lease, with interest at the Amortizing Rate (as defined below), and deducting such amortized amount from the monthly Base Rent as it comes due under the Lease; provided, however, in no event shall the aggregate amount offset by Lessee in any one (1) month of the term exceed twenty-five percent (25%) of the Base Rent that is due in the subject month. As used herein, the term “Amortizing Rate” shall mean an interest rate per annum to (i) the then current base rate of interest announced publicly in San Francisco, California, by Wells Fargo Bank, N. A. as the prime rate (or if such bank ceases to exist, the largest bank headquartered in the State of California) (herein, the “Prime Rate”), plus (ii) two percent (2%), measured on the date Lessee first elects to offset any such amounts against the Base Rent, as provided in this Paragraph 15(g).

(h)    If Lessor fails to fund any amount (“Escrow Amount”) required into escrow with the Escrow Agent upon the closing of a Triggering Sale (as provided in Paragraph 15(f) above), upon ten (10) days prior written notice to Lessor, Lessee shall have the right, in addition to any other remedies available to Lessee, to offset the full Escrow Amount which has not then been disbursed against the monthly Base Rent as it comes due under the Lease.

16.    Parking.

(a)    Lease and Paragraph 7 of the First Amendment are hereby deleted in their entirety and replaced with the provisions of this Paragraph 16. Notwithstanding anything to the contrary herein, Lessor hereby grants to Lessee an option at any time or times during the term hereof to use one (1) parking stall on a monthly rental basis for parking for every one thousand eight hundred twenty-five (1,825) rentable square feet in the Premises at such time (the “Guaranteed Spaces”). The Guaranteed Spaces shall be located in either the parking areas of the Building (the “Building Garage”) or in the parking garage located at 101 Lombard (the “101 Lombard Garage”), subject to the terms of this Paragraph 16. Rent for the parking spaces leased by Lessee within the Building Garage and the unreserved parking spaces leased by Lessee within the 101 Lombard Garage shall be payable therefore at the lowest rate then charged (except van pool rates) in the other parking spaces within Levi’s Plaza; provided, however, that Lessee’s car pool vans shall be entitled to any special van pool rate. Rent for the reserved parking spaces leased by Lessee within the 101 Lombard Garage shall be payable at the lowest rate then charged (except van pool rates) for other reserved parking spaces within Levi’s Plaza. Such option may be exercised by Lessee by notice to Lessor in writing designating the number of stalls desired, and the parking stalls shall be made available to Lessee as soon as possible thereafter.

(b)    Lessee may select up to eighty-two (82) spaces in the Building Garage as part of the Guaranteed Spaces, subject to Lessor’s obligations under that certain Agreement and Notice of Special Restriction under the Planning Code (the “Ice House Agreement”), recorded in Book B-823, at page 325, on November 2, 1973, in the Official Records of the City and County of San Francisco. Lessor shall use Lessor’s best efforts to fulfill Lessor’s obligations expressed in the Ice House Agreement by making spaces available thereunder in the 101 Lombard Garage or otherwise relieve the Building Garage from the effect of the Ice House Agreement. The Guaranteed Spaces not leased by Lessee in the Building Garage shall be made available to Lessee at the 101 Lombard Garage.

(c)    Notwithstanding the requirement that Lessor make the Guaranteed Spaces available to Lessee, if, at any time during the term of the Lease, Lessee elects not to lease all of the Guaranteed Spaces, Lessor shall have the right to lease the Guaranteed Spaces not then leased by Lessee (“Surrendered Spaces”) to another tenant of Levi’s Plaza. In such event, if Lessee subsequently desires to lease any such Surrendered Spaces, Lessee shall deliver notice to Lessor in writing designating the number of Surrendered Spaces desired, and the Surrendered Spaces shall be made available to Lessee as soon as possible thereafter, provided that Lessor shall not be obligated to provide more than fifty (50) Surrendered Spaces to Lessee in any six (6) month period and the location of such Surrendered Spaces shall be subject to the restrictions with regard to the Building Garage set forth in Paragraph 16(b) above.

17.    Right of First Offer to Purchase. Subject to the terms and conditions set forth in this Paragraph 17, upon a Triggering Transfer (as defined in Paragraph 17(a)(v) below), Lessee shall have a recurring right of first offer (“Purchase ROFO”) with respect to the applicable Offered Building (as defined Paragraph 17(b) below).

(a)    As used herein, the following terms shall have the meanings ascribed thereto below:

(i)    “Occupied Building” shall mean (i) the Building or any other building within the Levi’s Plaza which is “leased” by Lessee at the time of any Triggering Transfer; provided, however, for purposes of this definition, a building shall be deemed “leased” by Lessee if, and only if, on the date of any Triggering Transfer, (A) more than fifty percent (50%) of the rentable square footage within such building is leased to Lessee, and (B) the Square Footage Threshold has not been exceeded.

(ii)    “Permitted Lessor Transferee” shall mean each TIC Owner and all current beneficial owners of equity interests in each TIC Owner and any of their respective ancestors, descendants, adopted children, spouses or former spouses, trusts established by or for the benefit of such persons, partnerships or entities or other Persons of any kind which were transferees of equity interests of such owners or any of them, and any foundations or charitable or nonprofit organizations which were transferees of equity interests of any such owners.

(iii)    “TIC Owner” shall mean each of BLUE JEANS EQUITIES WEST, a California general partnership, INNSBRUCK LP, a California limited partnership, and PLAZA GB LP, a California limited partnership, and any Permitted Lessor Transferee acquiring all or any portion of any Offered Building.

(iv)    “Triggering Transfer” shall mean Lessor’s intended sale or other transfer of Lessor’s direct right, title and entire interest in any individual Occupied Building, in either case to any party other than a Permitted Lessor Transferee; provided, however, that neither (x) a sale or other transfer of Lessor’s direct right, title or interest in the entirety of Levi’s Plaza, or (y) a sale or other transfer of Lessor’s indirect interest through any sale or transfer of anything less than the entirety of the beneficial interest in Lessor, shall be nor be deemed to be a Triggering Transfer, or (z) a sale or other transfer of all or any portion of Lessor’s interest in Levi’s Plaza (including, without limitation, all or any portion of any Occupied Building) to a Permitted Lessor Transferee.

(b)    If at any time Lessor intends to make a Triggering Transfer (such party, herein an “Offeror”), then the Offeror shall first offer to sell such Occupied Building (herein, the “Offered Building”) to Lessee. Each offer to sell the Offered Building to Lessee pursuant to this Paragraph 17 shall be made initially in a written notice (“Purchase ROFO Notice”) delivered to the Lessee. The Purchase ROFO Notice shall specify the purchase price and other terms (herein, the “Offer Terms”) upon which Offeror intends to offer the Offered Building to other parties.

(c)    If Lessee elects to exercise the Purchase ROFO with respect to an Offered Building, then within ten (10) business days following receipt of a Purchase ROFO Notice (such period, herein “the “Offer Election Period”), Lessee shall deliver written notice (“Purchase ROFO Election Notice”) to the Offeror. If Lessee does not respond to a Purchase ROFO Notice on or before 5:00 p.m. California time on the last day of the Offer Election Period, then the Offeror may proceed to offer the Offered Building for sale to other parties; provided, however, that:

(i)    the Offeror shall not be permitted to sell the Offered Building at a purchase price which is less than ninety-five (95%) of the purchase price set forth in the Offer Terms or on other economic terms substantially more favorable to the buyer than those offered to Lessee, unless the Offeror has first given Lessee written notice (“Reduced Offer Notice”) of the Offeror’s intention and provided Lessee with the opportunity to agree to purchase the subject Offered Building upon such modified terms (herein, the “Reduced Offer Terms”) for a period of ten (10) business days following the date of delivery of such Reduced Offer Notice (such period, herein “the “Reduced Offer Election Period”). If Lessee accepts the Reduced Offer Terms, then Lessee shall deliver a Purchase ROFO Election Notice to the Offeror on or before 5:00 p.m. California time on the last day of the Reduced Offer Election Period, stating Lessee’s acceptance of the Reduced Offer Terms and the parties shall thereafter proceed with the transfer of the subject Offered Building to Lessee in accordance with the terms of Paragraph 17. If Lessee rejects the offer set forth in said Reduced Offer Notice or does not respond to such Reduced Offer Notice on or before 5:00 p.m. California time on the last day of the Reduced Offer Election Period, then the Offeror may proceed to sell the subject Offered Building at the Reduced Offer Terms offered to Lessee pursuant to such Reduced Offer Notice; provided, however, the Offeror shall not be permitted to sell the subject Offered Building at a purchase price which is less than ninety-five (95%) of the purchase price set forth in the Reduced Offer Terms or on other economic terms substantially more favorable to the buyer than those offered to Lessee without once again providing Lessee with a Reduced Offer Notice specifying such new lower price and revised terms and proceeding to offer the subject Offered Building to Lessee pursuant to the preceding sentence.

(ii)    If the Offeror has not sold or otherwise transferred the Offered Building within three hundred sixty-five (365) days from the later of (x) the day following the expiration of the Offer Election Period, or (y) the day following the expiration of any later Reduced Offer Election Period, then the Offeror shall not be permitted to sell the subject Offered Building without once again providing Lessee with a Purchase ROFO Notice in the manner provided in this Paragraph 17.

(d)    Each Purchase ROFO shall be personal to Lessee and any Affiliate of Lessee who has taken an assignment of the entire Lease, but shall not otherwise be assignable or otherwise transferable in whole or in part, voluntarily or by operation of law, to any other assignee, subtenant or other third party.

(e)    So long as Lessee continues to lease not less than two hundred fifty thousand (250,000) rentable square feet within Levi’s Plaza, this Purchase ROFO shall be recurring and run with the land until January 1, 2023. From and after January 1, 2023, this Purchase ROFO shall constitute a one time right with respect to the first sale of an Offered Building which occurs on or after January 1, 2023 and shall not survive any sale, assignment or other transfer of such Offered Building which occurs on or after January 1, 2023; provided, however, that this Purchase ROFO shall not apply with respect to any building which is not an Occupied Building on January 1, 2023, and this Purchase ROFO shall expire and be of no further force or effect at any time when Lessee no longer occupies at least two hundred fifty thousand (250,000) rentable square feet within Levi’s Plaza.

(f)    If Lessee validly and timely elects to acquire any Offered Building pursuant to any Purchase ROFO Notice or any Reduced Offer Notice made pursuant to this Paragraph 17, then the closing thereon (the “Closing”) shall occur in the manner and on the terms set forth in the respective Purchase ROFO Notice or Reduced Offer Notice, as applicable.

18.    Green Building Initiatives. If Lessee desires to seek LEED certification or otherwise improve the sustainable operating practices at the Building, Lessor shall reasonably cooperate with Lessee in such efforts, including, without limitation, not unreasonably withholding consent to any Alterations made in connection with such efforts (to the extent Lessor’s consent is required); provided, however, (i) Lessor makes not guarantees or warranties to Lessee with respect to Lessee’s ability to obtain any such LEED Certification, (ii) any such efforts shall be conducted at Lessee’s sole cost and expense (including, the cost and expense of completing any such Alterations), (iii) in conducting any such Alterations, Lessee shall not interfere with or disrupt the operations of Lessor or any other tenant of Levi’s Plaza, and (iv) Lessee shall reimburse Lessor for the actual third party out-of-pocket costs and expenses reasonably incurred by Lessor as a result of making such cooperative efforts.

19.    Brokerage.

(a)    Lessor shall pay Lessee’s broker, Jones Lang LaSalle (“JLL”), a commission of One Million Seven Hundred Seventy-Three Thousand Nine Hundred Eighty-Five Dollars ($1,773,985.00) (i.e. $5.00 per rentable square foot of the Premises) (“JLL’s Commission Amount”) upon execution of this Second Amendment and shall pay The CAC Group (“CAC”) all commissions due CAC in connection with the Lease (“CAC’s Commission”), pursuant to a separate agreement between Lessor and CAC.

(b)    Lessor warrants and represents to Lessee that in the negotiating or making of the Lease neither Lessor nor anyone acting on Lessor’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for the Lease other than JLL and CAC. Lessor shall indemnify and hold Lessee harmless from (i) any claim or claims, including costs, expenses and attorney’s fees incurred by Lessee, asserted by JLL with respect to JLL’s Commission Amount, (ii) any claim or claims, including costs, expenses and attorney’s fees incurred by Lessee, asserted by CAC with respect to CAC’s Commission, or (iii) any claim or claims, including costs, expenses and attorney’s fees incurred by Lessee, asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Lessor or its representatives.

(c)    Lessee warrants and represents to Lessor that in the negotiating or making of the Lease neither Lessee nor anyone acting on Lessee’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for the Lease other than JLL and CAC. Lessee shall indemnify and hold Lessor harmless from (i) any claim or claims, including costs, expenses and attorney’s fees incurred by Lessor, asserted by JLL with respect to any fee or commission in excess of JLL’s Commission Amount, and (ii) any claim or claims, including costs, expenses and attorney’s fees incurred by Lessor asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Lessee or its representatives.

20.    Entire Agreement. There are no oral agreements among the parties hereto affecting this Second Amendment, this Second Amendment contains all of the terms, covenants, conditions, representations, warranties and agreements of the parties relating in any manner to the subject matter hereof, and this Second Amendment supersedes and cancels any and all previous negotiations, arrangements, representations, warranties, agreements and understandings, if any, among the parties hereto relating in any manner to the subject matter hereof.

21.    Governing Laws. This Second Amendment and the Lease shall be construed and enforced in accordance with the laws of the State of California.

22.    Effectiveness. Except as expressly modified herein, the terms, covenants and conditions of the Lease are unmodified and, as modified herein, are in full force and effect.

23.    Conflict of Terms. In the event of any conflict between the Lease and this Second Amendment, the terms and conditions of this Second Amendment shall prevail.

24.    Miscellaneous. Time is of the essence hereof. Neither this Second Amendment nor the Lease may be amended, nor any provision hereof waived, except in writing. This Second Amendment shall inure to the benefit of and shall be binding upon each of the parties hereto, and their respective permitted successors in interest and assigns (which for Lessee’s purposes shall be subject to the provisions of Article 11 of the Lease and Paragraph 12 of this Second Amendment).

25.    Interpretation. Unless the context clearly requires otherwise, (i) the plural and singular numbers shall each be deemed to include the other; (ii) the masculine, feminine, and neuter genders shall each be deemed to include the others; (iii) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive; (iv) “or” is not exclusive; (v) “includes” and “including” are not limiting; and (vi) “days” means calendar days unless specifically provided otherwise.

26.    Recordation. Lessor shall record a memorandum of this Second Amendment, which shall be in the form attached hereto as Exhibit C.

27.    Counterparts. This Second Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this Second Amendment, and all such counterparts together shall constitute one and the same Second Amendment.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above written.

LESSOR:	BLUE JEANS EQUITIES WEST,
a California general partnership

	By:	Plaza B, LLC, a Delaware limited liability company
	Its:	General Partner

		By:	The Gerson Bakar 1984 Trust
		Its:	Member

			By:	/s/ Gerson Bakar
Gerson Bakar, Trustee

INNSBRUCK LP,
a California limited partnership

By:	G. Bakar Properties, Inc., a California corporation
Its:	General Partner

	By:	/s/ Stephen LoPresti
Stephen LoPresti, its Secretary

PLAZA GB LP,
a California limited partnership

By:	G. Bakar Properties, Inc., a California corporation
Its:	General Partner

	By:	/s/ Stephen LoPresti
Stephen LoPresti, its Secretary

LESSEE:	LEVI STRAUSS & CO.,
a Delaware corporation

	By:	/s/ Blake Jorgensen

	Name:	Blake Jorgensen

	Its:	Chief Financial Officer

SCHEDULE 7(c)

SUPERIOR LEASES, SUPERIOR RIGHTS

AND

SUPERIOR RIGHTS HOLDERS

1.    Quality Institute International: option to extend for five years from April 1, 2013 for a portion (9,160 square feet) on the ground floor of the Haas Building;

2.    Sotheby’s International Realty: option to extend for eight years from January 1, 2013 for a portion of the ground floor (9,717 square feet).

EXHIBIT A

ADDENDUM REGARDING OPERATING EXPENSES

AND REAL ESTATE TAXES

(Levi Strauss Building)

1.    Purpose of Addendum.

Lessor and Lessee acknowledge that, from and after January 1, 2013, Lessee’s Percentage of Operating Expenses and Lessee’s Percentage of Adjusted Taxes for the Building shall be calculated in accordance with the provisions of this Addendum Regarding Operating Expenses and Real Estate Taxes (Levi Strauss Building) (“Addendum”). This Addendum is to be attached to the Lease for the purpose of identifying those items that are to be included in, as well as excluded from, Operating Expenses and Adjusted Taxes for the Building, as well as describing Lessee’s right to audit Operating Expenses and Adjusted Taxes for the Building. To the extent there is any inconsistency between any other provisions of the Lease and this Addendum, the provisions of this Addendum shall prevail. Any capitalized terms used in this Addendum and not otherwise defined herein shall have the same meanings as set forth in the Original Lease or in the Second Amendment to which this Addendum is attached.

2.    Operating Expenses Inclusions.

Subject to the provisions of Paragraph 4 of this Addendum, below, as used in the Lease and this Addendum “Operating Expenses” shall mean and include the total costs and expenses paid or incurred by Lessor in connection with the following:

(a)    when measured with respect to the Building: (i) the cost incurred by Lessor for all insurance carried on the Building or in connection with the use or occupancy thereof, including, without limitation, the premiums and cost of fire, casualty, liability, rental abatement and, subject to Paragraph 2(c) below, earthquake insurance applicable to the Building and Lessor’s personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for any “deductible” provisions, provided, however, that (x) the amount of any deductible provisions in Lessor’s insurance policies shall not materially exceed the deductible amounts customarily prevailing in the comparable insurance policies carried by the owners of the Comparable Maintenance Standards Buildings (as defined in the Second Amendment to which this Addendum is attached), and (y) any loss amounts required to be paid by Lessor as a result of any deductible amounts applicable to earthquake insurance coverage carried by Lessor shall not be included as an Operating Expense, nor shall Operating Expenses include any loss amounts required to be paid by Lessor as a result of Lessor’s self insuring against earthquake risks); (ii) accounting and legal expenses; (iii) with the exception of the costs of the Base Building Work which shall not be included herein, the cost of any capital improvements made to the Property after the Effective Date that (x) are designed to reduce Operating Expenses or improve operating efficiencies, to the extent of actual savings realized, or (y) are reasonably required for the health and safety of tenants or the public (excluding structural improvements to the Property, including, without limitation, seismic retrofits and remediation of contamination or other injury to the Property caused by Hazardous Materials (as defined in the First Amendment)), or (z) are required under any governmental law or regulation that was not applicable to the Property prior to the December 31, 2009, such cost to be amortized over such period as is substantially consistent with the amortization period then being utilized by the owners of the Comparable Maintenance Standards Buildings, together with interest on the unamortized balance thereof at the Prime Rate plus three percent (3%) or, if Lessor has financed the construction of such improvements, at such rate as may actually and reasonably have been paid by Lessor on funds borrowed for the purpose of constructing such capital improvements; (iv) garbage and recycling collection services

Exhibit A – Page 1

for the Building, (v) the Building Management Fee, and (vi) the Administrative Cost Allocation. As used herein, the term “Building Management Fee” shall mean an amount equal to One Hundred Seventy Seven Thousand Three Hundred Ninety Eight And 50/100ths Dollars ($177,398.50) during the 2013 Lease Year for Operating Expenses, which amount shall be annually increased by three percent (3%) per annum commencing on January 1, 2014 and continuing on the first day of each Lease Year for Operating Expenses occurring under the term thereafter. As used herein, the term “Administrative Cost Allocation” shall mean an amount equal to the lesser of (AA) forty-one and one hundred nine thousandths percent (41.109%) of the difference of (x) the amount of Lessor’s Administrative Costs (as defined hereinafter) minus (y) the amount of Lessor’s Administrative Costs Allocable to the Exterior Common Areas (as defined hereinafter), or (BB) the Administrative Costs Cap. “Lessor’s Administrative Costs” shall mean the aggregate amount incurred by Lessor in a Lease Year for Operating Expenses with respect to the following categories of administrative costs and expenses: (I) wages, salaries, payroll taxes and other labor costs and employee benefits; (II) depreciation of office furniture and office equipment owned and used by Lessor in the operation of Levi’s Plaza; (III) the commercially reasonable rental paid for reasonable office space for the property manager and related management and operations personnel responsible for the management of Levi’s Plaza, or if rental is not paid, the fair rental value of any such space provided for such purposes, including, in each case, the utilities expenses associated therewith, and (IV) office supplies, postage, courier costs, reproduction costs and other customary supply costs associated with the operation of a property management office. “Lessor’s Administrative Costs Allocable to the Exterior Common Areas” shall mean the portion of Lessor’s Administrative Costs that have been allocated to the Exterior Common Areas in Lessor’s annual audit of the Operating Expenses applicable to the Levi’s Plaza. “Administrative Costs Cap” shall mean fifty seven percent (57%) multiplied by the actual amount of Lessor’s Administrative Costs allocated to the Building with respect to the Lease Year for Operating Expenses 2012, which amount shall be annually increased by three percent (3%) per annum commencing on January 1, 2013, and continuing on the first day of each Lease Year for Operating Expenses occurring under the term thereafter.

(b)    when measured with respect to the Exterior Common Areas, the management, operation, maintenance and repair of the Exterior Common Areas, including, without limitation: (i) the cost of electricity, water, mechanical, plumbing, telephone and irrigation systems, exterior security controls and all other utilities provided to the Exterior Common Areas; (ii) the cost of repairs to the Exterior Common Areas (including, without limitation, walkways, sidewalks, parkways, stairways, landscaped areas and storm water facilities) and all labor and material costs related thereto, and the cost of general maintenance, cleaning and service contracts with respect to the Exterior Common Areas and the cost of all supplies, tools and equipment required in connection therewith; (iii) the cost incurred by Lessor for all insurance carried on the Exterior Common Areas or in connection with the use or occupancy thereof, including, without limitation, the premiums and cost of fire, casualty, liability, and, subject to Paragraph 2(c) below, earthquake insurance maintained with respect to the Exterior Common Areas and Lessor’s personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for any “deductible” provisions, provided, however, that (A) the amount of any deductible provisions in Lessor’s insurance policies shall not materially exceed the deductible amounts customarily prevailing in the comparable insurance policies carried by the owners of the Comparable Maintenance Standards Buildings (as defined in the Second Amendment to which this Addendum is attached), and (B) any loss amounts required to be paid by Lessor as a result of any deductible amounts applicable to earthquake insurance coverage carried by Lessor shall not be included as an Operating Expense, nor shall Operating Expenses include any loss amounts required to be paid by Lessor as a result of Lessor’s self insuring against earthquake risks); (iv) the cost of any capital improvements made to the Exterior Common Areas after the Effective Date that (X) are designed to reduce Operating Expenses or improve operating efficiencies, to the extent of actual savings realized, or (Y) are reasonably required for the health and safety of tenants or the public (excluding structural improvements to the Exterior Common Areas, including, without limitation, seismic retrofits and remediation of contamination or other injury to the Exterior Common Areas caused by Hazardous Materials (as defined in the First Amendment)), or (Z)

Exhibit A – Page 2

are required under any governmental law or regulation that was not applicable to the Exterior Common Areas prior to December 31, 2009, such cost to be amortized over such period as is substantially consistent with the amortization period then being utilized by the owners of the Comparable Buildings, together with interest on the unamortized balance thereof at the Prime Rate plus three percent (3%) or, if Lessor has financed the construction of such improvements, at such rate as may actually and reasonably have been paid by Lessor on funds borrowed for the purpose of constructing such capital improvements; (v) the reasonable cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses for the Exterior Common Areas; (vi) garbage and recycling collection services for the Exterior Common Areas; (vii) the Lessor’s Administrative Costs Allocable to the Exterior Common Areas; and (viii) Taxes Allocable to the Exterior Common Areas. Lessor shall manage the maintenance and repair of the Exterior Common Areas in a manner consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings, including, without limitation, instituting competitive bidding practices, if any, with respect to contractors and vendors which are customarily adhered to by the owners of the Comparable Maintenance Standards Buildings in connection with maintenance and repair of the Comparable Maintenance Standards Buildings.

(c)    If Lessor does not carry earthquake insurance as of the date of the Second Amendment to which this Addendum is attached but thereafter elects to carry earthquake insurance, the entire cost of the earthquake insurance premium may be included as an Operating Expense after such premium cost has been phased in as an Operating Expense over the lesser of (i) a five (5) year period, or (ii) the then remaining balance of the term of the Lease. For example, if the earthquake insurance premium is phased in over a five (5) year period, for each year during such phase-in period, Lessee shall pay Lessee’s Percentage of 20%, 40%, 60%, 80% and 100%, respectively, of the earthquake insurance premium for that year, and thereafter, Lessee shall pay Lessee’s Percentage of the full earthquake insurance premium each Lease Year for Operating Expenses as an Operating Expense. During the Option Term in which Lessor initially elects to carry earthquake insurance, Lessee shall be separately billed by Lessor for Lessee’s Percentage of the cost of the earthquake premium (either the phased-in cost or entire cost, as applicable).

(d)    As used in the Lease, the term “Lease Year for Operating Expenses” shall mean the 12-month period from January 1, 2013 through December 31, 2013, and each successive 12-month period from January 1 to December 31 during the term of the Lease.

3.    Proration.

Operating Expenses that cover a period of time not within the term (including any extended term) of the Lease shall be prorated on the basis of a 365-day year and the actual number of days in any applicable month.

4.    Operating Expenses Exclusions.

Notwithstanding anything to the contrary allowed by the Lease or Paragraph 2 of this Addendum, none of the following items shall be included in Operating Expenses or Taxes:

(a)    So long as Lessee is responsible for paying, at its sole cost and expense, for all utilities (including, without limitation, electricity, gas, water, sewer and scavenger services) and janitorial services, as provided in Paragraph 3(b) of the Second Amendment to which this Addendum is attached, any fees, charges or costs of utilities and janitorial services furnished to the Building shall be excluded from Operating Expenses (provided, however, that Lessor shall be responsible for arranging for garbage and recycling collection services for the Building and the Exterior Common Areas and the costs thereof shall be included as an Operating Expense);

Exhibit A – Page 3

(b)    All costs associated with the operation of the business or the ownership entity which constitutes Lessor, as distinguished from the costs of Building or Exterior Common Area operations, including, without limitation, costs of accounting and legal matters relating solely to Lessor’s partnership entity, costs of any lawsuits with any mortgagee, costs of selling, reorganizing, transferring, syndicating, financing, mortgaging, or hypothecating any of Lessor’s interest in any portion of the Property or common areas, costs of any disputes between Lessor and its employees, costs of disputes of Lessor with building management, or costs paid or incurred in connection with disputes with any tenants (including Lessee, provided that the recovery of costs arising from disputes between Lessor and Lessee shall be governed by Article 23 of the Lease);

(c)    All costs (including permit, license and inspection fees and the cost incurred to obtain or renew a certificate of occupancy for the relevant premises) incurred in designing, renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or in renovating or redecorating vacant space, including the costs of the Base Building Work (as defined in the Second Amendment to which this Addendum is attached) or other alterations or improvements to Lessee’s Premises or to the premises of any other tenant or occupant of Levi’s Plaza;

(d)    Any cash or other consideration paid by Lessor on account of, with respect to, or in lieu of, the tenant improvement work or alterations described in clause (c) above;

(e)    Except for capital repairs costs or the costs of capital improvements or replacements which are permitted to be included within Operating Expenses pursuant to the terms of Paragraphs 2(a)(iii) or 2(b)(iv) of this Addendum, above, the costs incurred by Lessor for repairs, replacements, alterations or additions which are considered capital repairs, improvements or replacements under generally accepted accounting principles that are consistent with industry standards and sound management practices;

(f)    Any reserves for equipment or capital replacement;

(g)    Costs in connection with services or other benefits which are provided exclusively to another tenant or occupant and not to Lessee and which do not benefit Lessee;

(h)    Costs for all items and services for which Lessee or other tenants or occupants reimburse Lessor or reimburse or pay third parties or which Lessor provides selectively to one or more tenants or occupants of the Building (other than Lessee) without reimbursement;

(i)    Depreciation and amortization (except to the extent specifically provided in Paragraphs 2(a)( iii) or 2(b)(iv) of this Addendum, above);

(j)    Costs incurred due to violation by Lessor or its managing agent or any tenant of the Building of the terms and conditions of any lease or of any law, code, regulation, ordinance, or covenant; provided, however, that nothing contained in this Paragraph 4(j) is intended to, nor shall it be constructed to, preclude the inclusion in Operating Expenses of the costs set forth in Paragraphs 2(a)(iii) or 2(b)(iv) of this Addendum, above;

(k)    Payments in respect to overhead or profits to subsidiaries or affiliates of Lessor, or to any party affiliated with Lessor, for management or other services in or to the Building or the Exterior Common Areas, or for supplies or other materials, to the extent that the cost of such services, supplies, or

Exhibit A – Page 4

materials exceeds the fair market cost that would be charged by non-affiliated third parties dealing with Lessor on an arms-length basis; provided, however, that nothing contained in this Paragraph 4(k) shall limit the Building Management Fee included within Operating Expenses pursuant to Paragraph 2(a) of this Addendum, above;

(l)    Interest, principal, points and fees on debt or amortization payments and any other costs, payments or expenses in connection with financing the Property, including any mortgages or deeds of trust encumbering the Property or the Premises;

(m)    Lessor’s or Lessor’s managing agent’s general corporate overhead and general administrative expenses, and wages, salaries and other compensation paid to any employee of Lessor or its managing agent to the extent such wages, salaries and other compensation are not allocable to time spent by the relevant employee providing on-site services at the Property;

(n)    Any cost or expense (including, but not limited to, costs and expenses associated with defense, administration, settlement, monitoring or management) related to the presence, removal, cleanup, abatement or remediation of Hazardous Materials in, on, under or about the Premises, Building, Property or Levi’s Plaza, including, without limitation, Hazardous Materials in the groundwater or soil; provided, however, that nothing contained in this Paragraph 4(n) is intended to, nor shall it be construed to, negate or otherwise limit or modify either Lessor’s or Lessee’s obligations under Paragraph 9 of the First Amendment;

(o)    Any compensation paid to clerks, attendants, concierges or other persons working in or managing commercial concessions operated by Lessor or Lessor’s managing agent;

(p)    Rental payments and any other related costs incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except to the extent such systems, elevators or other equipment, if purchased, would qualify as capital improvements that can be included within Operating Expenses pursuant to Paragraphs 2(a)(iii) or 2(b)(iv) of this Addendum, above, and except for equipment which is used for making repairs or for keeping permanent systems in operation while repairs are being made;

(q)    Advertising and promotional costs (except for costs related to the advertising and promotion of the Summer Park Program);

(r)    Costs incurred in owning, operating, maintaining and repairing any underground or above ground parking garage or other parking facilities associated with the Building and common areas, including, but not limited to, any expenses for parking equipment, tickets, supplies, signs, cleaning, resurfacing, restriping, business taxes, management fees and costs, structural maintenance, utilities, insurance of any form, Taxes to the extent the same may be separately allocated to such parking facilities, and the wages, salaries, employee benefits and taxes for personnel working solely in connection with any such parking facilities;

(s)    The cost of repairs or other work incurred by reason of fire, windstorm or other casualty or by the exercise of the right of eminent domain, to the extent such cost is actually covered and paid for by insurance carried by Lessor or by any tenant or other party or is paid for out of proceeds paid in connection with any eminent domain proceeding;

(t)    Leasing commissions, finder’s fees, attorney fees, costs and disbursements and other expenses incurred in connection with marketing, proposals, leasing, space planning, negotiations or disputes with tenants or other occupants or prospective tenants or other occupants, or associated with the enforcement of any leases or the defense of Lessor’s title to or interest in the Property or any part thereof or the common areas or any part thereof;

Exhibit A – Page 5

(u)    “Takeover” expenses, including, without limitation, the expenses incurred by Lessor with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building;

(v)    Any Taxes payable by Lessee or any other tenant or occupant of space within the Property pursuant to the applicable provisions in their respective leases;

(w)    Any Taxes allocable to the tenant improvements of Lessee or other tenants or occupants of space within the Building which are over and above the Lessor’s standard tenant improvement allowance and which taxes are the responsibility of Lessee or such other tenants or occupants pursuant to the applicable provisions in their respective leases;

(x)    Any costs associated with obtaining a warranty, and all costs of repair or replacement of any item covered by an unexpired warranty;

(y)    Any costs, expenses, fines, penalties or interest resulting from the negligence or willful misconduct of Lessor or its agents, contractors, or employees or any other tenant or occupant of the Building or of Levi’s Plaza;

(z)    Rental payments and any other related costs pursuant to any ground lease of land underlying all or any portion of the Property and common areas (except for payments made pursuant to (i) that certain license, easement or right-to-use granted by the City and County of San Francisco in connection with the extension of Filbert Street through the Property, and (ii) that certain lease with the Port of San Francisco for Seawall Lots 319 and 320 (which comprise a portion of the current park at the corner of Front Street and The Embarcadero), as previously disclosed to Lessee by Lessor);

(aa)    Political or charitable contributions;

(bb)    Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

(cc)    Any costs incurred in connection with any leasable space within the Building that is used for a retail or restaurant operation (other than any retail or restaurant space which is under the control of Lessee);

(dd)    Expenses for sculptures, paintings, or other objects of art, except to the extent that such objects are required by a governmental or other regulatory body having jurisdiction over the Property;

(ee)    Costs and expenses incurred as a result of latent defects in the design or construction of the Base Building Work installed by Lessor either discovered by Lessor or asserted by Lessee by written notice delivered to Lessor within five (5) years after the Effective Date; and

(ff)    Without limiting Lessor’s right to recover any of Lessor’s Administrative Costs, any management fee other than the Building Management Fee.

Exhibit A – Page 6

5.    Real Estate Taxes

As used in the Lease and this Addendum, the term “Taxes” shall mean the following:

(a)    when measured with respect to the Building, all ad valorem real property taxes, assessments and charges levied upon or with respect to the Property or any personal property located on the Property and used in the operation thereof or upon or with respect to any ownership or possessory interest in the Property or such personal property. When measured with respect to the Building, Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Property or the occupants thereof, service payments in lieu of taxes, business taxes, and any tax, fee, or excise on the use or occupancy of the Property or any part thereof, or on the rent payable under any lease or in connection with the business of renting space within the Property, that are now or hereafter levied or assessed against Lessor by the United States of America, the State of California or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the Effective Date and shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce such Taxes, reasonably undertaken by Lessor with the expectation that, if successful, such proceedings would result in a reduction of Taxes. When measured with respect to the Building, Taxes shall not include (i) franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Lessor from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Lessor as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise be included within Taxes, (ii) penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments of, or to file any tax or information returns with respect to, any Taxes, when due, (iii) items included as Operating Expenses, and (iv) any Taxes directly payable by Lessee or any other tenant within Levi’s Plaza under the applicable provisions in their respective leases, and (iv) Taxes to the extent such Taxes may be separately allocated to any underground or above ground parking garage or other parking facilities associated with the Building and common areas or to the extent such Taxes are levied on revenues from such parking facilities.

(b)    when measured with respect to the Exterior Common Areas, all ad valorem real property taxes, assessments and charges levied upon or with respect to the Exterior Common Areas or any personal property located on the Exterior Common Areas and used in the operation thereof or upon or with respect to any ownership or possessory interest in the Exterior Common Areas or such personal property. When measured with respect to the Exterior Common Areas, Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Exterior Common Areas, service payments in lieu of taxes, business taxes, and any tax, fee, or excise on the use or occupancy of the Exterior Common Areas or any part thereof, that are now or hereafter levied or assessed against Lessor by the United States of America, the State of California or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the Effective Date and shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce such Taxes, reasonably undertaken by Lessor with the expectation that, if successful, such proceedings would result in a reduction of Taxes. When measured with respect to the Exterior Common Areas, Taxes shall not include (i) franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Lessor from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Lessor as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise be included within Taxes, (ii) penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments of, or to file any tax or information returns with respect to, any Taxes, when due, (iii) any Taxes directly payable by Lessee or any other tenant within Levi’s Plaza under the applicable provisions in their respective leases, and (iv) Taxes to the extent such Taxes may be separately allocated to any underground or above ground parking garage or other parking facilities associated with the Building and common areas or to the extent such Taxes are levied on revenues from such parking facilities.

Exhibit A – Page 7

As used in the Lease, the term “Tax Year” shall mean a fiscal year commencing July 1, and ending June 30, of each year in which occurs any part of the term of the Lease; provided, however, that for the Tax Year ending on June 30, 2013, Lessee shall pay a prorated share equal to Lessee’s Percentage of one half of the Adjusted Taxes for the Building with respect to such Tax Year as part of the Adjusted Taxes for the Building payable by Lessee during the Second Extended Term (with the other one half of the Taxes with respect to the Tax Year being paid in connection with Lessee’s Percentage of Adjusted Taxes for the Building pursuant to the provisions of the Lease in effect with respect to the Option Term preceding the Second Extended Term); provided, further, however, that Lessee shall not be obligated to pay any Taxes for any period that falls outside the term of the Lease.

6.    Operating Expenses Occupancy Adjustment

If Lessee, at any time, is not the lessee of one hundred percent (100%) of the Building and Lessee’s Percentage of Operating Expenses for the Building is less than one hundred percent (100%), then the Operating Expense provisions within the Lease (including, without limitation, Lessee’s obligation for payment of Lessee’s Percentage of Operating Expenses with respect to the Building and the definitions of Operating Expenses and Taxes and the exclusions therefrom shall revert to the definitions and exclusions set forth in Exhibit A to the MOU) and the parties respective maintenance and repair obligations under Paragraph 11 of the Second Amendment shall be adjusted to reflect the fact that Lessor will once again assume control over operation of the Building. In such event, Lessor shall manage the maintenance and repair of the Building in a manner consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings, including, without limitation, instituting competitive bidding practices, if any, with respect to contractors and vendors which are customarily adhered to by the owners of the Comparable Maintenance Standards Buildings in connection with maintenance and repair of the Comparable Maintenance Standards Buildings. Further, in such event, Lessor and Lessee acknowledge that if in any Lease Year for Operating Expense thereafter the Building is not one hundred percent (100%) occupied during all or any portion of such Lease Year for Operating Expenses, then Lessor shall make an appropriate adjustment, in accordance with industry standards and sound management practices, of the Operating Expenses for each such Lease Year for Operating Expenses to determine what the Operating Expenses with respect to the Building would have been for such year if the Building had been one hundred percent (100%) occupied, and the amount so determined shall be deemed to be the amount of Operating Expenses measured with respect to the Building for such Lease Year for Operating Expenses. Such adjustment shall be made by Lessor by increasing those costs included in the Operating Expenses measured with respect to the Building which, according to industry standards and sound management practices, vary based upon the level of occupancy of the Building. In order to avoid any conflict between the provisions of this Addendum and the Lease, Lessor and Lessee hereby acknowledge that Paragraph 5.4.11 of the Lease has been deleted, as provided in item (iii) of Paragraph 10 of the Second Amendment.

7.    Lessee’s Right to Audit

(a)    Within one hundred fifty (150) days following the expiration of each Lease Year for Operating Expenses, Lessor shall provide to Lessee the Expense Statement required pursuant to Paragraph 10(e) of the Second Amendment to which this Addendum is attached, which Expense Statement shall set forth, in reasonable detail, the calculations performed to determine the Taxes for the Exterior Common Areas and the Operating Expenses for the Building and the Exterior Common Areas for the Lease Year for Operating Expenses to which such Expense Statement applies, measured in accordance with the applicable provisions of the Second Amendment to which this Addendum is attached and this Addendum. Lessor shall show by account the total Operating Expenses for the Building and the Exterior Common

Exhibit A – Page 8

Areas, the Taxes for the Exterior Common Areas and all adjustments corresponding to the requirements set forth in the Lease, the Second Amendment to which this Addendum is attached, and this Addendum. Lessor shall also provide in reasonable detail the calculation of Lessee’s Percentage of the Operating Expenses for the Building and the Exterior Common Areas and Lessee’s Percentage of the Taxes for the Exterior Common areas with respect to the period covered by such Expense Statement, as said calculations are specified in the applicable provisions of the Second Amendment to which this Addendum is attached and this Addendum. Lessor shall also provide for such Lease Year for Operating Expenses the average occupancy for the Building if the Building is not fully leased by Lessee.

(b)    Lessee shall have the right, at its own cost and expense (as provided in Paragraph 7(c) of this Addendum, below), to audit or inspect Lessor’s records with respect to Operating Expenses and Taxes for (i) the Lease Year for Operating Expenses relating to the then current Expense Statement delivered to Lessee by Lessor pursuant to the terms and conditions of Paragraph 10(e) of the Second Amendment to which this Addendum is attached (as referenced in Paragraph 7(a) of this Addendum, above) (such Lease Year for Operating Expenses, herein the “Current Statement Year”), and (ii) the two (2) Lease Years for Operating Expenses of the Lease term immediately preceding the Current Statement Year (the Lease Years for Operating Expenses described in the foregoing clauses (i) and (ii) are hereinafter referred to collectively as “Audit Years” and individually as an “Audit Year”), which right may be exercised by Lessee, as provided below, with respect to an individual Audit Year or to multiple Audit Years; provided, however, in the event that Lessee conducts an audit or inspection of a particular Audit Year or Audit Years pursuant to its audit rights hereunder, Lessee shall have no further right to reexamine Lessor’s books and records or to conduct a subsequent audit or to contest the amount of Operating Expenses or Taxes with respect to such Audit Year or Audit Years. Lessor shall be obligated to keep such records for the relevant Audit Year or Audit Years for two (2) years after the expiration of such audit (or the expiration of Lessee’s right to audit, as the case may be). In the event that Lessee desires to exercise its audit rights as set forth herein, Lessee must (x) deliver written notice (an “Audit Notice”) to Lessor exercising such rights on or before the date that is one hundred eighty (180) days after the date (the “Statement Delivery Date”) on which Lessee receives an Expense Statement from Lessor, and (y) subject to delays to the extent resulting from Lessor’s scheduling requests, complete such audit and deliver written notice (a “Contest Notice”) to Lessor, describing in detail any contested amounts, within one (1) year after the Statement Delivery Date. In the event that Lessee fails to timely deliver an Audit Notice or Contest Notice for any Lease Year for Operating Expenses as provided in the immediately preceding sentence, Lessee shall be prohibited from conducting an audit or contesting the amount of Operating Expenses or Taxes for any Audit Year or Audit Years and the Expense Statement for the Current Statement Year shall be binding upon Lessee until such time as Lessee has a subsequent right of audit following the next Statement Delivery Date (but shall be conclusively binding as to any Lease Year for Operating Expenses as to which Lessee’s right of audit has expired). In no event whatsoever shall Lessee have the right to audit Lessor’s books and records with respect to any Audit Year or Audit Years except as specifically set forth in this Paragraph 7. Lessor shall cooperate with Lessee during the course of such audit, which shall be conducted during normal business hours in Lessor’s building management office. Lessor agrees to make such personnel available to Lessee as is reasonably necessary for Lessee’s employees and agents to conduct such audit, but in no event shall such audit last more than fifteen (15) business days in duration. Lessee, and Lessee’s employees and agents, shall be entitled to make photostatic copies of such records, provided Lessee bears the expense of such copying, and further provided that Lessee keeps such copies in a confidential manner as may be provided in the Lease and does not show or distribute such copies to any third party, and provided that in no event shall Lessee have the right to remove such books and records from the Lessor’s management office. Notwithstanding the foregoing, Lessee, in conducting such audit, agrees to accommodate reasonable scheduling requests of Lessor. In conducting such audit, Lessee shall act diligently to minimize the disruption to Lessor’s business operations. Any audit conducted by Lessee pursuant to this Addendum shall be conducted by either (A) a reputable and duly licensed certified public accounting firm approved by Lessor, which approval shall not be unreasonably withheld or delayed, or (B) a so-called “Big Four”

Exhibit A – Page 9

Certified Public Accounting firm or, if such designation is discontinued or no longer applicable, by a similar nationally recognized, licensed Certified Public Accounting firm, and retained by Lessee on either a fixed fee or “time and materials” basis, and under no circumstances shall Lessee either engage any firm to conduct such audit whose compensation is determined, in whole or in part, by the amount of the recovery, if any, received by Lessee as a result of such audit or assign to any firm or other third person any portion of such recovery, if any. In the event any audit conducted pursuant hereto cannot be completed prior to the date on which any payments are required to be made pursuant to the Expense Statement, Lessee shall make such payments pending any adjustment, if any, hereunder.

(c)    Lessee shall bear all costs of such audit, including Lessor’s reasonable incidental costs (such as, for example, overtime or additional or temporary personnel charges or copying costs) incurred in connection with such audit, provided that, if such audit reflects that Lessee has overpaid either Operating Expenses or Taxes for such Lease Year for Operating Expenses by more than three percent (3%), and Lessor concurs with such determination (or in the absence of such concurrence, such overpayment is established by arbitration conducted pursuant to the applicable provisions of the Lease), then Lessor shall reimburse Lessee for the reasonable cost of such audit (in addition to crediting or refunding such overpayment as provided herein) within thirty (30) days after written demand therefor (together with reasonably detailed supporting documentation). In the event that it is determined that there has been an underpayment of Operating Expenses or Taxes by Lessee for such Lease Year for Operating Expenses, Lessee shall pay to Lessor, within thirty (30) days after such determination is made, the amount of such underpayment, and, in the event that it is determined that there has been an overpayment of Operating Expenses or Taxes by Lessee for such Lease Year for Operating Expenses, Lessor shall at its option either (I) credit the excess to the next succeeding installment(s) of rent and additional charges due under the Lease, or (II) reimburse Lessee for such overpayment within thirty (30) days after such determination is made. In the event that there is any disagreement between Lessor and Lessee as to whether any item of cost or expense is properly includable within Operating Expenses or Taxes hereunder, or as to whether any Operating Expenses or Taxes have been correctly calculated pursuant to the terms of the Second Amendment and this Addendum, Lessor and Lessee shall each have the right to demand that such disagreement be resolved by arbitration conducted in accordance with the applicable provisions of the Lease.

(d)    The failure of Lessor to submit an Expense Statement required under Paragraph 10(e) of the Second Amendment or Paragraph 7(a) of this Addendum, above, within the time limits therein specified shall not be deemed a waiver of its right to collect the additional rent. Lessor shall, however, following the expiration of such time limits, submit an Expense Statement to Lessee within fifteen (15) business days after a written request therefor by Lessee. Notwithstanding the foregoing, Lessor must in all events submit its Expense Statement within four (4) years after the end of any Lease Year for Operating Expenses, or else Lessor shall be deemed to have waived its right to collect the additional rent for the Lease Year for Operating Expenses relating to such Expense Statement.

8.    Adjusted Base Rent.

As used in the Lease, the term “Adjusted Base Rent” shall be an amount equal to (a) the aggregate amount of the then current installment of Base Rent payable by Lessee during the then current Lease Year for Operating Expenses, plus (b) Lessee’s Percentage of Taxes for the Building apportioned with respect to the portions of the Tax Years covered by the Lease Year for Operating Expenses referenced in item (a), plus (c) Lessee’s Percentage of Operating Expenses for the Lease Year for Operating Expenses corresponding to the Lease Year for Operating Expenses referenced in item (a), and the term “monthly Adjusted Base Rent” shall refer to an amount equal to one twelfth (1/12th) of the then current Adjusted Base Rent.

Exhibit A – Page 10

9.    Lessee’s Right to Contest

Lessee shall have the right, but not the obligation, at its sole cost and expense to contest the validity or applicability of any law, ordinance, rule, order, regulation, governmental direction, insurance requirement, tax or lien of any kind relating to or affecting the Premises, Building, Property or Levi’s Plaza, or any obligation of Lessee under the Lease, upon the condition that Lessee shall diligently contest such validity or applicability in good faith by appropriate proceedings and such contest shall not subject Lessor to any cost or expense of any kind whatsoever, including, without limitation, any civil or criminal liability or penalty.

Exhibit A – Page 11

EXHIBIT B

BASE BUILDING WORK

	Item	Scope of Work	When
1	Cooling Coils – Supply Fans	Replace the cooling coils in Fans 1, 3, 4, & 5, with new replacement cooling coils. Materials used and techniques employed shall be consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings.	Complete by March 31, 2010

2	Chilled Water Pumps	Lessor and Lessee acknowledge and agree that the chilled water pumps P-1 & P-2 are beyond their useful life and will require replacement. Materials used and techniques employed shall be consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings.	Within ninety (90) days after the date Lessee has reasonably determined that replacement is necessary and has notified Lessor of such determination.

3	Condenser Water Pumps	Replace condenser water pumps P-3 & P-4 with new pumps with equal or greater performance specifications as current pumps. Materials used and techniques employed shall be consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings	Within ninety (90) days after the date Lessee has reasonably determined that replacement is necessary and has notified Lessor of such determination.

4	Sump Pump Replacement	Replace sump pumps with new pumps with equal or greater performance specifications as current pumps. Materials used and techniques employed shall be consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings	Within ninety (90) days after the date Lessee has reasonably determined that replacement is necessary and has notified Lessor of such determination.

5	Boiler B-1	Replace boiler with new boiler with equal or greater performance specifications as current boiler. Materials used and techniques employed shall be consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings	Complete October 31, 2010

6	Exhaust Fans EF-1 thru EF-13	Replace fans with new fans with equal or greater performance specifications as current fans. Materials used and techniques employed shall be consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings	Within ninety (90) days after the date Lessee has reasonably determined that replacement is necessary and has notified Lessor of such determination.

7	Upgrade Atmospheric Boilers	Sustainability – Upgrade atmospheric boiler B-2 to 85% efficient forced draft water tube boilers with energy star rating. Materials used and techniques employed shall be consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings	Complete by October 31, 2010

8	Water Test Sliding Doors	Repair, review and test all sliding doors in premises so that doors are in first class operational condition, with proper weather stripping, alignment and operation, consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings	Complete by November 30, 2009

	Item	Scope of Work	When

9	Fire Alarm Control Unit (FACU)	Replace and upgrade system to address new building code requirements, including installation of horns and strobes, and sufficient to satisfy Tenant’s capacity requirements. Materials used and techniques employed shall be consistent with standards customarily maintained by the owners of the Comparable Maintenance Standards Buildings	Complete by December 31, 2009

10	Modernization	Modernize elevators 1-5 (but not the service elevator (i.e. elevator 6)) in accordance with Elevator Modernization Specification, prepared by Newby Elevator Consulting, dated October 13, 2009	In accordance with the schedule set forth in the modernization specification.

EXHIBIT C

Recording Requested By, and When Recorded Mail To: Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105 Attention: Stephan C. Wagner
(Space Above This Line For Recorder’s Use Only)

MEMORANDUM OF EXERCISE OF RENEWAL OPTION

THIS MEMORANDUM OF EXERCISE OF RENEWAL OPTION is made and entered into as of November 12, 2009 (the “Effective Date”), by and between (a) BLUE JEANS EQUITIES WEST, a California general partnership, INNSBRUCK LP, a California limited partnership, and PLAZA GB LP, a California limited partnership, as tenants in common (collectively, “Lessor”), and (b) LEVI STRAUSS & CO., a Delaware corporation (“Lessee”).

1.    Lessor and Lessee are currently parties to that certain Lease, dated as of July 31, 1979 (as amended from time to time, the “Lease”), a memorandum of which was recorded in the Official Records of the City and County of San Francisco, State of California, on August 3, 1979, as Instrument Number C012211 in Book C831 at page 689. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Lease.

2.    Pursuant to the terms of the Lease, Lessee has exercised its second option to extend the term of the Lease.

3.    The Second Extended Term will commence on January 1, 2013 and will expire on December 31, 2022.

4.    Lessee has additional rights to extend the Term of the Lease for successive periods, as provided in the Lease, not to exceed an outside expiration date of December 31, 2079.

5.    Lessor hereby acknowledges Lessor’s grant to Lessee of a right of first offer to purchase certain of the property described on Exhibit A attached hereto, including the improvements located thereon, which right (i) shall be subject to the terms and conditions contained within, and (ii) shall be exercised, if at all, pursuant to the provisions of, that certain Second Amendment To Lease (Levi Strauss Building), dated November 12, 2009, by and between Lessor and Lessee.

6.    This Memorandum of Exercise of Renewal Option may be executed in counterparts, each of which shall constitute an original of such Memorandum of Exercise of Renewal Option and Right of First Offer to Purchase, but all of which shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Memorandum of Exercise of Renewal Option effective as of the Effective Date.

LESSOR:	BLUE JEANS EQUITIES WEST,
a California general partnership

	By:	Plaza B, LLC, a Delaware limited liability company
	Its:	General Partner

		By:	The Gerson Bakar 1984 Trust
		Its:	Member

By:
Gerson Bakar, Trustee

INNSBRUCK LP,
a California limited partnership

By:	G. Bakar Properties, Inc., a California corporation
Its:	General Partner

By:
Stephen LoPresti, its Secretary

PLAZA GB LP,
a California limited partnership

By:	G. Bakar Properties, Inc., a California corporation
Its:	General Partner

By:
Stephen LoPresti, its Secretary

LESSEE:	LEVI STRAUSS & CO.,
a Delaware corporation

By:

Name:

Its:

CALIFORNIA ALL-PURPOSE

CERTIFICATE OF ACKNOWLEDGEMENT

State of California	)
)
County of	)

On                                  before me,                                 , a Notary Public, personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

(Notary Seal)

WITNESS my hand and official seal.

Signature of Notary Public

CALIFORNIA ALL-PURPOSE

CERTIFICATE OF ACKNOWLEDGEMENT

State of California	)
)
County of	)

On                                  before me,                                 , a Notary Public, personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

(Notary Seal)

WITNESS my hand and official seal.

Signature of Notary Public

CALIFORNIA ALL-PURPOSE

CERTIFICATE OF ACKNOWLEDGEMENT

State of California	)
)
County of	)

On                                  before me,                                 , a Notary Public, personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

(Notary Seal)

WITNESS my hand and official seal.

Signature of Notary Public

EXHIBIT A

LEGAL DESCRIPTION OF LEVI’S PLAZA